UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐   Soliciting Material under §240.14a-12
THERAGENICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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5203 Bristol Industrial Way
Buford, Georgia 30518
September 16, 2013
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of Theragenics Corporation, a Delaware corporation (“Theragenics” or the “Company”), to be held on October 17, 2013, at 9:00 a.m., local time, at the offices of Bryan Cave LLP, located at 1201 W. Peachtree St., NW, Atlanta, GA 30309.
At the special meeting, you will be asked to (i) adopt an Agreement and Plan of Merger, dated as of August 2, 2013 (as it may be amended, the “merger agreement”), by and between Juniper Acquisition Corporation, a Delaware corporation (“Purchaser”) and the Company, pursuant to which Purchaser will be merged with and into the Company (the “merger”) with the Company surviving; (ii) cast an advisory (non-binding) vote to approve certain compensation arrangements for the Company’s named executive officers that are based on or otherwise related to the merger; and (iii) consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. Purchaser is an affiliate of Juniper Investment Company, LLC (“Juniper”), a private equity firm that focuses on developing and managing alternative investment offerings that address unique marketing opportunities.
If the merger is completed, each share of Theragenics common stock, par value $0.01 per share, that you own immediately prior to the effective time of the merger, other than as provided below, will be converted into the right to receive $2.20 in cash (the “per share merger consideration”), without interest and less applicable withholding taxes. The following shares of Theragenics common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (a) shares of Theragenics common stock owned by the Company, (b) shares of Theragenics common stock owned by Purchaser or any of its subsidiaries or (c) shares of Theragenics common stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights under Section 262 of the Delaware General Corporation Law. Immediately following the completion of the merger, Juniper Holdings, Inc. (“ParentCo”), parent of Purchaser, will own all of the Company’s issued and outstanding capital stock. As a result, Theragenics common stock will no longer be listed on the New York Stock Exchange (“NYSE”) and the Company will no longer be required to file periodic and other reports with the Securities and Exchange Commission (“SEC”). After the merger, you will no longer have an equity interest in the Company and will not participate in any potential future earnings of the Company.
The Company’s Board of Directors (“Board”) has unanimously approved and authorized the merger agreement and the transactions contemplated by the merger agreement, including the merger, determined that the merger agreement is advisable and in the best interest of the Company’s stockholders, and recommends that you vote “FOR” adoption of the merger agreement. In arriving at its recommendations, the Board has carefully considered a number of factors described in the accompanying Proxy Statement.
The Board also recommends that you vote “FOR” advisory (non-binding) approval of the merger-related compensation. Adoption of the merger agreement and approval of the merger-related compensation are subject to separate votes by the Company’s stockholders, and approval of the merger-related compensation is not a condition to completion of the merger.
The Board also recommends that you vote “FOR” any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
In considering the recommendation of the Board, you should be aware that some of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. These interests are described in more detail in the accompanying Proxy Statement.

If your shares are held in “street name” by your broker, bank or other nominee, then your broker, bank or other nominee will be unable to vote your shares without receiving instructions from you. You should instruct your broker, bank or other nominee to vote your shares, and you should do so following the procedures provided by your broker, bank or other nominee. Failure to instruct your broker, bank or other nominee to vote your shares will have the same effect as voting against adoption of the merger agreement but will have no effect on the proposal to approve the merger-related compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.
If you do not hold your shares in “street name” and you complete, sign and return your proxy card without indicating how you wish to vote, then your proxy will be voted in favor of adoption of the merger agreement and approval of the merger-related compensation. If you fail to return your proxy card and fail to vote at the special meeting, then the effect will be the same as a vote against adoption of the merger agreement. Returning the proxy card does not deprive you of your right to attend the special meeting and vote your shares in person.
Your proxy may be revoked at any time before it is voted by submitting a later-dated proxy to the Company by Internet, by telephone or by mail, by submitting a written revocation to the Company’s corporate secretary prior to the vote at the special meeting, or by attending and voting in person at the special meeting. For shares held in “street name,” you may revoke or change your vote by submitting instructions to your bank, broker or other nominee.
Any holder of Theragenics common stock who does not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Theragenics common stock in lieu of the per share merger consideration if the merger is completed, but only if (i) they submit a written demand for appraisal of their shares before the taking of the vote on the merger agreement at the special meeting and (ii) they comply with all requirements of Section 262 of the Delaware General Corporation Law for exercising appraisal rights, which are summarized in the accompanying Proxy Statement.
The merger cannot be completed unless the holders of a majority of the outstanding shares of Theragenics common stock adopt the merger agreement. Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card or submit your proxy by following the instructions on the proxy card.
A ticket must be presented to gain admission to the special meeting. If you are planning to attend the meeting, please complete and return the enclosed Admission Ticket Request Form to receive your admission ticket to the meeting. If you did not receive an Admission Ticket Request Form, please contact Investor Relations at 1-800-998-8479 or investor_relations@theragenics.com. You will not be mailed an admission ticket. Your ticket will be available at the registration table on October 17, 2013.
Thank you for your continued support.
Sincerely,
/s/ M. Christine Jacobs
M. Christine Jacobs
Chairman of the Board of Directors,
Chief Executive Officer, and President
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document or the accompanying Proxy Statement. Any representation to the contrary is a criminal offense.
The accompanying Proxy Statement is dated September 16, 2013 and is first being mailed to the Company’s stockholders on or about September 17, 2013.

5203 Bristol Industrial Way
Buford, Georgia 30518
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 17, 2013
To the Stockholders of Theragenics Corporation:
Notice is hereby given that a special meeting of stockholders of Theragenics Corporation, a Delaware corporation (“Theragenics” or the “Company”), will be held on October 17, 2013, at 9:00 a.m., local time, at the offices of Bryan Cave LLP, located at 1201 W. Peachtree St., NW, Atlanta, GA 30309, for the following purposes:
(1)
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 2, 2013 (as it may be amended, the “merger agreement”), by and between Juniper Acquisition Corporation, a Delaware corporation (the “Purchaser”), and the Company, providing for the merger of Purchaser with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Juniper Holdings, Inc. (“ParentCo”), an affiliate of Juniper Investment Company, LLC (“Juniper”);
(2)
  To consider and cast an advisory (non-binding) vote on a proposal to approve certain compensation arrangements for the Company’s named executive officers that are based on or otherwise related to the merger; and
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  To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
Only holders of record of Theragenics common stock, par value $0.01 per share, at the close of business on September 16, 2013, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
The merger agreement, the merger and the merger-related compensation arrangements are more fully described in the accompanying Proxy Statement, which the Company urges you to read carefully and in its entirety. A copy of the merger agreement is attached as Annex A to the accompanying Proxy Statement, which the Company also urges you to read carefully and in its entirety.
The merger cannot be completed unless the holders of a majority of the outstanding shares of Theragenics common stock adopt the merger agreement. The approval of the merger-related compensation is advisory (non-binding) and is not a condition to completion of the merger. Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card or submit your proxy by Internet, by telephone or by mail following the instructions on the proxy card.
The affirmative vote of the holders of a majority of the outstanding shares of Theragenics common stock is necessary to adopt the merger agreement.
The Company’s Board of Directors (“Board”) has unanimously approved and authorized the merger agreement and recommends that you vote “FOR” adoption of the merger agreement. The Board also recommends that you vote “FOR” approval, on an advisory (non-binding) basis, of the merger-related compensation payable to the Company’s named executive officers in connection with the merger and “FOR” any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
Under Delaware General Corporation Law, the Company’s stockholders may exercise appraisal rights in connection with the merger.
Stockholders who do not vote in favor of the proposal to adopt the merger agreement and who comply with all of the other necessary procedural requirements under Delaware General Corporation Law will have the right to dissent from the merger and to seek appraisal of the fair value of their Theragenics shares in lieu of receiving the per share merger consideration, as determined by any court of competent jurisdiction within the county in which the registered office of the surviving corporation is situated. For a description of appraisal rights and the procedures to be followed to assert them, stockholders should review the provisions of Section 262 of the Delaware General Corporation Law, a copy of which is attached as Annex C to the accompanying Proxy Statement.
The affirmative vote of a majority of votes cast is required for the approval of the advisory (non-binding) proposal on merger-related compensation and for the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
The Company urges you to read the Proxy Statement and merger agreement carefully and in their entirety.
A ticket must be presented to gain admission to the special meeting. If you are planning to attend the meeting, please complete and return the enclosed Admission Ticket Request Form to receive your admission ticket to the meeting. If you did not receive an Admission Ticket Request Form, please contact Investor Relations at 1-800-998-8479 or investor_relations@theragenics.com. You will not be mailed an admission ticket. Your ticket will be available at the registration table on October 17, 2013.
If you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact the Company’s proxy solicitor, InvestorCom, Inc., toll-free at (877) 972-0090.
BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Bruce W. Smith
Bruce W. Smith
Corporate Secretary
September 16, 2013
Please do not send your Theragenics common stock certificates to the Company at this time. If the merger is completed, you will be sent instructions regarding the surrender of your stock certificates.

i

ANNEXES:
Agreement and Plan of Merger	Annex A
Opinion of the Company’s Independent Financial Advisor	Annex B
Section 262 of the Delaware General Corporation Law	Annex C
ii

5203 Bristol Industrial Way
Buford, Georgia 30518
PROXY STATEMENT
This Proxy Statement and the accompanying form of proxy are being furnished to the stockholders of Theragenics Corporation (the ‘‘Company’’) in connection with the solicitation of proxies by the Board of Directors for use at the special meeting to be held on October 17, 2013, at 9:00 a.m. local time at the offices of Bryan Cave LLP, located at 1201 W. Peachtree St., NW, Atlanta, GA 30309, and any adjournment or postponement thereof.
The Company is asking its stockholders to (i) vote on the adoption of the Agreement and Plan of Merger, dated as of August 2, 2013 (as it may be amended, the “merger agreement”), by and between Juniper Acquisition Corporation, a Delaware corporation (the “Purchaser”), and the Company, providing for the merger of Purchaser with and into the Company (the “merger”), (ii) cast an advisory (non-binding) vote to approve certain agreements or understandings with, and items of compensation payable to, the Company’s named executive officers that are based on or otherwise related to the merger; and (iii) consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
If the merger is completed, the Company will continue as the surviving corporation and, immediately following the merger, become a wholly owned subsidiary of Juniper Holdings, Inc. (‘‘ParentCo’’), an affiliate of Juniper Investment Company, LLC (‘‘Juniper’’), and each share of Theragenics common stock owned by the Company’s stockholders immediately prior to the effective time of the merger, other than as provided below, will be converted into the right to receive $2.20 per share in cash, without interest and less any applicable withholding taxes. The following shares of Theragenics common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (a) shares of Theragenics common stock owned by the Company, (b) shares of Theragenics common stock owned by Purchaser or any of its subsidiaries or (c) shares of Theragenics common stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights under the Delaware General Corporation Law.

SUMMARY TERM SHEET
This following summary term sheet highlights selected information contained in this Proxy Statement and may not contain all of the information that is important to you. The Company urges you to read this entire Proxy Statement carefully, including the annexes, before voting. The Company has included section references to direct you to a more complete description of the topics described in this summary term sheet. You may obtain copies of the Company’s Securities and Exchange Commission (“SEC”) filings without charge by following the instructions in “Where Stockholders Can Find More Information” beginning on page 97. Unless the context requires otherwise, references in this Proxy Statement to the “Company” or “Theragenics” refer to Theragenics Corporation, a Delaware corporation; references to the “Purchaser” refer to Juniper Acquisition Corporation, a Delaware corporation; and references to “Juniper” refer to Purchaser’s affiliate, Juniper Investment Company, LLC, a Delaware limited liability company.
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  Purpose of Stockholders Vote. You are being asked to:
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  consider and vote upon a proposal (the “merger proposal”) to adopt the merger agreement. A copy of the merger agreement is attached hereto as Annex A. If the merger is completed, each issued and outstanding share of Theragenics common stock, other than as provided below, will be converted into the right to receive $2.20 in cash, without interest and less applicable withholding taxes. The following shares of Theragenics common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (a) shares of Theragenics common stock owned by the Company, (b) shares of Theragenics common stock owned by Purchaser or any of its subsidiaries or (c) shares of Theragenics common stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”). See “The Special Meeting” beginning on page 18 and “The Merger (Proposal 1)” beginning on page 22;
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  approve on an advisory (non-binding) basis certain compensation arrangements tied to or based on the merger payable to the Company’s named executive officers. See “Advisory Vote on Merger-Related Compensation (Proposal 2)” beginning on page 86; and
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  consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
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  Required Vote of the Company’s Stockholders.
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  Under the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of Theragenics common stock is necessary to adopt the merger agreement.
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  Abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement.
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  The affirmative vote of a majority of votes cast is required for the approval of the advisory (non-binding) proposal on merger-related compensation. The vote to approve the merger-related compensation is advisory only and will not be binding on the Company or Purchaser and is not a condition to completion of the merger. If the merger agreement is adopted by the stockholders and completed, the merger-related compensation may be paid to the Company’s named executive officers even if stockholders do not approve the merger-related compensation. Abstentions and broker non-votes (or other failures to vote) will have no effect on the proposal to approve the merger-related compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.
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  The approval of the proposal to adjourn the special meeting if there are not sufficient votes to adopt the merger proposal requires the affirmative vote of a majority of votes cast. See “The Special Meeting — Record Date; Stockholders Entitled to Vote; Quorum; Voting Information” beginning on page 18 and “Advisory Vote on Merger-Related Compensation (Proposal 2)” beginning on page 86.

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  Parties Involved in the Proposed Transaction.   The Company, a Delaware corporation headquartered in Buford, Georgia, is a medical device company serving the surgical products and prostate cancer treatment markets. Purchaser is a Delaware corporation and an affiliate of Juniper. Purchaser was formed for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. See “The Companies” beginning on page 15.
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  Special Meeting.   The stockholders vote will take place at a special meeting to be held on October 17, 2013, at 9:00 a.m., local time, at the offices of Bryan Cave LLP, located at 1201 W. Peachtree St., NW, Atlanta, GA 30309. See “The Special Meeting” beginning on page 18.
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  Conditions to the Merger.   The completion of the merger is subject to the satisfaction or waiver of conditions, which are described in “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 80. These conditions include, among others:
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  the adoption of the merger agreement by the holders of a majority of the outstanding shares of Theragenics common stock;
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  obtaining all regulatory approvals and consents (subject to a material adverse effect qualification);
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  the absence of any order or law of any governmental entity that prohibits or otherwise makes illegal the consummation of the merger;
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  the absence of a material adverse effect on the Company;
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  the Company’s and Purchaser’s performance in all material respects of their agreements and covenants in the merger agreement;
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  the accuracy of the representations and warranties of the Company (subject to a material adverse effect qualification, except in certain cases where the accuracy of certain representations and warranties is subject to materiality or other qualifications); and
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  the accuracy of the representations and warranties of Purchaser (subject to materiality qualifications).
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  Closing.   The merger agreement provides that the closing of the merger is to take place not later than the fifth business day after the satisfaction or waiver of the conditions to closing (other than those conditions that by their terms are to be satisfied by action taken at the closing, but subject to the satisfaction or waiver of those conditions at the closing). See “The Merger Agreement — Closing and Effective Time of the Merger” beginning on page 66.
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  Record Date.   You are entitled to vote at the special meeting if you owned shares of Theragenics common stock at the close of business on September 16, 2013, which is the record date for the special meeting. On the record date, 31,222,728 shares of Theragenics common stock were outstanding and entitled to vote at the special meeting. See “The Special Meeting — Record Date; Stockholders Entitled to Vote; Quorum; Voting Information” beginning on page 18.
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  Voting Information.   You will have one vote for each share of Theragenics common stock that you owned at the close of business on the record date. If your shares are held in “street name” by a broker, you will need to provide your broker with instructions on how to vote your shares. Before voting your shares of Theragenics common stock, you should read this Proxy Statement in its entirety, including its annexes, and carefully consider how the merger affects you. Then, submit your completed, dated and signed proxy by Internet, by telephone or by mail, as soon as possible so that your shares can be voted at the special meeting. For more information on how to vote your shares, please refer to “The Special Meeting — Record Date; Stockholders Entitled to Vote; Quorum; Voting Information” beginning on page 18.
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  Board Recommendation.   The Board, after careful consideration, has unanimously approved and authorized the merger agreement and the transactions contemplated by the merger agreement, including the merger, determined that the merger agreement is advisable and in the best interest of the stockholders of the Company, and recommends that you vote “FOR” adoption of the merger agreement. The Board also recommends that you vote “FOR” approval of the merger-related compensation and “FOR” any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. See “The Merger (Proposal 1) — Recommendation of the Board of Directors” beginning on page 32 and see “Advisory Vote on Merger-Related Compensation (Proposal 2)” beginning on page 86.
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  Opinion of the Company’s Independent Financial Advisor.   On August 1, 2013, in connection with the merger, the Company’s financial advisor, Brown Gibbons Lang & Company (“BGL”), rendered its oral opinion, which opinion was subsequently confirmed in a written opinion dated August 1, 2013, to the Board to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the per share merger consideration of $2.20 to be offered to the stockholders of the Company in the merger was fair, from a financial point of view, to such stockholders (other than Juniper and its affiliates and investors).
The full text of the written opinion, dated August 1, 2013, which sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by BGL in rendering its opinion, is attached as Annex B to this Proxy Statement. The Company encourages you to read the opinion carefully in its entirety. BGL’s opinion is addressed to the Board, addresses only the fairness, from a financial point of view, of the per share merger consideration to be offered to the stockholders of Theragenics (other than Juniper and its affiliates and investors) and does not constitute a recommendation to any stockholder of Theragenics as to how such stockholder should vote with respect to the merger or any other matter.
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  Financing of the Merger.   ParentCo has obtained equity commitments and debt financing commitments for the transactions contemplated by the merger agreement. ParentCo has secured equity commitments from various equity investors in an aggregate amount equal to approximately $15.5 million. ParentCo has secured debt financing commitments from Credit Suisse AG (acting through its various branches and affiliates) and Garrison Investment Group LP to provide senior secured debt financing facilities in a total amount of $50 million, consisting of a $42.5 million senior secured term loan facility and a $7.5 million senior secured revolving credit facility. In addition, Juniper Public Fund, L.P. has agreed to contribute up to approximately 2 million shares of Theragenics common stock directly or indirectly to Purchaser. Purchaser’s obligations to complete the merger are not subject to any financing conditions (although funding of the equity and debt financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided). See “The Merger (Proposal 1) — Merger Financing” beginning on page 48.
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  Limited Guaranty.   In connection with the merger agreement, Juniper TGX Investment Partners, LLC (“Equity LLC”) has executed a limited guaranty in favor of the Company to guarantee, subject to the limitations described therein, specified obligations of Purchaser to pay a termination fee that may become payable by Purchaser following a termination of the merger agreement by the Company in specified circumstances. The guaranty is subject to an overall cap of up to $2 million or $4 million, corresponding with different circumstances under the merger agreement. See “The Merger (Proposal 1) — Merger Financing” beginning on page 48.
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  Interests of the Company’s Directors and Executive Officers in the Merger.   No stockholder is entitled to receive any special merger consideration. However, in considering the recommendation of the Board, you should be aware that some of the Company’s executive officers and directors have interests in the merger that may be different from your interests as a stockholder and that may present actual or potential conflicts of interest. These interests are discussed in “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 51 and “Advisory Vote on Merger-Related Compensation (Proposal 2)” beginning on page 86.

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  Material U.S. Federal Income Tax Consequences of the Merger.   The merger will be a taxable event for United States (“U.S.”) federal income tax purposes. Each stockholder that is a U.S. holder (as defined under ‘‘The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences’’) will generally recognize a taxable gain or loss equal to the difference between the consideration received (prior to reduction for any applicable withholding taxes) in the merger and the stockholder’s adjusted tax basis in the shares of Theragenics common stock surrendered. See “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences” beginning on page 60 for a discussion of material U.S. federal income tax consequences of the merger to stockholders. The tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.
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  Treatment of Outstanding Options and Restricted Stock.   Immediately prior to the effective time of the merger, each stock option issued under the Company’s equity compensation plans or programs, whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of $2.20 (the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of Theragenics common stock that may be acquired upon exercise of such stock option immediately prior to the effective time of the merger. Also at the effective time of the merger, each share of restricted stock granted under the Company’s equity compensation plans or programs will vest (to the extent not already vested) and each vested share of restricted stock will be converted into the right to receive an amount in cash equal to $2.20 per share of Theragenics common stock underlying such share of restricted stock, without interest and less applicable withholding taxes.
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  Appraisal Rights.   Stockholders who oppose the merger may exercise their right to seek appraisal of the fair value of their shares of Theragenics common stock as determined by any court of competent jurisdiction within the county in which the registered office of the surviving corporation is situated if the merger is completed, but only if such stockholders do not vote in favor of adopting the merger agreement and otherwise comply with the procedures of Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. A copy of Section 262 of the DGCL is included as Annex C to this Proxy Statement and the procedures are summarized in this Proxy Statement. See “The Merger (Proposal 1) — Appraisal Rights” beginning on page 56 and Annex C to this Proxy Statement. This appraisal amount could be more than, the same as or less than the $2.20 per share in cash merger consideration. Your failure to follow exactly the procedures specified under DGCL will result in the loss of your appraisal rights.
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  Anticipated Closing of the Merger.   The closing of the merger will take place not later than the fifth business day after the conditions to closing, as detailed above, are satisfied or waived. The Company currently expects the merger to be completed as promptly as practicable following the special meeting, although the Company cannot assure completion by any particular date, if at all. The Company will issue a press release once the merger has been completed. See “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 80.
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  Solicitations of Other Offers; “Go-Shop Period”.   Following the execution of the merger agreement and continuing until 11:59 p.m. (New York City time) on September 6, 2013 (the “go-shop period”), the Company and its representatives were, subject to certain limitations specified in the merger agreement, permitted to initiate, solicit and encourage the making of takeover proposals from third parties, including by way of providing non-public information, and enter into and maintain or continue discussions or negotiations with third parties with respect to takeover proposals. On behalf of the Company, the Company’s financial advisor contacted 42 parties as of the close of business on September 6, 2013. See “The Merger Agreement — Covenants of the Company — Solicitation of Takeover Proposals; Fiduciary Out” beginning on page 73 and “The Merger Agreement — Effect of Termination; Fees and Expenses” beginning on page 82.
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  No-Shop Provisions after “Go-Shop Period”.   Except as described in the previous bullet, starting at 12:00 a.m. (New York City time) on September 7, 2013, the Company became subject to customary “no-shop” provisions on its ability to solicit takeover proposals from third parties and to provide information to and participate or engage in any negotiations with third parties regarding takeover proposals. However, prior to the Company’s receipt of the approval of the merger agreement by the holders of a majority of the outstanding shares of Theragenics common stock, the no-shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions with respect to an unsolicited written takeover proposal (or a proposal which was solicited during the go-shop period) that the Board has determined in good faith constitutes or is reasonably likely to result in a superior proposal and, subject to compliance with the terms of the merger agreement (including providing Purchaser with prior notice and allowing Purchaser matching rights), to change its recommendation due to an intervening event or to approve, recommend or declare advisable, and authorize the Company to enter into an agreement with respect to a superior proposal. See “The Merger Agreement — Covenants of the Company — Solicitation of Takeover Proposals; Fiduciary Out” beginning on page 73 and “The Merger Agreement — Effect of Termination; Fees and Expenses” beginning on page 82.
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  Termination.   The merger agreement may be terminated before the completion of the merger in certain circumstances. See “The Merger Agreement — Termination” beginning on page 81.
•
  Termination Fees.   The merger agreement contains certain termination rights for both the Company and Purchaser. The merger agreement provides that, upon termination under specified circumstances, the Company would be required to pay Purchaser a termination fee in an amount equal to $2.0 million in certain circumstances if the termination occurs prior to the no-shop period start date, or on account of a superior proposal made prior to the no-shop period start date (or ten (10) business days after the no-shop period start date with respect to an excluded party), and $3.5 million (less any reimbursable expenses previously paid by the Company to Purchaser) in other circumstances. The merger agreement also provides that the Company will be required to reimburse Purchaser for certain expenses, up to a maximum of $1.5 million, upon termination under certain specified circumstances. Lastly, the merger agreement provides that Purchaser will be required to pay the Company a termination fee equal to $2.0 million or $4.0 million, depending on certain specified circumstances related to financing. See “The Merger Agreement — Effect of Termination; Fees and Expenses” beginning on page 82.
•
  Specific Performance.   Under certain circumstances, a party may seek specific performance to require the other party to complete the merger. Each party will be entitled to specific performance to enforce the other party’s obligations to comply with its general covenants under the merger agreement. Additionally, the Company is contractually entitled to seek and obtain an injunction, specific performance and other equitable remedies to enforce Purchaser’s obligations to cause the equity financing to be funded, draw down the full proceeds of the debt financing or consummate the merger if (i) the Company’s conditions to the closing of the merger and the mutual conditions to the closing of the merger (other than those conditions that by their nature are to be satisfied at closing) have been satisfied but for the failure of such equity financing to be funded, (ii) the debt financing has been funded or will be funded at the closing if the equity financing is funded, (iii) the Company has confirmed in a written notice to Purchaser that if the equity and debt financing are funded, then the Company would take all such actions that are within its control to cause the closing of the merger to occur, and (iv) such specific performance would result in the consummation of the merger in accordance with the merger agreement substantially contemporaneously with the consummation of the debt financing and the equity financing. “The Merger (Proposal 1) — Merger Financing: Equity Financing” beginning on page 48. If a termination fee is due and payable to a party, such party is not entitled to require the other party to complete the merger. See “The Merger Agreement — Effect of Termination; Fees and Expenses” beginning on page 82 and see “The Merger (Proposal 1) — Merger Financing” beginning on page 48.
•
  Additional Information.   You can find more information about the Company in the periodic reports and other information the Company files with the SEC. This information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov and on the Company’s website at www.theragenics.com. For a more detailed description of the additional information available, see “Where Stockholders Can Find More Information” beginning on page 97.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following questions and answers, which are for your convenience only, briefly address some commonly asked questions about the special meeting and are qualified in their entirety by the more detailed information contained elsewhere in this Proxy Statement. These questions and answers may not address all questions that may be important to you as a stockholder of Theragenics. You should still carefully read this entire Proxy Statement, including the attached annexes.
Q:
  Why am I receiving these materials?
A:
  You are receiving this Proxy Statement and proxy card because you own shares of Theragenics common stock. The Board is providing these proxy materials to give you information to determine how to vote in connection with the special meeting of the Company’s stockholders.
Q:
  When and where is the special meeting?
A:
  The special meeting will be held at 9:00 a.m. local time on October 17, 2013 at the offices of Bryan Cave LLP, located at 1201 W. Peachtree St., NW, Atlanta, GA 30309.
Q:
  Upon what am I being asked to vote on at the special meeting?
A:
  You are being asked to consider and vote upon the following proposals:
1.
  to consider and vote upon the adoption of the merger agreement, pursuant to which Purchaser will merge with and into the Company and the Company will continue as the surviving corporation and become a wholly owned subsidiary of ParentCo;
2.
  to consider and cast an advisory (non-binding) vote to approve the merger-related compensation payable to the Company’s named executive officers in connection with the merger; and
3.
  to consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
Q:
  Why is the merger being proposed?
A:
  The Company’s purpose in proposing the merger is to enable stockholders to receive, upon completion of the merger, $2.20 per share in cash, without interest and less applicable withholding taxes. After careful consideration, the Board has unanimously (i) approved and declared advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, (ii) declared that it is in the best interest of the stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommended that the stockholders of the Company vote “FOR” the adoption of the merger agreement. For a more detailed discussion of the conclusions, determinations and reasons of the Board for recommending that the Company undertake the merger on the terms of the merger agreement, see “The Merger (Proposal 1) — Recommendation of the Board of Directors,” beginning on page 32.
Q:
  What will happen in the merger?
A:
  In the merger, Purchaser will be merged with and into the Company, and the Company will continue as the surviving corporation and become a wholly owned subsidiary of ParentCo. As a result of the merger, Theragenics common stock will no longer be publicly traded, and you will no longer have any interest in the Company’s future earnings or growth. In addition, Theragenics common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer be required file periodic reports with the SEC in each case in accordance with applicable law, rules and regulations.

Q:
  What will I receive in the merger?
A:
  If the merger is completed, you will be entitled to receive $2.20 in cash, without interest and less any applicable withholding taxes, for each share of Theragenics common stock that you own immediately prior to the effective time of the merger. For example, if you own 100 shares of Theragenics common stock, you will receive $220 in cash in exchange for your shares of Theragenics common stock, without giving effect to any applicable withholding taxes. This does not apply to (i) shares held by any of the Company’s stockholders who are entitled to and who properly exercise, and do not properly withdraw, their appraisal rights under the DGCL, (ii) shares held by the Company, or (iii) shares held by Juniper, Purchaser or any of their respective affiliates. You will not own any shares of the capital stock in the surviving corporation.
Q:
  How does the per share merger consideration compare to the market price of Theragenics common stock prior to announcement of the merger?
A:
  The $2.20 per share merger consideration represents a premium of approximately 47% relative to the Company’s closing stock price on May 10, 2013, the last trading day before the announcement of the Company’s letter agreement with Juniper, and 47% relative to the volume weighted average price per share for Theragenics common stock for the 30-day period ended May 10, 2013.
Q:
  What is the recommendation of the Board of Directors?
A:
  Based on the factors described in “The Merger (Proposal 1) — Recommendation of the Board of Directors,” the Board has unanimously approved the merger agreement and recommends that you vote “FOR” the merger agreement. In the opinion of the Board, the merger agreement and the terms and conditions of the merger are in the best interest of the Company and its stockholders. The Board also recommends that you vote “FOR” approval of the merger-related compensation and “FOR” any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. See “The Merger (Proposal 1) — Recommendation of the Board of Directors” beginning on page 32 and “Advisory Vote on Merger-Related Compensation (Proposal 2)” beginning on page 86.
Q:
  Who will own the Company after the merger?
A:
  Immediately following the merger, the Company will be a wholly owned subsidiary of ParentCo, an affiliate of Purchaser.
Q:
  What are the consequences of the merger to present members of management and the Board of Directors?
A:
  Shares of Theragenics common stock owned by members of management and the Board will be treated the same as shares held by other stockholders. All outstanding equity awards owned by members of management and the Board will vest in connection with the merger. See “Treatment of Outstanding Options and Restricted Shares” in the Summary Term Sheet section above. For other payments and benefits to the Company’s named executive officers that are tied to or based on the merger, see “Advisory Vote on Merger-Related Compensation (Proposal 2)” beginning on page 86.
Q:
  Is Purchaser subject to the satisfaction of any conditions?
A:
  Yes. The completion of the merger is subject to the satisfaction or waiver of the conditions described in “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 80. These conditions include, among others:
•
  the adoption of the merger agreement by the holders of a majority of the outstanding shares of Theragenics common stock;
•
  obtaining all regulatory approvals and consents (subject to a material adverse effect qualification);
•
  the absence of any order or law of any governmental entity that prohibits or otherwise makes illegal the consummation of the merger;
•
  the absence of a material adverse effect on the Company;

•
  the Company’s and Purchaser’s performance in all material respects of their agreements and covenants in the merger agreement;
•
  the accuracy of the representations and warranties of the Company (subject to a material adverse effect qualification, except in certain cases where the accuracy of certain representations and warranties is subject to materiality or other qualifications); and
•
  the accuracy of the representations and warranties of Purchaser (subject to materiality qualifications).
Q:
  Who can attend and vote at the special meeting?
A:
  All holders of Theragenics common stock at the close of business on September 16, 2013, the record date for the special meeting, will be entitled to vote (in person or by proxy) on the merger agreement at the special meeting or any adjournments or postponements of the special meeting.
Q:
  What vote is required to adopt the merger agreement?
A:
  The merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Theragenics common stock. Because the required vote is based on the number of shares of Theragenics common stock outstanding, rather than on the number of votes cast, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against the adoption of the merger agreement. The Company urges you to either complete, execute and return the enclosed proxy card or submit your proxy or voting instructions by Internet, by telephone or by mail to assure the representation of your shares of Theragenics common stock at the special meeting. A “broker non-vote” occurs when a broker does not have discretion to vote on the matter and has not received instructions from the beneficial holder as to how such holder’s shares are to be voted on the matter.
Q:
  Why am I being asked to cast an advisory (non-binding) vote to approve the merger-related compensation payable to the Company’s named executive officers in connection with the merger?
A:
  The SEC rules require the Company to seek an advisory (non-binding) vote with respect to certain payments that will be made to the Company’s named executive officers in connection with the merger.
Q:
  What vote is required to approve the merger-related compensation payable to certain of the Company’s named executive officers in connection with the merger?
A:
  The affirmative vote of a majority of votes cast is required for the approval of the advisory (non-binding) proposal on merger-related compensation. See “Advisory Vote on Merger-Related Compensation (Proposal 2)” beginning on page 86.
Q:
  What will happen if stockholders do not approve the merger-related compensation at the special meeting?
A:
  Approval of the merger-related compensation is not a condition to completion of the merger. The vote with respect to the merger-related compensation is an advisory vote and will not be binding on the Company or Purchaser. If the merger agreement is adopted by the stockholders and completed, then the merger-related compensation may be paid to the Company’s named executive officers even if stockholders do not approve the merger-related compensation.
Q:
  What is a quorum?
A:
  A quorum will be present if holders of a majority of the outstanding shares of Theragenics common stock are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained. If you submit a proxy, your shares will be counted to determine whether the Company has a quorum even if you abstain or fail to provide voting instructions on any of the proposals listed on the proxy card. If your shares are held in the name of a nominee and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Q:
  How many votes do I have?
A:
  You have one vote for each share of Theragenics common stock that you own as of the record date.
Q:
  How are votes counted?
A:
  Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes and separately count votes in respect of each proposal. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions from the beneficial owner with respect to the merger proposal, or the proposal for merger-related compensation, or the adjournment proposal, counted separately.
Because Delaware law requires the affirmative vote of the holders of a majority of the outstanding shares of Theragenics common stock to adopt of the merger agreement, the failure to vote, broker non-votes and abstentions will have the same effect as voting “AGAINST” the merger proposal.
Because the advisory vote to approve the merger-related compensation and approval of the adjournment proposal requires the affirmative vote of a majority of votes cast, abstentions and broker non-votes will have no effect on the merger-related compensation and adjournment proposals. See “Advisory Vote on Merger-Related Compensation (Proposal 2)” and “Adjournment of the Special Meeting (Proposal 3)” beginning on pages 86 and 90, respectively.
Q:
  How do I vote my Theragenics common stock?
A:
  Before you vote, you should read this Proxy Statement carefully and in its entirety, including the annexes, and carefully consider how the merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope or submit your proxy by Internet, by telephone or by mail as soon as possible so that your shares can be voted at the special meeting. For more information on how to vote your shares, see “The Special Meeting — Record Date; Stockholders Entitled to Vote; Quorum; Voting Information” beginning on page 18.
Q:
  What happens if I do not vote?
A:
  The vote to adopt the merger agreement is based on the total number of shares of Theragenics common stock outstanding on the record date, and not just the shares that are voted. If you do not vote, it will have the same effect as a vote “AGAINST” the merger proposal. If the merger is completed, whether or not you vote for the merger proposal, you will be paid the merger consideration for your shares of Theragenics common stock upon completion of the merger unless you properly exercise your appraisal rights. See “The Special Meeting” and “The Merger (Proposal 1) — Appraisal Rights” beginning on pages 18 and 56, respectively, and Annex C to this Proxy Statement.
The vote to approve the merger-related compensation is advisory only and will not be binding on the Company or Purchaser and is not a condition to completion of the merger. If the merger agreement is adopted by the stockholders and completed, the merger-related compensation may be paid to the Company’s named executive officers even if stockholders do not approve the merger-related compensation.
Q:
  If the merger is completed, how will I receive cash for my shares?
A:
  If the merger agreement is adopted and the merger is consummated, and if you are the record holder of your shares of Theragenics common stock immediately prior to the effective time of the merger (i.e., you have a stock certificate), then you will be sent a letter of transmittal to complete and return to a paying agent to be designated by Purchaser, referred to herein as the “paying agent.” In order to receive the $2.20 per share in cash, without interest and less any applicable withholding taxes, you must send the paying agent, according to the instructions provided, your validly completed letter of transmittal together with your Theragenics stock certificates and other required documents as instructed in the separate mailing. Once you have properly submitted a completed letter of transmittal, you will receive cash for your shares. If your shares of Theragenics common stock are held in “street name” by your broker, bank or other nominee, then you will receive instructions after the effective time of the merger from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares and receive cash for those shares.

Q:
  What happens if the merger is not completed?
A:
  If the merger agreement is not adopted by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of Theragenics common stock in connection with the merger.
Instead, Theragenics will remain an independent public company, Theragenics common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and the Company will continue to file periodic reports with the SEC. Under specified circumstances, the Company may be required to pay to Purchaser, or may be entitled to receive from Purchaser, a fee with respect to the termination of the merger agreement, as described under “The Merger Agreement — Effect of Termination; Fees and Expenses” beginning on page 82. In addition, under specified circumstances, the Company may be required to reimburse Purchaser for certain of its expenses, up to a cap of $1.5 million, as described under “The Merger Agreement — Effect of Termination; Fees and Expenses” beginning on page 82.
Q:
  When should I send in my stock certificates?
A:
  You should send your stock certificates together with the letter of transmittal after the merger is consummated and not now. You will receive the letter of transmittal following the consummation of the merger.
Q:
  I do not know where my stock certificate is — how will I get my cash?
A:
  The materials you are sent after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. The Company may also require that you provide a customary indemnity agreement to the Company in order to cover any potential loss.
Q:
  What happens if I sell my shares of Theragenics common stock before the special meeting?
A:
  The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of Theragenics common stock after the record date but before the special meeting, then you will, unless special arrangements are made, retain your right to vote at the special meeting, but you will transfer the right to receive the merger consideration to the person to whom you transfer your shares.
Q:
  If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?
A:
  Your broker will not vote your shares on your behalf unless you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct it to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the adoption of the merger agreement, but will have no effect for purposes of the proposals to approve the advisory (nonbinding) vote on merger-related compensation and to adjourn the special meeting, if necessary or appropriate, or to solicit additional proxies. The instructions set forth below apply to stockholders of record (also referred to as “registered holders”) only and not those whose shares are held in the name of a nominee.
Q:
  Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
  No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
  What does it mean if I receive more than one set of proxy materials?
A:
  This means you own shares of Theragenics common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.
Q:
  What if I fail to instruct my broker?
A:
  Without instructions, your broker will not vote any of your shares held in “street name.” Broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes will have the same effect as a vote “AGAINST” the merger proposal but will have no effect on the advisory (non-binding) vote on merger-related compensation or the vote on the adjournment proposal.
Q:
  When do you expect the merger to be completed?
A:
  In order to complete the merger, the Company must obtain the stockholder approval described in this Proxy Statement and the other closing conditions under the merger agreement must be satisfied or waived. The parties to the merger agreement currently expect to complete the merger as promptly as practicable following the special meeting, although the Company cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.
Q:
  What are the U.S. federal income tax consequences of the merger?
A:
  The merger will be a taxable event for U.S. federal income tax purposes. Each stockholder that is a U.S. holder (as defined under ‘‘The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences’’) will generally recognize a taxable gain or loss in an amount equal to the difference between the consideration received in the merger (prior to reduction for any applicable withholding taxes) and the stockholder’s adjusted tax basis in the shares of Theragenics common stock surrendered. See “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences” beginning on page 60 for a discussion of the material U.S. federal income tax consequences of the merger to certain U.S. holders and certain non-U.S. holders. The tax consequences of the merger will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger.
Q:
  What happens if I do not return a proxy card by mail, vote via the Internet or telephone or attend the special meeting and vote in person?
A:
  Your failure to return your proxy card by mail, vote via the Internet or telephone or attend the special meeting and vote in person will have the same effect as a vote “AGAINST” adoption of the merger agreement.
Q:
  May I vote in person?
A:
  Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. If you wish to attend the special meeting, you must complete and return the enclosed Admission Ticket Request Form to receive your admission ticket to the meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from such record holder.

Q:
  May I change my vote after I have mailed my signed proxy card?
A:
  Yes. You may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:
•
  First, you can send a written notice to the Company’s corporate secretary stating that you would like to revoke your proxy;
•
  Second, you can complete and submit a new proxy by Internet, by telephone or by mail; or
•
  Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.
If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.
Q:
  What rights do I have to seek a valuation of my shares?
A:
  Under Delaware law, stockholders may exercise appraisal rights, but only if they do not vote in favor of the merger proposal and they otherwise comply with the procedures of Section 262 of the DGCL, which is the appraisal statute applicable to Delaware corporations. See “The Merger (Proposal 1) — Appraisal Rights” beginning on page 56. A copy of Section 262 of the DGCL is included as Annex C to this Proxy Statement.
Q:
  What do I need to do now?
A:
  You should carefully read this Proxy Statement, including the annexes in their entirety, and consider how the merger would affect you. Please complete, sign, date and mail your proxy card in the enclosed postage prepaid envelope as soon as possible so that your shares may be represented at the special meeting.
Q:
  Who can help answer my questions?
A:
  If you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact the Company’s proxy solicitor, InvestorCom, Inc., toll-free at (877) 972-0090.

THE COMPANIES
Theragenics Corporation
The Company operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Please see the Company’s Annual Report on Form 10-K for a more complete description of the Company and its business. Theragenics Corporation’s principal executive offices are located at c/o Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518 (telephone (800) 998-8479).
Juniper Acquisition Corporation
Purchaser is a Delaware corporation formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. At the effective time of the merger, Purchaser will be merged with and into the Company, and the name of the surviving company will be Theragenics Corporation. Purchaser has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Purchaser will cease to exist. Purchaser is a wholly owned subsidiary of Juniper Holdings, Inc. (“ParentCo”), a company formed to hold equity in Purchaser. ParentCo is a wholly owned subsidiary of Juniper TGX Investment Partners, LLC (“Equity LLC”), a company formed to hold equity in ParentCo. ParentCo and Equity LLC are affiliates of Juniper Investment Company, LLC (“Juniper”), which was founded in 2007 to develop and manage alternative investment offerings that address unique market opportunities. Purchaser’s principal executive offices are located at c/o Juniper Investment Company, LLC, 600 Madison Avenue, 16th Floor, New York, NY 10022 (telephone (212) 339-8500).

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION
This Proxy Statement, the documents incorporated by reference, as well as oral statements made or to be made include and incorporate by reference statements that are not historical facts. These forward-looking statements are based on the Company’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning the Company’s possible or assumed future results of operations and the Company’s plans, intentions and expectations to complete the merger and also include those statements preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. They include statements relating to future revenue and expenses, the expected growth of the Company’s business and trends and opportunities in the Company’s markets.
These forward-looking statements include, among other things, whether and when the proposed merger will close and whether conditions to the proposed merger will be satisfied. These forward-looking statements also involve known and unknown risks, uncertainties and other factors that include, among others, the failure of the merger to be completed, the time at which the merger is completed, adoption of the merger agreement by the Company’s stockholders, and failure by the Company or Purchaser to satisfy conditions to the merger.
The forward-looking statements are not guarantees of future performance or that the merger will be completed as planned, and actual results may differ materially from those contemplated by these forward-looking statements. In addition to the factors discussed elsewhere in this Proxy Statement, other factors that could cause actual results to differ materially include industry performance, general business, economic, regulatory and market and financial conditions, all of which are difficult to predict. The risk factors discussed herein are also discussed in the documents that are filed by the Company with the SEC. These factors may cause the Company’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
Additionally, important factors could cause the Company’s actual results to differ materially from such forward-looking statements. Such risk, uncertainties and other important factors include, among others:
•
  the satisfaction of the conditions to complete the merger, including the failure of the Company’s stockholders to adopt the merger;
•
  the amount of the costs, fees, expenses and charges related to the merger;
•
  the potential adverse effect on the Company’s business and operations due to the Company’s compliance with certain of the Company’s covenants in the merger agreement;
•
  the effect of the announcement of the merger on the Company’s customer and supplier relationships, operating results and business generally;
•
  the Company’s inability to retain and, if necessary, attract key employees, particularly while the proposed merger is pending;
•
  risks related to diverting management’s attention from ongoing business operations;
•
  general economic and market conditions;
•
  the risk of unforeseen material adverse changes to the Company’s business and operations;
•
  the risk that required consents to the merger will not be obtained;
•
  the risk that the merger may not be completed on the expected timetable, or at all, which may adversely affect the Company’s business and the share price of Theragenics common stock;
•
  litigation in respect of the merger;
•
  risks relating to recent or future ratings agency actions or downgrades as a result of the announcement of the merger;
•
  reduced access to capital markets as the result of the delisting of Theragenics common stock on the NYSE following consummation of the merger;

•
  the execution of the merger agreement may impact the ability of the Company to consummate certain transactions in the Company’s mergers and acquisitions pipeline, as such transactions will require the consent of ParentCo; and
•
  other risks and uncertainties in the Company’s filings with the SEC, including the risks set forth in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (filed with the SEC on March 8, 2013), referred to as the “Form 10-K.” See “Where Stockholders Can Find More Information” beginning on page 97.
These factors may cause the Company’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
Except to the extent required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained throughout this Proxy Statement.
All information contained in this Proxy Statement concerning Purchaser and its affiliates has been supplied by Purchaser and its affiliates and has not been independently verified by the Company.

THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
The enclosed proxy is solicited on behalf of the Board for use at a special meeting of the Company’s stockholders to be held on October 17, 2013, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying notice of special meeting. The special meeting will be held at the offices of Bryan Cave LLP, located at 1201 W. Peachtree St., NW, Atlanta, GA 30309.
At the special meeting, the Company’s stockholders are being asked to consider and vote upon a proposal to adopt the merger agreement. The Company’s stockholders are also being asked to cast an advisory (non-binding) vote to approve certain compensation arrangements with the Company’s named executive officers in connection with the merger. Further, the Company’s stockholders are being asked to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
The Company does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof.
Board Recommendation
The Board unanimously (a) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, (b) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interest of the Company and the stockholders of the Company, and (c) resolved to recommend that the stockholders of the Company adopt the merger agreement. For a discussion of the material factors considered by the Board in reaching its conclusions, see “The Merger (Proposal 1) — Recommendation of the Board of Directors” beginning on page 32.
The Board recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the advisory vote to approve the merger-related compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.
Record Date; Stockholders Entitled to Vote; Quorum; Voting Information
Only holders of record of Theragenics common stock at the close of business on September 16, 2013 are entitled to notice of and to vote at the special meeting. At the close of business on September 16, 2013, 31,222,728 shares of Theragenics common stock were outstanding and entitled to vote. A list of the Company’s stockholders will be available for review at the Company’s executive offices during regular business hours after the date of this Proxy Statement and through the date of the special meeting. Each holder of record of Theragenics common stock on the record date will be entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Theragenics common stock is necessary to constitute a quorum for the transaction of business at the special meeting.
All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, if any.
If a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the special meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder’s name. Brokers who hold shares in “street name” for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the adoption of the merger agreement. Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.” Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted “FOR” adoption of the merger agreement, “FOR” the approval of the merger-related compensation, and “FOR” the approval of the proposal to adjourn the special meeting if there are not sufficient votes to adopt the merger agreement.
Stockholders may also vote in person by ballot at the special meeting.
The affirmative vote of the holders of a majority of the outstanding shares of Theragenics common stock is required to adopt the merger agreement. Because adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Theragenics common stock, failure to vote your shares of Theragenics common stock (including failure to provide voting instructions if you hold through a broker, bank or other nominee) will have the same effect as a vote against the adoption of the merger agreement. However, failure to vote your shares (including failure to provide voting instructions if you hold through a broker, bank or other nominee) will have no effect on the proposal to approve the merger-related compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.
The approval of the advisory (non-binding) proposal on merger-related compensation requires the affirmative vote of a majority of votes cast. The vote to approve the merger-related compensation is advisory only and will not be binding on the Company or Purchaser and is not a condition to consummation of the merger. If the merger agreement is adopted by the stockholders and completed, the merger-related compensation may be paid to the Company’s named executive officers even if stockholders do not approve the merger-related compensation.
The approval of the proposal to adjourn the special meeting if there are not sufficient votes to adopt the merger agreement requires the affirmative vote of a majority of votes cast. The persons named as proxies may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies.
Please do not send in stock certificates at this time. If the merger is completed, you will be sent a letter of transmittal regarding the procedures for exchanging the existing Company’s stock certificates for the payment of $2.20 per share in cash, without interest and less any applicable withholding taxes.
How You Can Vote
Each share of Theragenics common stock outstanding at the close of business on September 16, 2013, the record date for stockholders entitled to vote at the special meeting, is entitled to one vote at the special meeting. You may vote your shares in any of the following ways:
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  Submitting a Proxy by Mail.   If you choose to have your shares voted at the special meeting by submitting a proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.
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  Submitting a Proxy by Telephone.   You can have your shares voted at the special meeting by submitting a proxy by telephone by calling the toll-free number on the proxy card until 11:59 p.m. Eastern Time on October 16, 2013. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Submitting a proxy by telephone is available 24 hours a day. If you submit a proxy by telephone with respect to a proxy card, do not return that proxy card.
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  Submitting a Proxy by Internet.   You can also have your shares voted at the special meeting by submitting a proxy via the Internet until 11:59 p.m. Eastern Time on October 16, 2013. The website for submitting a proxy via the Internet is www.proxyvote.com, and the website is available 24 hours per day. Instructions on how to submit a proxy via the Internet are located on the proxy card enclosed with this Proxy Statement. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting form. If you submit a proxy via the Internet with respect to a proxy card, you should not return that proxy card.

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  Voting in Person.   You can also vote by appearing and voting in person at the special meeting.
If you choose to have your shares of Theragenics common stock voted at the special meeting by submitting a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of Theragenics common stock will be voted “FOR” the adoption of the merger agreement, “FOR” the approval of the merger-related compensation and “FOR” any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. You should return a proxy even if you plan to attend the special meeting in person.
A ticket must be presented to gain admission to the special meeting. If you are planning to attend the meeting, please complete and return the enclosed Admission Ticket Request Form to receive your admission ticket to the meeting. If you did not receive an Admission Ticket Request Form, please contact Investor Relations at 1-800-998-8479 or investor_relations@theragenics.com. You will not be mailed an admission ticket. Your ticket will be available at the registration table on October 17, 2013.
Proxies; Revocation
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the special meeting. It may be revoked and/or changed at any time before it is voted at the special meeting by:
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  giving written notice of revocation to the Company’s corporate secretary;
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  submitting another proper proxy by Internet, by telephone or by a later-dated written proxy; or
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  attending the special meeting and voting by paper ballot in person. (Your attendance at the special meeting alone will not revoke your proxy.)
If your Theragenics shares are held in the name of a bank, broker, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you must obtain a proxy, executed in your favor from the holder of record, to be able to vote at the special meeting.
Expenses of Proxy Solicitation
The Company will pay the costs of soliciting proxies for the special meeting. Officers, directors and employees of the Company may solicit proxies; however, they will not be paid additional or special compensation for soliciting proxies. The Company will also request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from, those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. InvestorCom, Inc. has been retained by the Company to assist it in the solicitation of proxies, using the means referred to above, and will receive a fee of approximately $6,000. The Company will also reimburse InvestorCom, Inc. for reasonable expenses and costs incurred by InvestorCom, Inc. in connection with its services and will indemnify InvestorCom, Inc. for certain losses.
Adjournments and Postponements
Although the Company does not expect to do so, if the Company has not received sufficient proxies to constitute a quorum or sufficient votes for adoption of the merger agreement, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. The proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of votes cast. Any signed proxies received by the Company that approve the proposal to adjourn or postpone the special meeting will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Rights of Stockholders Who Object to the Merger
Stockholders are entitled to appraisal rights under the DGCL in connection with the merger, provided that stockholders meet all of the conditions set forth in Section 262 of the DGCL. This means that holders of Theragenics common stock who do not vote in favor of the adoption of the merger agreement may be entitled to have the fair value of their shares of Theragenics common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount received in an appraisal proceeding may be less than, equal to or more than the amount that would have been received under the merger agreement.
To exercise appraisal rights, a dissenting holder of Theragenics common stock must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and must NOT submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. See “The Merger (Proposal 1) — Appraisal Rights” beginning on page 56 and Annex C to this Proxy Statement.
Other Matters
The Board is not aware of any business to be brought before the special meeting other than that described in this Proxy Statement.
Questions and Additional Information
If you have questions about the special meeting or the merger after reading this proxy, or if you would like additional copies of this Proxy Statement or the proxy card, you should contact the Company’s proxy solicitor, InvestorCom, Inc., toll-free at (877)  972-0090.

THE MERGER (PROPOSAL 1)
Background of the Merger
On a frequent and regular basis, the Board and management evaluate strategic alternatives relating to the Company’s business, including potential opportunities for business combinations, acquisitions, the sale of individual business segments, stock repurchases, dividends, reorganizations, restructurings and other possible strategic transactions, each with a view toward maximizing stockholder value.
In connection with its ongoing evaluation of strategic alternatives relating to the Company, at regularly scheduled meetings, the Board has received financial updates from the Company’s management and discussed with management the Company’s results of operations, including in particular, significant items that impacted results of operations of the Company’s business, industry and general economic conditions and management’s outlook for the Company’s business and the industry.
In September 2010, the Company engaged VRA Partners, LLC (“VRA”) as the Company’s financial advisor with respect to possible acquisitions by the Company. In March 2011, the Company expanded its relationship with VRA to include financial advisory services in connection with the Board’s evaluation of various possible strategic alternatives involving the sale of the Company or a similar transaction.
In June 2012, following an evaluation of strategic alternatives and after consideration of other alternatives available to the Company at the time, including business combinations, acquisitions, dividends, stock splits and share repurchase programs, the Company commenced a modified “Dutch auction” tender offer to repurchase up to $10 million of its common stock. In July 2012, the Company repurchased 4,761,904 shares of its common stock pursuant to the tender offer at a price of $2.10 per share in cash.
In the ordinary course of the Company’s investors relations program, management of the Company regularly meets with the Company’s larger investors. In the course of a regularly scheduled meeting on September 17, 2012 among representatives of Juniper, a holder of approximately 7% of the outstanding Theragenics common stock, M. Christine Jacobs, the Company’s Chief Executive Officer, and Francis J. Tarallo, the Company’s Chief Financial Officer, the representatives of Juniper noted the significant challenges presented to smaller public companies such as the Company, including the burden of compliance costs, thin trading volume, and the lack of research analyst coverage. Juniper’s representatives expressed their view that it would be unlikely for the public trading markets to fully value the Company regardless of performance and expressed an interest in discussing whether a possible acquisition of the Company may make sense. At that time, Juniper did not propose or discuss any terms of a possible acquisition.
On October 16, 2012, Ms. Jacobs discussed with Juniper its interest in exploring whether a possible acquisition of the Company would make sense, and an in-person meeting was scheduled to discuss this topic further.
At the quarterly meeting of the Board on November 15 – 16, 2012, Ms. Jacobs informed the Board of her recent communication with Juniper and of the fact that Juniper had raised the possibility that it may consider evaluating a potential acquisition of the Company. Ms. Jacobs informed the Board that a follow-up meeting with Juniper had been scheduled to better understand Juniper’s possible interest in the Company.
On November 30, 2012, Ms. Jacobs, Mr. Tarallo, Bruce W. Smith, Executive Vice President Strategy and Business Development, and representatives of Juniper met at the offices of the Company’s legal counsel, Bryan Cave LLP (“Bryan Cave”) in Atlanta to discuss the Company’s historical performance. These discussions were focused on enhancing Juniper’s understanding of the Company and its business and were limited to a review of publicly available information.
The Board authorized Ms. Jacobs and management to continue to engage with Juniper to see if there may be a basis for a proposal that would be in the best interest of stockholders.
In a telephonic meeting of the Board on December 6, 2012, Ms. Jacobs updated the Board on management’s recent conversations with Juniper. Bryan Cave reviewed with the Board its fiduciary duties in the context of responding to and engaging in discussions with stockholders, noting that there was no proposal to be considered at the time.

On January 9, 2013, Ms. Jacobs, Mr. Tarallo, Mr. Smith and representatives of Juniper met at the offices of Bryan Cave in Atlanta to discuss further the Company’s historical financial performance. These discussions were again limited to a review of publicly available information.
On February 20, 2013, the Company and Juniper executed a confidentiality agreement, and Juniper commenced a due diligence review of the Company. Following execution of the confidentiality agreement, the Company started to provide non-public information to Juniper regarding the Company’s business operations and plans, including prospective financial information.
At the quarterly meeting of the Board on February 21 – 22, 2013, Ms. Jacobs updated the Board on management’s recent discussions with Juniper and Juniper’s possible interest in evaluating a potential acquisition of the Company. The Board directed Ms. Jacobs to contact certain other strategic parties previously identified as parties that were likely to have a possible interest in pursuing a strategic business combination with the Company to determine their interest in such a combination.
On February 27, 2013, Ms. Jacobs separately contacted Party A and Party B, possible strategic buyers, to discuss their possible interest in a strategic business combination with the Company.
In a telephonic meeting of the Board on March 4, 2013, Ms. Jacobs discussed the status of her recent inquiries to Party A and Party B regarding their interest in a strategic business combination with the Company, noting that she had not yet received a response to her inquiry from either Party A or Party B.
On March 6, 2013, Ms. Jacobs, Mr. Tarallo and Mr. Smith met with representatives of Juniper to share non-public Company financial information prepared by management, including the Company’s preliminary plans for restructuring its vascular access manufacturing operations.
On March 14, 2013, Party A informed Ms. Jacobs that it was not interested in pursuing a strategic business combination with the Company. Party B never responded to the Company’s inquiry.
In a telephonic meeting of the Board on March 15, 2013, Ms. Jacobs discussed the status of management’s recent discussions with Juniper. Ms. Jacobs reported to the Board that Party A was not interested in a strategic business combination with the Company and that Party B had not responded.
In a telephonic meeting of the Board on March 28, 2013, Ms. Jacobs reported on the status of management’s recent discussions with Juniper regarding Juniper’s business diligence inquiries and the Company’s preliminary plans for restructuring its vascular access manufacturing operations. Ms. Jacobs reported that Juniper requested an amendment to the February 20, 2013 confidentiality agreement to permit it to share non-public Company financial information with prospective financing sources, and the Board approved the amendment in concept.
On April 9, 2013, the Company and Juniper executed an amendment to the February 20, 2013 confidentiality agreement to allow Juniper to provide non-public Company financial information to specified prospective financing sources.
During the rest of April and the first two weeks of May 2013, representatives of Juniper engaged in informal discussions with various prospective financing sources to gauge their interest in participating in a possible transaction in the event Juniper decided to submit a proposal with respect to a possible acquisition of the Company.
On May 3, 2013, Ms. Jacobs, representatives of Juniper and their respective legal advisors held a video conference to discuss further the Company’s preliminary plans for restructuring its vascular access manufacturing operations.
In a telephonic meeting of the Board on May 8, 2013, the Board approved the restructuring and outsourcing of a significant portion of the Company’s vascular access manufacturing operations to independent suppliers located in Latin America.
On May 9, 2013, the Company released its financial results for the first quarter of fiscal 2013 and announced the Galt restructuring and outsourcing plan. The press release reported an 8% decline in consolidated revenue as compared to the same period from the prior year largely due to the overall decline in the number of procedures for the treatment of prostate cancer and softened demand for surgical products.

On May 10, 2013, Ms. Jacobs, Mr. Tarallo and Mr. Smith met with representatives of Juniper to discuss Juniper’s possible interest in a potential acquisition of the Company. During this meeting, Juniper submitted to the Company a non-binding proposal to acquire all of the outstanding Theragenics common stock at a purchase price range of $2.05 to $2.10 per share in cash conditioned upon, among other things, the Company entering into exclusive negotiations with Juniper for 30 days. The closing price of the Theragenics common stock on May 10, 2013 was $1.49 per share in cash. Following this meeting, Ms. Jacobs transmitted Juniper’s non-binding proposal to the Board.
In a telephonic meeting of the Board on May 11, 2013, the Board reviewed the non-binding proposal received from Juniper on May 10, 2013. Representatives of Bryan Cave reviewed with the Board its fiduciary duties in the context of the proposal from Juniper. VRA reviewed its financial analyses relating to the proposed purchase price range of $2.05 to $2.10 per share in cash. The Board directed VRA and Bryan Cave to negotiate with Juniper in an attempt to achieve an increased purchase price proposal and instructed VRA and Bryan Cave to inform Juniper that, as a condition to agreeing to negotiate exclusively with Juniper, in addition to an increased purchase price, the Company would expect that (1) Juniper would provide the Company with draft financing commitments from Juniper’s proposed financing sources prior to signing any definitive agreement providing for an acquisition of the Company, and (2) any such definitive agreement reached between the parties would include a “go-shop” period during which the Company could actively solicit acquisition proposals.
Between May 11 and May 12, 2013, the respective advisors for the Company and Juniper had several discussions regarding Juniper’s proposed purchase price and related terms. On May 12, 2013, advisors for Juniper informed the Company’s advisors that Juniper would be willing to consider increasing its proposed purchase price range to $2.20 to $2.30 per share in cash, conditioned upon the Company’s agreement to negotiate exclusively with Juniper for 30 days.
In a telephonic meeting of the Board on May 12, 2013, VRA and Bryan Cave presented Juniper’s updated proposed purchase price range of $2.20 to $2.30 per share in cash to the Board. The Board, in consultation with VRA, determined to continue to negotiate with Juniper to seek an increased proposed purchase price range of $2.25 to $2.30 per share in cash and authorized granting Juniper a 30-day exclusivity period provided the proposal contemplated a 30-day “go-shop” period. The Board then instructed VRA and Bryan Cave to deliver the Board’s revised proposal and continue to negotiate with Juniper.
Following the conclusion of the meeting of the Board on May 12, 2013, VRA and Bryan Cave delivered the Board’s message to Juniper. Later that day, Juniper delivered a revised proposal letter to the Company that reflected (1) a proposed purchase price range of $2.25 to $2.30 per share in cash, (2) as a condition to Juniper’s willingness to proceed on the basis of $2.25 to $2.30 per share in cash, an agreement by the Company to negotiate exclusively with Juniper for 30 days and (3) an acknowledgment that any definitive merger agreement reached between the parties would include a 30-day “go-shop” period. The revised proposal letter provided that the proposed transaction was contingent upon, among other things, satisfactory completion of Juniper’s due diligence review of the Company, Juniper’s receipt of financing for the transaction and the negotiation and execution of a mutually acceptable definitive merger agreement containing customary terms and conditions. The Company and Juniper executed a letter agreement reflecting the revised proposal on May 12, 2013.
On May 13, 2013, the Company issued an 8-K and press release announcing that it had received a proposal from Juniper to acquire all of its outstanding common stock for $2.25 to $2.30 per share in cash and had entered into an agreement to negotiate exclusively with Juniper for 30 days with respect to a possible merger at a proposed price of $2.25 to $2.30 per share in cash.
On May 13, 2013, representatives of three separate private equity parties contacted the Company either directly or through their advisors. Each party expressed an interest in a possible transaction with the Company and a desire to be contacted by the Company following expiration of the exclusivity period with Juniper.
Between May 13, 2013 and August 2, 2013, Juniper and its prospective financing sources engaged in an extensive due diligence review of the Company, during which time the Company and its advisors responded to various diligence requests from Juniper and its financing sources and an electronic data room was established and opened to allow Juniper and its financing sources access to diligence materials.

On May 14, 2013, the Company delivered an updated long-term financial forecast to Juniper, which reflected a downward adjustment based on the Company’s first quarter results.
On May 17, 2013, the Company held its 2013 annual meeting of stockholders.
On May 22, 2013, Juniper’s counsel provided to Bryan Cave an initial draft of the merger agreement.
On May 23, 2013, representatives of Juniper visited the Company’s North Attleboro, Massachusetts manufacturing facility to conduct due diligence.
On May 29, 2013, Juniper and its prospective financing sources visited the Company’s headquarters in Buford, Georgia and met with senior management, Bryan Cave and VRA. At this meeting, the parties discussed the Company’s corporate history, business plan and financials. The parties did not discuss any aspect of the proposed transaction.
On May 31, 2013, Bryan Cave provided to Juniper’s counsel a mark-up of the draft merger agreement.
In a telephonic meeting of the Board on June 3, 2013, management and the Company’s advisors updated the Board regarding the status of Juniper’s due diligence review of the Company and discussed with the Board the current status of negotiations with Juniper. Bryan Cave discussed the terms of the current drafts of the merger agreement and related documents being negotiated with Juniper. VRA reviewed with the Board the expressions of interest from three private equity parties on May 13, 2013 in a possible transaction with the Company and their desire to be contacted by the Company following expiration of the exclusivity period with Juniper. Noting that VRA would be entitled to a transaction-based fee upon the sale of the Company, the Board also determined to engage an independent financial advisor to provide an opinion as to the fairness of any transaction considered by the Board. The Board considered the advisory and fairness opinion services offered by three potential candidates, including Brown Gibbons Lang & Company Securities, Inc. (“BGL”), and authorized the engagement of BGL as the independent financial advisor to provide the Board with a fairness opinion.
In a telephonic meeting of the Board on June 5, 2013, management and the Company’s advisors provided the Board with further updates regarding the status of negotiations with Juniper and Juniper’s due diligence review of the Company. In addition, noting that Ms. Jacobs and one other member of the Board, John Herndon, are employees of the Company (see “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 51), and that Juniper would likely want to have discussions with certain members of the Company’s management team regarding their possible roles with the Company following a potential transaction, the Board determined that it would be beneficial to implement executive sessions of the independent directors following each meeting of the Board at which a potential transaction was discussed. Upon the conclusion of the discussion, an executive session of the independent directors was convened. As an initial matter, the independent directors, collectively constituting a majority of the Board, unanimously appointed C. David Moody as the presiding director of the executive sessions. The independent directors also discussed the scope of potential arrangements between management and Juniper in the context of a possible acquisition transaction, as well as the appropriate timing for any conversations between management and Juniper regarding those arrangements. Following discussion, the independent directors unanimously determined that management was not authorized to discuss such matters with Juniper until a final purchase price, if any, had been confirmed by Juniper and substantial progress had been made on definitive transaction documentation. Bryan Cave was directed to so advise management.
On June 10, 2013, representatives of Juniper again visited the Company’s North Attleboro, Massachusetts manufacturing facility to conduct due diligence.
In a telephonic meeting of the Board on June 10, 2013, management and the Company’s advisors provided the Board with an update on the status of negotiations with Juniper and Juniper’s ongoing due diligence review of the Company.
In a telephonic meeting of the Board on June 12, 2013, management provided the Board an update on the Company’s results and Juniper’s recent due diligence investigation at the North Attleboro, Massachusetts manufacturing facility. The Board then discussed Juniper’s request to extend exclusivity until June 25, 2013 and consulted with VRA and Bryan Cave. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors, unanimously approved extending the expiration of the exclusivity period to June 18, 2013 unless, prior to such time, Juniper had provided to the Company drafts of equity and debt commitments in an amount sufficient to fund the proposed transaction, in which case the exclusivity period would be automatically extended to June 25, 2013. The independent directors conditioned any extension of the exclusivity period on Juniper’s re-affirmation of the proposed purchase price range of $2.25 to $2.30 per share in cash. Also, in connection with extension of the exclusivity period, the Board directed VRA and Bryan Cave to negotiate with Juniper to extend the “go-shop” period to be included in any definitive merger agreement reached between the parties to 35 days.
Following the conclusion of the June 12, 2013 meeting of the Board, VRA and Bryan Cave delivered the Board’s message to Juniper’s counsel. That same day, Bryan Cave delivered to Juniper’s counsel an amendment to the May 12, 2013 letter agreement reflecting Juniper’s re-affirmation of the proposed purchase price range of $2.25 to $2.30 per share in cash and, as a condition to Juniper’s willingness to devote additional time and resources to pursuing a possible transaction on the basis of $2.25 to $2.30 per share in cash, an extension of the exclusivity period to 5:00 p.m. on June 18, 2013. If, prior to such time, Juniper has provided to the Company drafts of equity and debt commitments from credible and bona fide financing sources in an amount sufficient to fund the proposed transaction, the exclusivity period would automatically be extended to 5:00 p.m. on June 25, 2013. Later that day, the Company and Juniper executed the amendment to the May 12, 2013 letter agreement reflecting the terms described above.
On June 13, 2013, the Company issued an 8-K and press release announcing that it had entered into an amendment to the May 12, 2013 letter agreement with Juniper to extend the exclusivity period as described above.
On June 17, 2013, Juniper’s counsel delivered draft equity and debt commitment letters to Bryan Cave that Juniper indicated their financing sources would be prepared to deliver concurrently with the execution of the merger agreement.
In a telephonic meeting of the Board on June 19, 2013, Bryan Cave discussed with the Board the current status of the merger agreement negotiations. The Company’s advisors discussed with the Board the draft equity and debt commitment letters received from Juniper’s counsel, including whether the commitments represented an amount sufficient to fund the transaction at the proposed purchase price range of $2.25 to $2.30 per share in cash and whether the commitments were from credible and bona fide parties. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors, collectively constituting a majority of the Board, unanimously determined that the draft debt and equity commitment letters met the conditions required for the automatic extension of the exclusivity period to 5:00 p.m. on June 25, 2013.
On June 20, 2013, Juniper’s counsel informed Bryan Cave that some of Juniper’s proposed equity financing sources had concerns about funding the financing for the transaction at the proposed purchase price range of $2.25 to $2.30 per share in cash. Bryan Cave and Juniper’s counsel also discussed other issues in connection with the revised draft merger agreement that Juniper’s counsel delivered to Bryan Cave. Among other things, Juniper’s revised draft merger agreement contemplated that the Company would be obliged to pay a termination fee of $4.0 million in addition to reimbursing Purchaser’s expenses in connection with the transaction if the merger agreement were terminated in certain circumstances.
In a telephonic meeting of the Board on June 21, 2013, Bryan Cave updated the Board on its discussion with Juniper’s counsel the prior day. The Board discussed its concerns about Juniper’s ability to finance the proposed transaction as well as the terms proposed by Juniper in the most recent draft of the merger agreement, including with respect to the termination fee payable by the Company if the merger agreement were terminated in certain circumstances. In light of these concerns, the Board evaluated the potential advantages and disadvantages associated with agreeing to a transaction with Juniper on the terms proposed as compared to the potential advantages and disadvantages associated with the Company remaining independent or soliciting acquisition proposals from third parties after expiration of the exclusivity period with Juniper. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors, collectively constituting a majority of the

Board, unanimously determined to suspend temporarily work on negotiating the merger agreement and related documents until Juniper confirmed the availability of debt and equity financing commitments in an amount sufficient to fund the proposed transaction at the proposed purchase price range of $2.25 to $2.30 per share in cash.
On June 22, 2013, Bryan Cave delivered the Board’s message to Juniper’s counsel. In a discussion with representatives of Bryan Cave later that day, counsel for Juniper confirmed Juniper’s intention to continue with the proposed transaction at a price of $2.25 per share in cash — noting that this was Juniper’s “best and final” proposed price — and indicated that Juniper would be able to finance the proposed transaction at that price.
In a telephonic meeting of the Board on June 23, 2013, Bryan Cave updated the Board on discussions with Juniper’s counsel the prior day and Juniper’s confirmation of its intention to continue with the proposed transaction at their “best and final” proposed price of $2.25 per share in cash. The Board considered the proposal of $2.25 per share in cash and the need for VRA to confirm the availability of debt and equity financing commitments in an amount sufficient to fund the proposed transaction. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors discussed maximizing stockholder value and the advantages and disadvantages associated with the proposed transaction compared with other strategic alternatives available to the Company, including the Company remaining independent and soliciting acquisition proposals from third parties after expiration of the exclusivity period with Juniper. The independent directors, collectively constituting a majority of the Board, unanimously determined to move forward with negotiating a definitive agreement based on the proposed purchase price of $2.25 per share in cash upon VRA’s confirming with Juniper’s proposed financing sources the availability of sufficient financing to fund the proposed transaction. With respect to the other outstanding merger agreement terms, the independent directors directed Bryan Cave to seek a two-tier termination fee payable by the Company that would be lower during the “go-shop” period, as well as a termination fee payable by Juniper in the event that Juniper were to fail to obtain the necessary financing or to materially breach the merger agreement. The independent directors also directed Bryan Cave to seek a guaranty of Juniper’s termination fee obligation from any appropriately capitalized affiliate of Juniper.
On June 23, 2013, following the meeting of the Board, VRA and Bryan Cave informed Juniper of the Board’s decision to move forward with negotiating a definitive agreement based on the proposed purchase price of $2.25 per share in cash and subject to resolution of the outstanding merger agreement deal terms. Later that day, Juniper’s counsel responded to Bryan Cave with a revised proposal on the outstanding merger agreement deal terms that included a termination fee during the “go-shop” period of $2.0 million, a termination fee in all other cases of $3.5 million, a Purchaser termination fee of $2.0 million and reimbursement of Purchaser’s expenses in connection with the transaction if the merger agreement were terminated in certain circumstances.
On June 24, 2013, VRA and Bryan Cave delivered to Juniper’s counsel three alternative price and termination fee-structure proposals to address the outstanding merger agreement deal terms, each of which included a two-tier termination fee that was lower during the “go-shop” period and a Purchaser termination fee.
In a telephonic meeting of the Board on June 24, 2013, Bryan Cave updated the Board on the revised proposal received from Juniper on the outstanding merger agreement deal terms and, in response, the three alternative price and termination fee-structure proposals Bryan Cave delivered to Juniper. The Board considered the revised proposal with its advisors.
On June 24, 2013, Juniper’s counsel responded to Bryan Cave with a revised proposal on the outstanding merger agreement deal terms, which included a termination fee during the “go-shop” period of $2.0 million, a termination fee in all other cases of $3.0 million, a Purchaser termination fee of $2.0 million and reimbursement of Purchaser’s expenses in connection with the transaction if the merger agreement was terminated in certain circumstances. Juniper’s counsel also expressed Juniper’s expectations regarding management’s arrangements (including with respect to possible equity participation) in connection with and following the closing of a possible transaction.

In telephonic meetings of the Board on June 25, 2013, Bryan Cave and VRA updated the Board on the current status of negotiations with Juniper regarding the outstanding merger agreement deal terms. VRA provided the Board with an update on VRA’s discussions with Juniper regarding the availability of debt and equity financing commitments sufficient to fund the proposed transaction. At the request of the Board, BGL provided an update on the status of its preliminary financial analysis on the deal terms as they existed at that time. The Board discussed the expiration of exclusivity at 5:00 p.m. that day and possible next steps if Juniper requested an extension. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors considered the appropriate timing for allowing management to initiate discussions with Juniper regarding management’s arrangements in connection with a possible transaction and unanimously authorized management to enter into such discussions with Juniper at the current time given the proposed purchase price, the current status of the outstanding merger agreement deal terms and the information provided on financing.
At 5:00 p.m. on June 25, 2013, the exclusivity period and the Company’s obligation to negotiate exclusively with Juniper under the June 12, 2013 letter agreement expired.
On June 26, 2013, VRA had discussions with each of Juniper’s proposed debt financing sources to confirm the availability of the debt financing to fund the proposed transaction.
Also on June 26, 2013, Alexis P. Michas, Managing Member of Juniper, had in-person meetings with members of management regarding their arrangements (including with respect to possible equity participation) in connection with the proposed transaction. Following this meeting, Mr. Michas had an in-person meeting with representatives of Bryan Cave during which Mr. Michas expressed Juniper’s desire to move forward with the proposed transaction on the terms proposed by Juniper on June 24, 2013 and indicated that reaching acceptable agreements with members of management regarding post-transaction arrangements would be important in connection with Juniper’s moving forward with the proposed transaction.
In a telephonic meeting of the Board on June 26, 2013, Bryan Cave updated the Board on the status of the negotiation of the merger agreement and the related documents, including the draft guaranty delivered by Juniper pursuant to which payment of Purchaser’s termination fee obligation would be guaranteed by an affiliate of Juniper. Bryan Cave and management reported to the Board on management’s discussions with Juniper earlier in the day. Upon the conclusion of the report, an executive session of the independent directors was convened. Noting that the obligation of the Company to negotiate exclusively with Juniper had expired the previous day, the independent directors considered whether it would be appropriate in the proper exercise of their fiduciary duties to solicit indications of interest from other possible buyers given the state of discussions with Juniper. After taking these considerations into account, the independent directors unanimously determined to direct VRA to begin soliciting indications of interest from other possible buyers.
On June 27, 2013, VRA began soliciting indications of interest from strategic and private equity parties identified by VRA, the Board and management as parties that were likely to have a possible interest in pursuing a transaction with the Company, including the three private equity parties that on May 13, 2013 expressed an interest in a possible transaction with the Company.
On June 28, 2013, the Company and Party C, a private equity party, executed a confidentiality agreement pursuant to which the Company began to share non-public information with Party C.
In a telephonic meeting of the Board on June 30, 2013, the Board was provided with updates from VRA on the requests for indications of interest VRA had made to possible strategic and financial acquirers and from Bryan Cave on the status of the merger agreement and related documents being negotiated with Juniper. Management updated the Board on the current status of management’s discussions with Juniper regarding their possible arrangements.
On July 2 and July 3, 2013, the Company executed confidentiality agreements with Party D and Party E, both private equity parties, pursuant to which the Company began to share non-public information with Party D and Party E.
On July 3, 2013, Ms. Jacobs notified Juniper in a letter of her plan to retire upon completion of the proposed transaction with Juniper.

In a telephonic meeting of the Board on July 3, 2013, management reported to the Board on recent business developments, including the loss of a significant wound closure customer that accounted for sales of approximately $1.8 million in the first half of 2013. Ms. Jacobs and Mr. Tarallo also updated the Board on management’s discussions with Juniper, including the discussions between Ms. Jacobs and Juniper regarding her plan to retire upon completion of the proposed transaction with Juniper. The Board also received updates from VRA on the requests for indications of interest VRA had made to date and from Bryan Cave on the status of the merger agreement and related documents being negotiated with Juniper. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors discussed each of these developments and unanimously determined to urge management to engage fully with Juniper to reach an agreement with respect to management’s arrangements.
Following the Board meeting on July 3, 2013, the Company informed Juniper of the loss of the significant wound closure customer.
Throughout July 2013, representatives of Juniper had various conversations with individual members of the Company’s management team regarding management’s arrangements (including with respect to possible equity participation) in connection with a possible transaction.
On July 8, 2013, the Company and Party F, a private equity party, executed a confidentiality agreement pursuant to which the Company began to share non-public information with Party F.
In a telephonic meeting of the Board on July 10, 2013, management updated the Board on recent business activities, the financial position of the Company, including a revised long-term financial forecast of the Company’s revenue that reflected the loss of the significant customer and other factors, other possible business opportunities and strategies, and management’s conversations with Juniper. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors discussed the various possible opportunities presented by management, including the associated risks and uncertainties associated with each opportunity.
Also on July 10, 2013, management delivered to Juniper the revised long-term financial forecast described above. See “The Merger (Proposal 1) — Certain Management Forecasts” beginning on page 44.
On July 10, 2013, the Company and Party G, a private equity party, executed a confidentiality agreement pursuant to which the Company began to share non-public information with Party G.
In a telephonic meeting of the Board on July 12, 2013, VRA updated the Board on the status of VRA’s efforts to solicit indications of interest. Management updated the Board on their conversations with Juniper. Bryan Cave also reported on their recent conversations with Juniper’s counsel regarding Juniper’s discussions with management. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors noted that the revised long-term financial forecast described above could adversely affect the consideration to be received by stockholders at this time. The independent directors discussed whether pursuing a sale transaction at this time was in the best interest of stockholders in light of the other alternatives available to the Company, including continuing to execute on the Company’s long-term strategy. In view of its assessment of the execution risk associated with remaining independent and continuing to execute on the Company’s long-term strategy and the factors described under “The Merger (Proposal 1) — Recommendation of the Board of Directors” beginning on page 32, the independent directors unanimously determined that continuing to pursue a sale of the Company was in the best interest of the Company’s stockholders notwithstanding the impact of the revised long-term financial forecast on the Company’s valuation and possible resulting impact on the consideration to be received by the Company’s stockholders.
On July 16, Juniper informed VRA that it was reducing its proposed purchase price to $2.15 per share in cash. Juniper advised VRA that the reduction in price was based on the Company’s revised long-term financial forecast.
On July 17, 2013, the Company and Party H, a private equity party, executed a confidentiality agreement pursuant to which the Company began to share non-public information with Party H.

In a telephonic meeting of the Board on July 18, 2013, VRA updated the Board on Juniper’s reduction of the proposed purchase price. Management provided an update on its negotiations with Juniper regarding management’s arrangements. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors discussed how the Board should respond to Juniper’s reduction of the proposed purchase price taking into account the Company’s revised long-term financial forecast and recent developments. The independent directors again discussed whether pursuing a sale transaction at this time was in the best interest of stockholders compared to other alternatives available to the Company. The independent directors unanimously determined that continuing to pursue a sale of the Company at a purchase price slightly below the $2.25 to $2.30 purchase price range in cash was in the best interest of the Company’s stockholders given the impact of the revised long-term financial forecast on the Company’s valuation and the execution risk associated with remaining independent and continuing to execute on the Company’s long-term strategy. The independent directors directed VRA and Bryan Cave to negotiate with Juniper to increase the proposed purchase price.
On July 19, 2013, VRA and Bryan Cave delivered to Juniper’s counsel a revised purchase price proposal of $2.23 per share in cash. Shortly thereafter, Juniper’s counsel responded that Juniper was prepared to consider moving forward with a transaction at a purchase price of $2.20 per share in cash, a termination fee during the “go-shop” period of $2.5 million, a termination fee in all other cases of $3.5 million, a Purchaser termination fee of $2.0 million and reimbursement of Purchaser’s expenses in connection with the transaction of up to $1.5 million (which would go to offset any termination fee ultimately payable by the Company) if the merger agreement were terminated in certain circumstances, provided that Juniper was able to reach an agreement with management regarding their arrangements in connection with a possible transaction.
Between July 23, 2013 and July 25, 2013, management met with Party D, Party F and Party H separately to provide a management presentation about the Company and to discuss further each party’s interest in a possible transaction with the Company.
In a telephonic meeting of the Board on July 26, 2013, VRA updated the Board on the status of VRA’s efforts to solicit indications of interest. Management updated the Board on management’s July 23, 2013 in-person meeting with Party D and management’s discussions with Party F and Party H regarding their possible interest in pursuing a transaction with the Company. Mr. Tarallo reported to the Board that the members of management who would be expected to continue their employment with the Company following a transaction (which includes all members of management other than Ms. Jacobs and Mr. Smith) had reached an agreement in principle with Juniper with respect to their equity participation in the proposed transaction and post-transaction employment arrangements. Ms. Jacobs reported that she had not yet reached an agreement with Juniper regarding her rights upon a change of control and any continuing relationship with the Company but noted that discussions were continuing between her counsel and Juniper’s counsel. The principal unresolved issues related to the timing of payments for post-transaction consulting services of Ms. Jacobs, indemnification against potential adverse tax consequences (if any), and security for future payments. Upon the conclusion of the discussion, an executive session of the independent directors was convened. The independent directors discussed the possibility that Juniper would consider a purchase price proposal of $2.20 per share in cash in light of the impact of the revised long-term financial forecast on the Company’s valuation and the other alternatives available to the Company, taking into account that no other acquisition proposals had been received by the Company to date and the uncertainty and execution risk associated with a possible transaction with another party and with remaining independent and continuing to execute on the Company’s long-term strategy. Given these considerations, the Board unanimously determined that pursuing a sale of the Company at a purchase price of $2.20 per share in cash was in best interest of the Company’s stockholders. The independent directors directed Bryan Cave to inform Juniper of the willingness of the Board to consider proceeding with the proposed transaction at $2.20 per share in cash, subject to reaching an agreement on the terms of a definitive merger agreement, and to discuss with Juniper the termination fees payable by the Company if a proposed transaction were entered into and terminated in certain circumstances. The independent directors also directed Bryan Cave to discuss with Juniper’s counsel possible approaches to resolve the remaining issues between Ms. Jacobs and Juniper. The independent directors authorized Mr. Moody, the presiding director of the independent director executive sessions, to supervise these discussions and provide direction to Bryan Cave.

On July 26, 2013, Bryan Cave informed Juniper’s counsel that the Board was willing to proceed with a transaction at $2.20 per share in cash, subject to an agreement being reached with respect to the termination fees payable by the Company. Between July 26 and July 27, 2013, Bryan Cave and Juniper’s counsel had several discussions regarding the outstanding merger agreement deal terms, including with respect to a reduction in the proposed “go-shop” period termination fee from $2.5 million to $2.0 million. Also during this period, the respective representatives of Juniper and Ms. Jacobs had several discussions regarding the arrangements of Ms. Jacobs in connection with a potential transaction.
Between July 26 and July 29, 2013, Bryan Cave and Juniper’s counsel discussed possible approaches to resolve the remaining issues relating to the proposed consulting arrangement with Ms. Jacobs. During the course of several conversations between Bryan Cave and Juniper’s counsel, under the supervision of Mr. Moody, the presiding director of the independent director executive sessions, Juniper indicated that it would be willing to complete all payments to Ms. Jacobs by December 31, 2014, subject to the performance by Ms. Jacobs of her obligations under her consulting arrangements, provide a letter of credit to support Juniper’s obligation to make certain deferred payments, and indemnify Ms. Jacobs from potential adverse tax consequences (if any).
On July 29, 2013, Mr. Moody and Bryan Cave informed Ms. Jacobs and her counsel of the accommodations that Juniper was willing to make. Counsel to Ms. Jacobs interacted directly with Juniper’s counsel to confirm the final terms of the possible arrangements between Ms. Jacobs and Juniper.
On August 1, 2013, a meeting of the Board was convened at the offices of Bryan Cave in Atlanta, Georgia to consider and vote upon the proposed transaction with Juniper. Also present at the meeting were representatives of Bryan Cave and VRA. Three of the directors of the Company and BGL participated in the meeting by telephone. At the meeting, Bryan Cave reviewed with the Board the terms and conditions of the proposed merger agreement and related documents, including the financing commitments and the conditions to closing, restrictions on soliciting other offers, termination fee and expense reimbursement provisions. Bryan Cave also reviewed with the Board their fiduciary duties in the context of the proposed transaction. BGL reviewed with the Board its financial analysis of the proposed purchase price of $2.20 per share in cash. BGL then rendered to the Board its oral opinion, which was confirmed by delivery of a written opinion dated August 1, 2013, that, as of August 1, 2013, and based on and subject to the assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by BGL as described in its opinion, the proposed purchase price of $2.20 per share in cash to be received by the Company’s stockholders pursuant to the merger agreement was fair from a financial point of view to such stockholders (other than shares held in treasury and shares owned by Purchaser, its affiliates, and their investors). See “The Merger (Proposal 1) — Opinion of the Company’s Independent Financial Advisor” beginning on page 36. The Board considered, among other factors, the Company’s financial condition and long-term financial forecast, results of operations, competitive position, financial and strategic plan, strategic options and prospects as well as the execution risk involved in achieving these prospects, the nature of the Company’s business and the industries in which it competes, and industry, economic and market conditions, both on a historical and on a prospective basis. The Board also considered that VRA had contacted 40 parties, consisting of 24 strategic parties and 16 financial parties, and management had contacted one additional strategic party and one additional financial party to solicit indications of interest and that, to date, no party other than Purchaser had submitted a proposal to acquire the Company. Upon the conclusion of the discussion, an executive session of the independent directors was convened. After a detailed discussion of the terms of the draft merger agreement and related documents, consideration of the other relevant issues and a variety of business, financial and market factors, including those set forth below under “The Merger (Proposal 1) — Recommendation of the Board of Directors” beginning on page 32 and the BGL fairness opinion, the independent directors unanimously determined that it was advisable and in the best interest of the Company and its stockholders to adopt and approve the merger agreement. The full Board reconvened and determined that it was advisable and in the best interest of the Company and its stockholders to adopt and approve the merger agreement and resolved to recommend to the Company’s stockholders that they vote in favor of the approval of the merger agreement.

Following this meeting, on August 2, 2013, Purchaser delivered the financing commitments to the Company, the Company and Purchaser executed and delivered the merger agreement and limited guaranty, and Purchaser and the members of management other than Mr. Smith entered into the binding term sheets relating to their arrangements in connection with a possible transaction. Purchaser acknowledged Mr. Smith’s rights under his employment agreement.
On August 5, 2013, the Company issued an 8-K and press release announcing that it had entered into a definitive merger agreement with Juniper whereby Juniper would acquire all of the outstanding Theragenics common stock for $2.20 per share in cash upon the terms and conditions described in the merger agreement.
The “go-shop” period provided for by the merger agreement during which the Company was permitted to initiate, solicit and encourage acquisition proposals from third parties commenced immediately following the execution of the merger agreement. Beginning August 2, 2013, VRA, on behalf of the Company, contacted 15 parties, consisting of 9 strategic parties and 6 financial parties, to inquire as to their interest in submitting an acquisition proposal to acquire the Company. Including the parties VRA contacted since the beginning of 2013, VRA contacted a total of 42 parties. As of the close of business on September 16, 2013, the Company has not received any acquisition proposals from third parties since the commencement of discussions with Juniper.
On August 8, 2013, the Company released its financial results for the second quarter of 2013. The press release reported an 8% decline in consolidated revenue as compared to the same period from the prior year.
Recommendation of the Board of Directors
After careful consideration, the Board, on August 1, 2013, unanimously (i) approved and declared advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, (ii) declared that it is in the best interest of the stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommended to the stockholders of the Company that they vote “FOR” the adoption of the merger agreement.
In reaching its determination, the members of the Board consulted with the Company’s management, as well as the Company’s outside financial and legal advisors, considered the short-term and long-term interests and prospects of the Company and its stockholders, and considered a number of factors, including, among others, the following:
•
  the historical and projected financial condition, results of operation and cash flows of the Company;
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  the Board’s knowledge of the Company’s businesses, assets, financial condition, results of operations and prospects (as well as the risks involved in achieving those prospects), the nature of the Company’s businesses and the industries in which the Company competes and the market for Theragenics common stock;
•
  the Company’s financial and strategic plan and the initiatives and the potential execution risks associated with such plan, and the effects of the economy on the Company specifically, and on the Company’s industries generally, and in connection with these considerations, the attendant risk that, if the Company did not enter into the merger agreement, the price that might be received by the Company’s stockholders selling stock of the Company in the open market, both from a short-term and long-term perspective, could be less than the $2.20 in cash per share merger consideration;
•
  the fact that prior to the execution of the merger agreement, VRA contacted 24 potential strategic buyers and 16 potential financial buyers, and management of the Company contacted one additional potential strategic buyer and one additional financial buyer, and that of the parties contacted, 9 potential strategic buyers and 12 financial buyers expressly declined to pursue a transaction with the Company, and that no party other than Purchaser submitted a proposal to acquire the Company prior to the Board’s approval of the merger agreement;

•
  the current condition of the financial markets, including the availability of committed financing (subject to limited restrictions) for the merger, and the risk, in the future, of deterioration in such conditions;
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  the historical market prices of Theragenics common stock and recent trading activity, including the fact that the $2.20 in cash per share merger consideration represents a premium of 47% over the VWAP for Theragenics common stock for the 30-day period ended May 10, 2013, the last full trading day prior to the Company’s announcement of Juniper’s non-binding proposal to acquire all of the outstanding Theragenics common stock;
•
  the Board’s belief, based on the factors described above, that the $2.20 in cash per share merger consideration would result in greater value to the Company’s stockholders than the available alternatives;
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  the fact that the consideration to be paid pursuant to the merger agreement would be all cash, which would provide certainty and immediate value to the Company’s stockholders, including because stockholders will not be exposed to the risks and uncertainties relating to the Company’s prospects;
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  the fact that Juniper had done extensive diligence including retaining a number of outside consultants and advisors, demonstrating to the Board that Juniper understood the Company and its business and was committed to consummating the transaction;
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  the written opinion of BGL rendered August 1, 2013 to the Board to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the per share cash merger consideration of $2.20 to be paid to the stockholders of the Company in the merger was fair, from a financial point of view, to such stockholders (other than Juniper, its affiliates, and their investors). The full text of the written opinion of BGL, which sets forth, among other things, the assumptions made, procedures followed, factors considered, and limitations upon the review undertaken by BGL in rendering its opinion, is attached as Annex B to this Proxy Statement. See “The Merger (Proposal 1) — Opinion of the Company’s Independent Financial Advisor” beginning on page 36;
•
  the terms of the merger agreement, which contain provisions that are designed to ensure that the $2.20 in cash per share price to be paid pursuant to the merger agreement is the best offer reasonably available to the Company’s stockholders, including the right, subject to certain conditions, to solicit offers with respect to acquisition proposals during the go-shop period, to respond to unsolicited acquisition proposals and to terminate the merger agreement and accept a “superior proposal” prior to stockholder adoption of the merger agreement, subject to payment of the termination fee of $2 million if the termination occurs prior to the no-shop period start date or on account of a superior proposal made prior to the no-shop period start date, and $3.5 million otherwise, less any reimbursable expenses previously paid by the Company to Purchaser;
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  the view of the Board that, given the due diligence that Purchaser had completed and the commitments Purchaser had from its financing sources, Purchaser could successfully consummate an acquisition of the Company in a timely manner;
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  the view of the Board that no other alternative reasonably available to the Company and its stockholders would provide greater value to stockholders within a timeframe comparable to that in which the merger could be completed;
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  the limited number and nature of the conditions to funding set forth in the debt commitment letters and the obligation of Purchaser to use its reasonable best efforts to obtain at the completion of the merger the financing on the terms and conditions described in the debt commitment letters or alternative financing from the same or other sources of financing on terms and conditions not less favorable to Purchaser than those contained in the debt commitment letters and in an amount sufficient to timely consummate the transactions contemplated by the merger agreement on the terms and conditions set forth therein;

•
  the likelihood that the merger will be completed, based on, among other things:
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  the fact that conditions to closing the merger are limited to Theragenics stockholder approval, receipt of regulatory approvals, the Company not having suffered a material adverse effect, and other customary closing conditions, and the likelihood that the regulatory and stockholder approvals necessary to complete the merger will be obtained;
°
  the financing commitment letters received by Purchaser and Purchaser’s representations, warranties and covenants regarding the availability of financing; and
°
  the Company’s ability, under certain circumstances as set forth in the merger agreement, to seek specific performance to prevent breaches of the merger agreement by Purchaser and to enforce specifically the terms of the merger agreement, subject to certain limitations;
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  the fact that upon termination of the merger agreement in certain circumstances relative to a failure to obtain the necessary financing or a willful breach of the agreement, Purchaser will be required to pay a termination fee of $2 million or $4 million respectively;
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  the fact that Purchaser’s affiliate has guaranteed Purchaser’s obligation to pay the Purchaser termination fee when due, and to maintain sufficient liquidity to fund such obligation;
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  the impact of the ongoing and significant administrative and compliance costs associated with being a publicly reporting company under the federal securities laws;
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  the fact that the trading market for Theragenics common stock is relatively illiquid (notwithstanding the listing of the common stock on the NYSE), which reduces the attractiveness of Theragenics common stock as a currency for potential acquisitions;
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  the impact of trends, risks and uncertainties in the medical device industry, including:
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  the excise tax on medical devices under the Affordable Care Act;
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  continued uncertainty regarding Medicare reimbursement;
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  potential adverse changes in healthcare regulation;
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  the recent loss of a significant customer of the Company’s wound closure business unit and increased competition in that business; and
°
  uncertainties and execution risk in connection with the Company’s plans to outsource the significant portion of its vascular access manufacturing operations to third party suppliers in Latin America;
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  the fact that the Company’s stockholders have the right to demand appraisal of their shares in accordance with the procedures of Section 262 of the DGCL.
The Board also considered the following adverse factors associated with the merger, among others:
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  the fact that an all-cash merger consideration does not allow our stockholders to participate in any future earnings or growth of our business or benefit from any appreciation in the Company’s value or benefit from cost savings program;
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  the restrictions on the conduct of the Company’s business prior to the completion of the merger, including the inability of the Company to pursue certain acquisitions without the prior consent of Purchaser, which could delay or prevent the Company from undertaking business opportunities that may arise or certain other actions the Company might otherwise take with respect to the operations of the Company pending completion of the merger;
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  the fact that the Company may be required to pay Purchaser a termination fee of $2 million in certain circumstances if the termination occurs prior to the no-shop period start date on account of a superior proposal, or $3.5 million otherwise, less any reimbursable expenses previously paid by the Company to Purchaser, or may be required to reimburse Purchaser for certain expenses up to a cap of $1.5 million;

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  the risk that the termination fee and expense reimbursement payable by the Company to Purchaser may discourage other bidding and, if the merger agreement is terminated, affect our ability to engage in another transaction for up to 12 months following the termination date;
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  the fact that, while the merger is expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied or waived, and, as a result, it is possible that the merger might not be completed even if it is approved by the Company’s stockholders;
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  the risk that the debt financing contemplated by the debt commitment letter or the equity financing contemplated by the equity commitment letters for the consummation of the merger might not be obtained;
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  the risks, costs and disruptions to the Company’s operations if the merger is delayed or not completed, including the diversion of management and employee attention, potential employee attrition, the potential effect on the Company’s business and its relationships and the likely negative effect on the trading price of Theragenics common stock;
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  that certain directors and executive officers of the Company have interests in the merger that are different from, or in addition to, the Company’s stockholders. See “The Merger (Proposal 1) — Merger Financing” beginning on page 48 and “Advisory Vote on Merger-Related Compensation (Proposal 2)” beginning on page 86;
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  the fact that the merger consideration will be taxable for U.S. federal income tax purposes to stockholders (other than to certain non-U.S. stockholders) who have a basis in the stock less than the merger consideration;
•
  the fact that Purchaser is a newly formed corporation with minimal assets, and the termination fee payable to the Company under certain circumstances (which would be guaranteed by Purchaser’s affiliate, which is also a newly formed corporation with limited assets) would serve as a contractual limitation on the Company’s ability to recover damages; and
•
  the risk that the Company’s prospects could change materially during the pendency of the proposed transaction, including in ways beneficial to the Company, but in ways that may not entitle the Board to change its recommendation to stockholders, and the price per share under the merger agreement is fixed at $2.20 per share, regardless of such change.
In reaching the determination described above, the Board passed unanimous resolutions:
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  approving and declaring advisable the merger agreement, the merger and the transactions contemplated by the merger agreement;
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  declaring that it is in the best interest of the stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement;
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  directing that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company; and
•
  recommending to the stockholders of the Company that they vote “FOR” the adoption of the merger agreement.
The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but, the Company believes, includes all material factors considered by the Board. In view of the wide variety of factors considered and the complexity of these matters, the Board found it impracticable to, and did not, quantify or otherwise attempt to assign relative weight to each of the specific factors considered in reaching its determination. Rather, the Board based its judgment on the total mix of information available to it regarding the overall effect of the merger on the Company’s stockholders compared to the overall effect of any alternative transaction. Accordingly, the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

The Board has unanimously approved and declared advisable the merger agreement, and recommends that you vote “FOR” adoption of the merger agreement.
Purpose and Reasons for the Merger
The Company’s purpose for engaging in the merger is to enable its stockholders to receive $2.20 per share in cash, without interest and less any applicable withholding taxes, which represents a premium of 47% over the VWAP for Theragenics common stock for the 30-day period ended May 10, 2013, the last full trading day prior to the Company’s announcement of the letter of intent with Juniper. The Company has determined to undertake the merger at this time based on the conclusions, determinations and reasons of the Board described in detail above under “The Merger (Proposal 1) — Background of the Merger” beginning on page 22 and “The Merger (Proposal 1) — Recommendation of the Board of Directors” beginning on page 32.
Opinion of the Company’s Independent Financial Advisor
Brown, Gibbons, Lang & Company Securities, Inc. (“BGL”) was retained to act as financial advisor to the Board to render the opinion of BGL as to the fairness, from a financial point of view, to the holders of the outstanding shares of Theragenics common stock (other than shares owned by the Company or shares owned by Purchaser or any of its affiliates or investors) of the $2.20 per share in cash, referred to herein as the merger consideration, to be received by such holders in the merger pursuant to the merger agreement between Purchaser and the Company. On August 1, 2013, BGL delivered its opinion to the Board, subsequently confirmed in writing, as of that date and based upon and subject to assumptions, qualifications and limitations stated in its opinion, as to the fairness, from a financial point of view, to holders of Theragenics common stock (other than shares owned by the Company or shares owned by Purchaser or any of its affiliates or investors) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.
BGL provided its opinion for the information and assistance of the Board in connection with its consideration of the merger. BGL’s opinion was one of many factors taken into account by the Board in making its determination to approve the merger agreement and the merger. The terms of the merger agreement and the amount and form of the merger consideration, however, were determined through negotiations between the Company and Purchaser and were approved by the Board. The opinion described above was reviewed and approved by BGL’s fairness opinion committee. BGL has consented to the inclusion in this Proxy Statement of its opinion and the description of its opinion appearing under this subheading “Opinion of the Company’s Independent Financial Advisor” in the Summary Term Sheet. BGL did not recommend any specific consideration to the Board or that any specific consideration constituted the only appropriate consideration for the merger.
Under the terms of the engagement letter with BGL, the Company paid BGL $200,000 in total for the delivery of its fairness opinion. In addition, the Company agreed to reimburse BGL for all reasonable expenses incurred in connection with its engagement, including travel costs, document production fees and the fees of BGL’s outside counsel. BGL’s fee for its fairness opinion was not contingent upon its views expressed in the fairness opinion or upon the closing of the merger.
The full text of BGL’s opinion, dated August 1, 2013, is attached as Annex B to this Proxy Statement and incorporated into this Proxy Statement by reference. You are urged to read the opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by BGL in rendering its opinion. BGL’s opinion was directed to the Board for its benefit and use in evaluating the fairness of the merger consideration to the holders of Theragenics common stock (other than shares owned by the Company or shares owned by Purchaser or any of its affiliates or investors) and relates only to the fairness, as of the date of the opinion and from a financial point of view, of the consideration to be received by such holders in the merger pursuant to the merger agreement. The opinion does not address any other aspect of the merger or any related transaction and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the merger agreement or the merger. BGL did not address the merits of the underlying decision by the Company to engage in the merger. The following summary of BGL’s opinion is qualified in its entirety by reference to the full text of the opinion.

In connection with BGL’s review of the merger and the preparation of BGL’s opinion, BGL:
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  Reviewed the draft merger agreement dated July 30, 2013;
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  Reviewed the Company’s Form 10-K and 10-Q filings for the periods ending December 31, 2009 through March 31, 2013;
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  Reviewed the Company’s internal financial statements for the periods ending December 31, 2009 through June 30, 2013;
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  Reviewed the Company’s budget for the fiscal year ending December 31, 2013;
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  Reviewed the Company’s financial projections for the fiscal years ending December 31, 2014 through 2017;
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  Reviewed certain other historical operating and financial information provided to BGL by the Company;
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  Participated in meetings, discussions, interviews, and facility tours with the management of the Company;
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  Reviewed analyses regarding the Company’s business, products, markets, customers, suppliers, personnel, operations, competitive advantages and disadvantages, capital investment needs, future strategy, and financial outlook;
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  Reviewed correspondence with, reviewed projected financial impact of, and participated in discussions with the management of the Company regarding the recent loss of a significant customer;
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  Reviewed the Company’s internal operating reports;
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  Participated in discussions with and reviewed analyses prepared by the Company’s third-party financial advisor;
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  Participated in discussions with the Company’s legal advisor regarding the Company’s legal and other matters;
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  Reviewed the Company’s change-in-control (“CIC”) payment agreements and corresponding schedule, as well as the term sheets between management and Juniper adjusting the timing of payments; and
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  Reviewed third-party industry data, including: (i) U.S. Surgical Instrument Manufacturing Market; (ii) U.S. Medical Devices Market; (iii) Global Brachytherapy Devices Market; (iv) U.S. Brachytherapy Market, covering both high-dose and low-dose brachytherapy; and (v) independent evaluations of the comparative clinical effectiveness and value related to various modalities for the management of localized, low-risk prostate cancer.
In rendering its opinion, BGL assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with BGL for purposes of its opinion, including, without limitation, the projected financial information provided by the management of the Company. See “The Merger (Proposal 1) — Certain Management Forecasts,” beginning on page 44. BGL did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of the Company. BGL was advised by the management of the Company that the projected financial information had been reasonably prepared in good faith on bases reflecting the then currently best available estimates and judgments of the management of the Company. BGL did not consider and expressed no opinion as to the amount or nature of the compensation to any of the officers, directors or employees (or any class of such persons) of the Company relative to the merger consideration to be paid for each share of Theragenics common stock. BGL’s opinion did not address the relative merits of the merger as compared to any alternative business strategies that might have existed for the Company or the effect of any other transaction in which the Company might have engaged. BGL’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to BGL as of, the date of its opinion. Although subsequent developments may affect BGL’s opinion, BGL does not have any obligation to update, revise or reaffirm its opinion. BGL is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its counsel and accountants as to all legal, accounting and regulatory matters, and assumed that all such advice was correct. BGL further assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver, modification or amendment of any material terms or conditions by the Company. In addition, BGL relied upon and assumed, without independent verification, that the final form of the merger agreement would not differ in any respect from the draft merger agreement.
BGL’s investment banking services and its opinion were provided for the use and benefit of the Board in connection with its consideration of the merger. BGL’s opinion was limited to the fairness, from a financial point of view, to the holders of Theragenics common stock (other than shares owned by the Company or shares owned by Purchaser or any of its affiliates or investors) of the merger consideration to be received by such holders in the merger pursuant to the draft agreement and BGL did not address the merits of the underlying decision by the Company to engage in the merger and its opinion did not constitute a recommendation to the Board, any stockholder or any other person as to how such person should vote or act with respect to the merger. BGL’s opinion may not be disclosed or otherwise referred to without BGL’s prior written consent, except that BGL’s opinion may be included in its entirety in this Proxy Statement.
The following is a summary of the material financial analyses performed and material factors considered by BGL to arrive at its opinion. BGL performed certain procedures, including each of the financial analyses described below, and reviewed with the Board the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by BGL in this regard, it does set forth those considered by BGL to be material in arriving at its opinion. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by BGL.
Summary of Proposal.
Based upon the approximately 31.6 million shares of Theragenics common stock that were outstanding as of July 31, 2013 on a fully diluted basis (calculated using the treasury stock method based on options outstanding as of July 31, 2013), BGL noted that the consideration of $2.20 per share of Theragenics common stock implied an equity value of approximately $69.5 million. After adding estimated indebtedness as of the expected closing of the transaction, including the obligations in connection with the Company’s CIC payment agreements, and subtracting estimated cash and cash equivalents as of the expected closing of the transaction, resulting in a net cash amount of approximately $4.7 million, BGL noted that the consideration of $2.20 per share of Theragenics common stock implied an enterprise value of approximately $64.8 million. The estimates for indebtedness and cash and cash equivalents as of the expected closing of the transaction were provided by the management of the Company.
Premiums Paid Analysis.
BGL noted that the consideration of $2.20 per share of Theragenics common stock represented a premium of:
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  47.7% over the closing price per share of Theragenics common stock on May 10, 2013, the last full trading day prior to the Company’s announcement of the letter of intent with Juniper, of $1.49;
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  45.8% over the volume weighted average price per share of Theragenics common stock, or VWAP, for the one-week period ending May 10, 2013 of $1.51;
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  47.1% over the VWAP for the 30-day period ending May 10, 2013 of $1.50;
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  42.8% over the VWAP for the 90-day period ending May 10, 2013 of $1.54; and
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  43.6% over the VWAP for the 6-month period ending May 10, 2013 of $1.53.
BGL reviewed data from 88 acquisitions of publicly traded domestic companies closed since August 1, 2012 and with enterprise values between $25 million and $500 million. The purpose of this analysis was to provide an overview of the premiums paid by acquirers — that is, the amount by which the per-share consideration exceeded the target’s pre-announcement unaffected share price — in other recent transactions. Using its professional judgment and experience and pursuant to industry standards, BGL chose this measurement for analysis to compare the premium represented by the merger consideration relative to a premiums paid in change-in-control transactions generally. None of these transactions or associated companies is identical to the merger or the Company. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of the Company in the merger versus the values of the companies in the selected transactions. Specifically, BGL analyzed the acquisition price per share as a premium to the closing share price one day, one week and 30 days prior to the announcement of the transaction, for all 88 transactions. BGL compared the range of resulting per share stock price premiums for the reviewed transactions to the premiums implied by the merger based on the price of Theragenics common stock one day, one week and 30 days prior to the last full trading day prior to the Company’s announcement of the letter of intent with Juniper. Information regarding the premiums from BGL’s analysis of these selected transactions is set forth in the following table:

Prior To Announcement	Theragenics Price	Implied Premium	Premiums Paid Data Percentile
			10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day	$1.49	47.7%	14.5%	19.7%	24.2%	35.0%	40.9%	47.1%	56.0%	71.9%	81.4%
One Week	1.53	43.8%	16.5%	21.1%	26.4%	34.1%	42.0%	49.2%	56.1%	70.4%	84.0%
30 Days	1.52	44.7%	18.3%	24.3%	29.3%	35.7%	42.9%	53.5%	62.6%	74.7%	84.6%
While the premiums paid analysis is one of the factors used in determining the fairness of the merger consideration to be received, BGL did not consider the premiums paid analysis alone in making its final assessment of fairness. Instead, the premiums paid analysis was considered in conjunction with the other analyses described in this Proxy Statement, all of which were carefully considered in BGL’s assessment, and no particular analysis was given any greater or lesser weight or significance relative to the other analyses. BGL believes that considering the premiums paid analysis individually, without considering all of BGL’s analyses as a whole, would create an incomplete view of the process underlying its opinion.
Selected Public Company Analysis
BGL reviewed and compared certain financial information relating to the Company to corresponding financial information, ratios and public market multiples for certain other publicly traded companies BGL deemed relevant. The purpose of this analysis was to provide a comparison of the respective valuations of certain companies that operate in similar lines of business or industries and under similar business and financial conditions as the Company.
Although none of the selected companies is directly comparable to the Company, BGL, using its professional judgment and experience, determined that such companies were the most appropriate for purposes of this analysis based on certain criteria that BGL considered to be appropriate in light of the applicable facts and circumstances. As such, BGL identified and reviewed financial and stock market information for the Company and the following one publicly held brachytherapy focused company and 14 publicly held diversified surgical products companies:
Selected Brachytherapy Focused:
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  Eckert & Ziegler Strahlen & Medizintechnik AG
Selected Diversified Surgical Products:
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  AngioDynamics, Inc.
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  ArthroCare Corporation
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  ATRION Corp.
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  Cardiovascular Systems, Inc.

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  CR Bard Inc.
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  CONMED Corp.
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  Greatbatch Inc.
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  Edwards Lifesciences Corp.
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  LeMaitre Vascular Inc.
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  Merit Medical Systems, Inc.
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  RTI Biologics, Inc.
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  SurModics, Inc.
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  Teleflex Incorporated
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  Vascular Solutions Inc.
While there may have been other companies that operate in similar industries to the Company or have a similar line of business or similar financial or operating characteristics to the Company, BGL did not specifically identify any other companies for this purpose.
BGL reviewed, among other things, enterprise values of the selected companies, calculated as equity market value based on reported fully diluted common shares outstanding (after accounting for the vesting of in-the-money stock options calculated using the treasury stock method) and closing stock prices on July 31, 2013, plus debt outstanding and preferred stock, less cash and cash equivalents, as a multiple, to the extent publicly available, of latest 12 months and projected calendar year 2013 earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, as adjusted for non-recurring items, referred to as adjusted EBITDA. The corresponding trading multiples were derived for each of The Company’s two business segments and applied to the appropriate metric specific to the individual business segment. The enterprise value to adjusted EBITDA multiple observed for the selected brachytherapy focused company for the latest 12 months was 5.3x and for projected calendar year 2013 was 4.9x. The overall low, mean, median and high enterprise value to adjusted EBITDA multiples observed for the selected diversified surgical products companies for the latest 12 months, unadjusted for appropriate discounts and premia, were 7.1x, 10.4x, 10.4x and 13.8x, respectively, and for the projected calendar year 2013 were 7.7x, 10.9x, 10.9x and 15.1x, respectively.
Using the reference ranges for the enterprise value to adjusted EBITDA multiple benchmarks and the Company’s adjusted EBITDA for the last 12 months, referred to as LTM, period ending June 30, 2013 and projected calendar year 2013, BGL determined implied enterprise values for the Company, then subtracted estimated indebtedness as of the expected closing of the transaction, including the obligations in connection with the Company’s CIC payment agreements, added estimated cash and cash equivalents as of the expected closing of the transaction, and adjusted for certain premia and discounts appropriate for this analysis to determine an implied equity value. The estimates for indebtedness and cash and cash equivalents as of the expected closing of the transaction were provided by the management of the Company. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company were based on the Company’s public filings, internal financial statements and internal estimates of the Company’s management. After accounting for the vesting of in-the-money stock options (calculated using the treasury stock method), this analysis indicated the ranges of implied values per share of Theragenics common stock, on a fully diluted basis, of approximately $2.08 to $2.94 on an LTM basis, and $1.24 to $1.66 on a projected calendar year 2013 basis, as compared to the merger consideration of $2.20 per share.
Although BGL compared the implied per share equity values of the selected public companies to the merger consideration, none of the selected public companies is identical to the Company. Accordingly, any analysis of the selected publicly traded companies necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of the selected publicly traded companies.

BGL noted that, as indicated above, the merger consideration falls within the per share equity reference range implied by the selected public company analysis. Notwithstanding the foregoing, while the selected public company analysis is one of the factors used in determining the fairness of the merger consideration to be received, BGL did not consider the selected public company analysis alone in making its final assessment of fairness. Instead, it was considered in conjunction with the other analyses described in this Proxy Statement, all of which were carefully considered in BGL’s assessment and no particular analysis was given any greater or lesser weight or significance relative to the other analyses. BGL believes that considering the selected public company analysis individually, without considering all of BGL’s analyses as a whole, would create an incomplete view of the process underlying its opinion.
Selected M&A Transactions Analysis
BGL performed an analysis of selected M&A transactions completed since 2006. The purpose of this analysis was to provide an overview of the consideration paid by acquirers in recent comparable transactions involving the acquisition of companies within the Company’s industry. The selected transactions were not intended to be representative of the entire range of possible transactions in the diversified medical devices industry because complete information relating to such entire range of transactions is not always publicly available. While none of the companies that participated in the selected transactions are directly comparable to the Company, BGL, using its professional judgment and experience, deemed such transactions relevant after analyzing them in connection with certain criteria that BGL considered to be appropriate in light of the applicable facts and circumstances. Such criteria included, but were not limited to, the fact that the selected transactions involved companies that provide diversified medical devices, and the respective enterprise values of the target companies being between $20 million and $1 billion in such transactions that BGL considered similar to the industry, operating and financial characteristics of the Company. No specific numeric or other similar criteria were used to select the selected transactions, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company operating in a line of business and under business and financial conditions similar, in whole or in part, to the Company’s may have been included, while a transaction involving the acquisition of a similarly sized company with less similar lines of business and operating under different business and financial conditions may have been excluded.
As such, BGL reviewed publicly available financial terms of the following 25 selected transactions announced between January 1, 2006 and July 31, 2013, involving companies that provide diversified medical devices (identified by target/acquirer and month and year of announcement):
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  Targeted Therapies division of Nordion Inc. (d/b/a Therasphere)/BTG plc (May 2013)
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  Angiotech Pharmaceuticals, Interventional Cardiology Division/Argon Medical Devices (March 2013)
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  King Systems Corporation/Ambu A/S (December 2012)
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  Thomas Medical Products, Inc./Merit Medical Systems, Inc. (November 2012)
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  Aspen Surgical Products, Inc./Hill-Rom, Inc. (July 2012)
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  Kensey Nash Corporation/Koninklijke DSM N.V. (May 2012)
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  Navilyst Medical Inc./AngioDynamics Inc. (January 2012)
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  IZI Medical Products, Inc./Landauer Inc. (November 2011)
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  Synovis Life Technologies Inc./Baxter International Inc. (October 2011)
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  Cardiac Science Corporation/Opto Circuits (India) Ltd. (October 2010)
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  AVID Medical, Inc./Medical Action Industries Inc. (August 2010)
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  Micrus Endovascular Corp./Codman & Shurtleff, Inc. (July 2010)
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  SenoRx, Inc./Bard Peripheral Vascular, Inc. (May 2010)

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  Medegen, LLC/CareFusion Corporation (March 2010)
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  Datascope Corp./Getinge AB (September 2008)
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  NeedleTech Products, Inc./Theragenics Corp. (July 2008)
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  Kensey Nash Corp., Endovascular Business/The Spectranetics Corporation (May 2008)
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  Specialized Health Products International, Inc./CR Bard Inc. (March 2008)
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  Boston Scientific Corporation, Cardiac Surgery and Vascular Surgery Businesses/Getinge AB (November 2007)
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  Avail Medical Products, Inc./Flextronics International Ltd. (August 2007)
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  Foxhollow Technologies, Inc./ev3 Inc. (July 2007)
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  RITA Medical Systems Inc./AngioDynamics Inc. (November 2006)
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  Galt Medical Corp./Theragenics Corp. (August 2006)
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  Miltex, Inc./Integra LifeSciences Holdings Corporation (April 2006)
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  Astro Instrumentation, Inc./Sparton Corp. (March 2006)
BGL reviewed, among other things, transaction values in the selected transactions, calculated as the purchase price paid for the target company’s equity, plus debt outstanding and preferred stock, less cash and cash equivalents, as a multiple, to the extent publicly available, of such target companies’ LTM adjusted EBITDA. The overall low, mean, median and high enterprise value to LTM adjusted EBITDA multiples observed for the selected transactions, unadjusted for appropriate discounts, were 7.5x, 12.6x, 12.0x, and 17.8x, respectively. Using multiples observed for the selected transactions, BGL determined an implied enterprise value for the Company, then subtracted estimated indebtedness as of the expected closing of the transaction, including the obligations in connection with the Company’s CIC payment agreements, added estimated cash and cash equivalents as of the expected closing of the transaction, and adjusted for certain discounts appropriate for this analysis to determine an implied equity value. The estimates for indebtedness and cash and cash equivalents as of the expected closing of the transaction were provided by the management of the Company. After accounting for the vesting of in-the-money stock options (calculated using the treasury stock method), this analysis indicated a range of implied values per share of Theragenics common stock, on a fully diluted basis, of approximately $1.90 to $4.36, as compared to the merger consideration of $2.20 per share.
Although BGL analyzed the implied per share equity values by the selected transactions and compared them to merger consideration, none of these transactions or associated companies is identical to the merger or the Company. Accordingly, any analysis of the selected transactions necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of the Company in the merger versus the values of the companies in the selected transactions.
BGL noted that, as indicated above, the merger consideration falls within the per share equity reference range implied by the selected transactions analysis. Notwithstanding the foregoing, while the selected transactions analysis is one of the factors used in determining the fairness of the merger consideration to be received, BGL did not consider the selected transactions analysis alone in making its final assessment of fairness. Instead, it was considered in conjunction with the other analyses described in this Proxy Statement, all of which were carefully considered in BGL’s assessment and no particular analysis was given any greater or lesser weight or significance relative to the other analyses. BGL believes that considering the selected transactions analysis individually, without considering all of BGL’s analyses as a whole, would create an incomplete view of the process underlying its opinion.
Discounted Cash Flow Analysis
BGL utilized information included in the projected financial information to perform a discounted cash flow analysis of the projected future cash flows of the Company for the period commencing October 1, 2013 and ending December 31, 2017. The purpose of this analysis was to calculate the estimated present value of the unlevered, after tax free cash flows of the Company. Using discounted cash flow methodology, BGL calculated the present values of the projected free cash flows for the Company. In this analysis the unlevered, after-tax free cash flows for the Company from the period commencing October 1, 2013 and ending December 31, 2017 were defined as operating income, adjusted to remove the impact of public company related expenses, less taxes, capital expenditures, changes in net working capital and cash outflows related to restructuring-related initiatives, plus depreciation, amortization and other non-cash charges. BGL reviewed certain financial projections prepared by Company management and determined that, based on BGL’s experience and professional judgment, certain management assumptions regarding the revenue growth rates and operating margins projected for the surgical products division of the Company should be moderated for purposes of this analysis given the riskiness of current strategic initiatives and historical performance of the division (which is referred to herein as the “sensitized case”). BGL calculated the assumed terminal value of the Company at January 1, 2018 by multiplying adjusted EBITDA in the projected fiscal year ending December 31, 2017 by multiples ranging from 7.0x to 8.0x. BGL noted that the assumed terminal EBITDA exit multiple range was based on the multiples implied by the merger, the range of multiples from the selected public company trading analysis and the range of multiples from the selected M&A transactions analysis shown above. To discount the projected free cash flows and terminal value to present value, BGL used discount rates ranging from 20% to 24%. The discount rates were selected by BGL based on the Company’s weighted average cost of capital analysis applying the capital asset pricing model. BGL aggregated (i) the present value of the free cash flows over the applicable forecast period with (ii) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. BGL then derived a range of fully diluted equity values per share by subtracting estimated indebtedness as of the expected closing of the transaction, including the obligations in connection with the Company’s CIC payment agreements, and estimated cash and cash equivalents as of the expected closing of the transaction from the resulting enterprise value range and dividing the resulting equity value by the total fully diluted shares of the Company outstanding as of July 31, 2013, which was approximately 31.6 million shares including gross shares issuable upon the exercise of stock options based on the offer price of $2.20 per share less assumed option proceeds. The estimates for indebtedness and cash and cash equivalents as of the expected closing of the transaction were provided by the management of the Company. This analysis indicated an implied per share equity reference range of $2.04 to $2.49, as compared to the merger consideration of $2.20 per share.
BGL noted that, as indicated above, the merger consideration falls within the per share equity reference range implied by the discounted cash flow analysis. Notwithstanding the foregoing, while the discounted cash flow analysis is one of the factors used in determining the fairness of the merger consideration to be received, BGL did not consider the discounted cash flow analysis alone in making its final assessment of fairness. Instead, it was considered in conjunction with the other analyses described in this Proxy Statement, all of which were carefully considered in BGL’s assessment and no particular analysis was given any greater or lesser weight or significance relative to the other analyses. BGL believes that considering the discounted cash flow analysis individually, without considering all of BGL’s analyses as a whole, would create an incomplete view of the process underlying its opinion.
Leveraged Buyout Analysis
BGL performed a leveraged buyout analysis to determine, based on the Company’s ability to service a given level of debt using its projected future earnings stream and corresponding cash flows, an estimate of a theoretical purchase price that could be paid by a hypothetical financial sponsor in an acquisition of the Company, assuming such transaction was financed on customary market terms and assuming that such financial buyer will seek to realize a return on its investment in 2017. For purposes of the leveraged buyout analysis, BGL used the sensitized case adjusted to remove the impact of public company related expenses. Estimated exit values were calculated by multiplying projected adjusted EBITDA in the projected fiscal year ending December 31, 2017 by multiples ranging from 6.0x to 9.0x, which exit value multiples were determined based on BGL’s experience and professional judgment from the multiples implied by the merger, the range of multiples from the selected public company trading analysis and the range of multiples from the selected M&A transactions analysis shown above. BGL then derived a range of theoretical purchase prices based on assumed required internal rates of return for a buyer between 25.0% and 35.0%, which range of returns was, in BGL’s professional judgment, generally reflective of the range of internal rates of return that would be required by a typical investor in a leveraged buyout analysis of this type. This analysis indicated an implied per share equity reference range of $1.97 to $2.65 as compared to the merger consideration of $2.20 per share.
BGL noted that, as indicated above, the merger consideration falls within the per share equity reference range implied by the leveraged buyout analysis. Notwithstanding the foregoing, while the leveraged buyout analysis is one of the factors used in determining the fairness of the merger consideration to be received, BGL did not consider the leveraged buyout analysis alone in making its final assessment of fairness. Instead, it was considered in conjunction with the other analyses described in this Proxy Statement, all of which were carefully considered in BGL’s assessment and no particular analysis was given any greater or lesser weight or significance relative to the other analyses. BGL believes that considering the leveraged buyout analysis individually, without considering all of BGL’s analyses as a whole, would create an incomplete view of the process underlying its opinion.
General
This summary is not a complete description of the analysis performed by BGL but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires BGL to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by BGL was carried out in order to provide a different perspective on the financial terms of the merger and add to the total mix of information available. The analyses were prepared solely for the purpose of BGL providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. BGL did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness to the holders of Theragenics common stock (other than shares owned by the Company or shares owned by Purchaser or any of its affiliates or investors) of the consideration to be received by those stockholders in the merger pursuant to the merger agreement. Rather, in reaching its conclusion, BGL considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. BGL did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, BGL believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the merger. In performing its analyses, BGL made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by BGL are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.
Certain Management Forecasts
The Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results and is especially cautious of making financial forecasts because of the unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction, we provided certain non-public financial forecasts that were prepared by our management to VRA, BGL, Juniper, and other interested parties.
A summary of these management financial forecasts has been included in this proxy statement. This summary is not being included in this document to influence your decision whether to vote for or against the proposal to adopt the merger agreement, but is being included because these management financial forecasts were made available to our board of directors, its advisors, and potential buyers who signed a confidentiality agreement with the Company. The inclusion of this information should not be regarded as an indication that our board of directors, its advisors or any other person considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results, and these forecasts should not be relied upon as such. For purposes of its fairness opinion, BGL also adjusted the management financial forecasts set forth below to reflect execution risks. See “The Merger (Proposal 1) — Opinion of the Company’s Independent Financial Advisor” beginning on page 36.
These management financial forecasts were not prepare with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.
The management financial forecasts reflect numerous estimates and assumptions made by us with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. The assumptions upon which the financial forecasts were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The financial forecasts also reflect assumptions as to certain business decisions that are subject to change. Among other things, these assumptions include the effect of the previously announced restructuring of our vascular access manufacturing operations.
The financial forecasts reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the financial forecasts constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such forecasts. See “Cautionary Statements Concerning Forward-Looking Information.” There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than forecast. The financial forecasts cover multiple years and such forecasts by their nature become less predictive with each successive year. In addition, the financial forecasts will be affected by our ability to achieve strategic goals, objectives and targets over the applicable periods. Such financial forecasts cannot, therefore, be considered a guarantee of future operating results, and these forecasts should not be relied on as such. The financial forecasts do not take into account any costs and expenses, whether previously incurred or to be incurred in the future, related to the merger contemplated by the merger agreement. Nor do the financial forecasts take into account any circumstances or events occurring after the date they were prepared, including the merger contemplated by the merger agreement. Further, the financial forecasts do not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or continuing in that context. The Company does not intend, and disclaims any obligation, to update, revise or correct such financial forecasts if they are or become inaccurate (even in the short term).
The financial forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in our public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in our financial forecasts, stockholders are cautioned not to place undue, if any, reliance on the financial forecasts included in this proxy statement.

The following is a summary of the financial forecasts for the Company prepared by our management and provided to our board of directors and advisors, Juniper and other interested parties (dollars in millions):

	Year
	2013E	2014E	2015E	2016E	2017E
Total revenue	$78.1	$78.5	$81.8	$86.0	$90.3
Adjusted operating income(1)	$(1.3)	$2.5	$5.3	$7.2	$8.6
Adjusted EBITDA(2)	$7.1	$10.0	$12.3	$13.6	$15.0
Capital expenditures	$3.1	$2.3	$1.2	$1.4	$1.2
Net working capital at end of year	$56.6	$55.1	$53.4	$51.8	$50.0
Revenue growth	(5.0%)	0.5%	4.2%	5.2%	5.0%

(1)
  Adjusted operating income is determined by adding special items to operating income as determined in accordance with GAAP. Special items primarily include restructuring related expenses and expenses related to the merger contemplated by the merger agreement.
(2)
  Adjusted EBITDA is determined by adding the following items to net income, the closest GAAP financial measure: interest, taxes, depreciation, amortization, share-based compensation expense, and other special items, such as restructuring related expenses and expenses related to the merger contemplated by the merger agreement.
Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to operating income or any other performance measures derived in accordance with GAAP. In addition, our measurement of this non-GAAP measure may not be comparable to that of other companies
The inclusion of the financial forecasts herein should not be deemed an admission or representation by us or the board of directors that they are viewed by the foregoing parties as material information of the Company, and in fact we and the board of directors view the financial forecasts as immaterial because, among other reasons, of the inherent risks and uncertainties associated with such long-range forecasts.
Certain Effects of the Merger
If the merger is completed, all of the equity interests in the Company will be owned by ParentCo. No current Company stockholder will have any ownership interest in, or be a stockholder of, the Company, except for (a) Juniper Public Fund, L.P. (“Public Fund”), which has agreed to contribute shares of Theragenics common stock directly or indirectly to Purchaser in exchange for an indirect interest in the surviving corporation, (b) the Continuing Executives (as defined below) who have agreed to contribute shares of Theragenics common stock directly or indirectly to Purchaser in exchange for an indirect interest in the surviving corporation and (c) members of management who may be entitled to participate in equity plans of the surviving corporation or its affiliates. As a result, the Company’s stockholders will no longer benefit from any increases in the Company’s value, nor will they bear the risk of any decreases in the Company’s value. Following the merger, ParentCo will benefit from any increases in the value of the Company and also will bear the risk of any decreases in the value of the Company.
If the merger is completed, each share of Theragenics common stock owned immediately prior to the effective time of the merger, other than as provided below, will be converted into the right to receive $2.20 in cash, without interest and less any applicable withholding taxes. The following shares of Theragenics common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (a) shares of Theragenics common stock owned by the Company, (b) shares of Theragenics common stock owned by Purchaser or any of its subsidiaries or (c) shares of Theragenics common stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights under Section 262 of the DGCL.
If the merger is completed, each stock option holder will be entitled to receive the excess, if any, of the $2.20 per share merger consideration and the option exercise price, regardless of whether the option is then exercisable, and each holder of shares of restricted stock will be entitled to receive an amount equal to $2.20 (the per share merger consideration) per share of Theragenics common stock underlying such share of restricted stock, in each case, without interest and less any applicable withholding taxes. As of the date of this Proxy Statement, there are 1,902,948 shares of unvested restricted stock outstanding which will fully vest upon consummation of the merger.
If the merger is completed, the Theragenics common stock will be delisted from the NYSE (and no longer publicly traded) and deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC, in each case, in accordance with applicable law, rule or regulation.
Effects on the Company if the Merger is Not Completed
If the merger agreement is not adopted by the Company’s stockholders or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company, and Theragenics common stock will continue to be quoted on the NYSE. In addition, if the merger is not completed, the Company expects that management will operate the Company’s business in a manner generally consistent with its existing business plan (including the previously announced restructuring of its vascular access manufacturing operations) and that the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which the Company operates and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, the market price of Theragenics common stock is likely to decline significantly. If that were to occur, it is uncertain when, if ever, the price of Theragenics common stock would return to the price at which it trades as of the date of this Proxy Statement.
Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Theragenics common stock. If the merger is not completed, the Board will continue to evaluate and review the Company’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by the Company’s stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.
In addition, if the merger agreement is terminated, under specified circumstances, the Company would be required to pay Purchaser a termination fee of $2.0 million in certain circumstances if the termination occurs prior to the no-shop period start date, or on account of a superior proposal made prior to the no-shop period start date, and $3.5 million otherwise less any reimbursable expenses previously paid by the Company to Purchaser. In addition, if the merger agreement is terminated, under specified circumstances, the Company may be required to reimburse Purchaser for certain of its expenses up to a cap of $1.5 million. Lastly, the merger agreement also provides that Purchaser will be required to pay the Company a termination fee equal to $2.0 million in the event of a financing failure (as defined in the merger agreement) or $4.0 million in the event of a willful breach by Purchaser and in certain other circumstances. See “The Merger Agreement — Effect of Termination; Fees and Expenses” beginning on page 82.
Regulatory Approvals
In connection with the merger, the Company is required to make certain filings with, and comply with certain laws of, various federal and statement governmental agencies, including:
•
  obtaining consent from the Environmental Protection Division of the Georgia Department of Natural Resources for the transfer of control of the Company’s activities under its radioactive materials license;
•
  filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL after the adoption of the merger agreement by the Company’s stockholders; and
•
  complying with U.S. federal securities laws.

The Company submitted a change of control notification relating to the Company’s radioactive materials license to the Environmental Protection Division of the Georgia Department of Natural Resources on August 8, 2013. The Environmental Protection Division is currently in the process of reviewing the Company’s submission.
At any time before or after consummation of the merger, the Antitrust Division of the Department of Justice, the Free Trade Commission, or state or foreign antitrust and competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of the Company or Purchaser. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Merger Financing
The obligations of Purchaser to complete the merger under the merger agreement are not subject to any condition that Purchaser obtain funds to consummate the merger and the other transactions contemplated by the merger agreement. Juniper Holdings, Inc. (“ParentCo”), parent of Purchaser, has obtained equity commitments and debt financing commitments for the transactions contemplated by the merger agreement, the proceeds of which, assuming the financing commitments are funded in accordance with their terms, will be contributed to Purchaser and used to pay the aggregate merger consideration and all related fees and expenses and to pay any other amounts required to be paid at the closing of the merger in connection with the consummation of the transactions contemplated by the merger agreement.
Equity Financing
Juniper TGX Investment Partners, LLC (“Equity LLC”), parent of ParentCo, has secured funds in an aggregate amount equal to approximately $9.4 million from Fifth Third Capital Holdings, LLC, the Peter D’Aloia 2009 GRAT, Tom Latsos, Jakob K. Mieritz, Jeffrey Obermayer, Michael Pagonas and George Stoeckert for the purpose of funding a portion of the aggregate merger consideration pursuant to the merger agreement and to pay related fees and expenses. Of the $9.4 million, $5.5 million, representing the contribution from Fifth Third Capital Holdings, LLC, is being held in escrow pending instructions from Juniper to release such funds in connection with the payment of the merger consideration.
Juniper Public Fund, L.P. (“Public Fund”) has agreed to contribute up to approximately 2.0 million shares of Theragenics common stock directly or indirectly to Purchaser. In addition, certain executives of the Company have been offered the opportunity to invest in Purchaser or one of its affiliated entities.
Purchaser has also received commitments from Garrison Capital Equity Holdings, LLC, GMMF Equity Holdings LLC, James Grant, Juniper TGX Investors, LLC, Bradford Koenig and Patrick Sullivan (collectively, the “committed equity investors”) to contribute an aggregate of approximately $6.0 million in cash indirectly to Purchaser pursuant to equity commitment letters.
The equity commitment letters are subject to the following conditions:
•
  the satisfaction or waiver at the closing of all conditions precedent to the obligations of Purchaser to consummate the transactions contemplated by the merger agreement, other than conditions that by their terms are to be satisfied at the closing, but subject to the prior or substantially concurrent satisfaction of those conditions; and
•
  the funding of the debt financing (or the availability of the debt financing to be funded at closing if the contribution is funded by the relevant Committed Equity Investor).
In addition, each equity commitment letter will terminate automatically and immediately upon the earliest to occur of:
•
  the valid termination of the merger agreement in accordance with its terms;
•
  the closing (at which time the obligations shall be discharged); and
•
  the Company or any of its affiliates directly or indirectly asserting any claim against the relevant Committed Equity Investor.

Limited Guaranty
In connection with the merger agreement, Equity LLC has executed a limited guaranty in favor of the Company to guarantee, subject to the limitations described therein, specified obligations of Purchaser to pay a termination fee under Section 7.6(c) and Section 7.6(d) of the merger agreement, up to $2 million or $4 million, respectively.
The limited guarantee will terminate on the earliest of (i) the consummation of the merger and (ii) the first anniversary of the termination of the merger agreement in accordance with its terms, except as to a claim for payment of the payment obligations presented by the Company to Purchaser or Equity LLC by such first anniversary.
In addition, in the event that the Company or any of its subsidiaries or controlled affiliates asserts in any litigation or other proceeding that (i) certain provisions of the limited guaranty, including provisions limiting Equity LLC’s liability to the overall cap, are illegal, invalid or unenforceable in whole or in part, or (ii) any theory of liability against Equity LLC or its affiliates with respect to the transactions contemplated by the merger agreement other than liability of Equity LLC under the limited guaranty or liability of Purchaser under the merger agreement, then (a) the obligations of Equity LLC under the limited guaranty will terminate and be null and void, (b) if Equity LLC previously made any payments under the limited guaranty, it will be entitled to recover such payments, and (c) neither Equity LLC nor any of its affiliates shall have any liability to the Company with respect to the transactions contemplated by the merger agreement or under the limited guaranty.
Debt Financing
In connection with the merger, Credit Suisse AG (acting through its various branches and affiliates, “CS”), and Garrison Investment Group LP (“Garrison”, and together with CS, the “debt commitment parties”) have committed to provide senior secured debt financing facilities in a total amount of $50.0 million (the “debt facilities”) on the terms and conditions set forth in a commitment letter, dated as of August 2, 2013, between the debt commitment parties and ParentCo (the “debt commitment letter”). The debt facilities will consist of a $42.5 million senior secured term loan facility (the “term facility”) and a $7.5 million senior secured revolving credit facility (the “revolving facility”). CS has agreed to act as administrative agent and collateral agent for the debt facilities (in such roles, the “agent”). Purchaser will initially be the borrower under the debt facilities, and following the consummation of the merger, the Company will become the borrower (the “borrower”). The lenders under the debt facilities will be the debt commitment parties and the debt commitment parties’ permitted assigns (collectively, the “lenders”).
The commitments of the commitment parties to provide the debt facilities will terminate on November 30, 2013 if the debt facilities have not closed on or before that date. The obligations of the debt commitment parties to provide debt financing under the debt commitment letter are subject to certain conditions, including:
•
  the consummation of the merger and the related transactions on the terms and conditions set forth in the merger agreement, absent any changes, amendments, waivers or other modifications that are materially adverse to the interests of the borrower, the debt commitment parties or other lenders without the consent of the agent;
•
  the funding of the minimum equity commitment substantially simultaneously with the closing and funding of the debt facilities, and the refinancing of the material outstanding indebtedness of the Company and its subsidiaries;
•
  the Company and its subsidiaries shall have granted to the agent, for the benefit of the lenders, first-priority perfected security interests in the collateral, which will include the equity interests of the borrower (to be pledged by its immediate parent company) and substantially all of the assets of the borrower and its subsidiaries (subject to customary and limited exceptions and exclusions, and permitted liens), and the agent shall have received satisfactory lien and judgment searches;
•
  the negotiation, execution and delivery of final documentation for the debt facilities, consistent with the term sheets attached to the debt commitment letter, and satisfactory to the debt commitment parties;

•
  compliance with the terms of the commitment letter and the associated fee letter, and the payment of certain fees and expenses;
•
  the accuracy of certain specified representations and warranties in the merger agreement with respect to the Company, and certain representations and warranties to be made under the debt facilities documentation, as required in the debt commitment letter;
•
  the Agent’s receipt of certain historical financial statements and financial projections of the Company, as specified in the debt commitment letter, as well as a customary solvency certificate from the chief financial officer of Purchaser’s direct parent company;
•
  there not having occurred, since December 31, 2012 any “Company material adverse effect” (as defined in an exhibit to the debt commitment letter, based on the definition in the merger agreement) or any event, state of fact, circumstance, development, change or effect that would reasonably be expected to have such a Company material adverse effect;
•
  there not having been any other issues of debt securities or commercial bank or other credit facilities (other than any overdrafts under cash management accounts in the ordinary course of business) of Purchaser, its direct parent company, the Company or any of their respective subsidiaries being announced, offered, placed or arranged (other than a permitted ABL facility, as described below); and
•
  the agent’s receipt of certain updated environmental reports, as specified in the debt commitment letter.
The entire amount of the term facility will be drawn on the closing date of the merger. The term facility will have a term of five years, and the borrower will be required to make mandatory quarterly amortization payments equal to 1.25% of the initial principal amount of the term facility for the first eight quarters following the closing of the debt facilities, and then mandatory quarterly amortization payments equal to 2.50% of the initial principal amount of the term facility for each following quarter. Also, the borrower will be required to make mandatory prepayments of the loans under the debt facilities from a percentage of excess cash flow, proceeds of asset sales (subject to certain reinvestment rights), issuances of non-permitted indebtedness, issuances of equity, and other extraordinary receipts, subject to certain thresholds and exemptions. Voluntary and certain other prepayments of principal under the term facility will be subject to a prepayment premium equal to 3.0% of the prepaid amount in the first year after the closing date of the merger, 2.0% in the second year and 1.0% in the third year (the “prepayment premium”). Prepayments of the term facility are also subject to the payment of customary LIBOR breakage costs.
The revolving facility will have a term of five years, and amounts under the revolving facility may be borrowed and repaid at any time, subject only to customary LIBOR breakage costs. Initially, up to $1.8 million of the revolving facility will be available for the issuance of letters of credit, and that amount will decline to approximately $1 million once certain agreed letters of credit expire. The unused portion of the revolving facility will be subject to a commitment fee.
The debt facilities will be subject to customary representations and warranties, affirmative covenants, negative covenants (including, without limitation, restrictions on incurrence of indebtedness, investments, sales of assets, mergers and consolidations, prepayments of junior indebtedness, incurrence of liens, transactions with affiliates, and dividends and other distributions), events of default (including upon a change of control), and also certain financial maintenance covenants (a maximum senior secured leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio).
At any time before, on or after the closing date of the merger, the borrower can terminate the whole revolving facility and replace the revolving facility with an asset-based revolving credit facility of up to $30 million, on terms and conditions reasonably satisfactory to the agent (a “permitted ABL facility”). If more than $7.5 million is funded under a permitted ABL facility, then that excess amount will be required to be used to prepay the term facility on a dollar for dollar basis subject to the prepayment premium. The allocation of collateral between the permitted ABL facility and the term facility, and payment priority and intercreditor provisions, will be on customary terms reasonably satisfactory to the agent.

Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendation of the Board to adopt the merger agreement and the merger, you should be aware that certain directors and executive officers of the Company have certain interests in the merger that may be different from, or in addition to, the interests of the stockholders of the Company generally. The Board was aware of these additional and different interests and considered them, along with other matters, when deciding to adopt the merger agreement and the merger and recommend to the stockholders of the Company that the merger agreement be adopted. These interests are described below.
Outstanding Stock.   As described in “Security Ownership of Certain Beneficial Owners and Management” beginning on page 92, certain of our executive officers and directors hold shares of Theragenics common stock. All outstanding shares of Theragenics common stock, including shares held by our executive officers and directors, will be converted into the right to receive the per share merger consideration at the Effective Time. Immediately prior to the Effective Time, certain of our executive officers will exchange a portion of their shares of Theragenics common stock for equity interests in Purchaser, and such shares will not be converted for the per share merger consideration. See “The Merger (Proposal 1) — New Arrangements with Purchaser” beginning on page 52.
Equity Awards.   All of the Company’s outstanding unvested equity awards will vest as result of the merger and will be treated as described below. Amounts paid in respect of equity awards will be reduced by any applicable withholding taxes.
Stock Options.   All holders of options to acquire Theragenics common stock with an exercise price per share lower than the per share merger consideration will be entitled to receive cash in exchange for the cancellation of their stock options pursuant to the terms of the merger agreement. Immediately prior to the effective time of the merger, each unexpired and unexercised option (whether or not otherwise vested and exercisable) to purchase shares of Theragenics common stock under any stock option plan will be cancelled, and each holder of any such option will be entitled to receive a cash payment of an amount determined by multiplying (x) the total number of shares of Theragenics common stock previously subject to such option by (y) the excess, if any, of the per share merger consideration over the exercise price per share of Theragenics common stock previously subject to such option.
The following table sets forth information regarding stock options held by our executive officers and directors and the proceeds to be received with respect to their Company stock options upon completion of the merger:

	Number of Vested Options(1)	Proceeds From Vested Options	Number of Unvested Options(1)	Proceeds From Unvested Options
Named Executive Officers:
M. Christine Jacobs	321,750	$168,654	72,550	$40,302
Bruce W. Smith	164,950	89,456	46,950	26,516
Francis J. Tarallo	189,500	100,710	49,800	28,250
Non-Officer Directors:
Kathleen Dahlberg	10,000	10,250	0	0
K. Wyatt Engwall	10,000	10,250	0	0
John Herndon	10,000	10,250	0	0
C. David Moody, Jr.	10,000	10,250	0	0
Peter Saunders	10,000	10,250	0	0
All Directors and Executive Officers as a Group (11 persons):	1,010,450	$619,577	291,850	$164,635

(1)
  Includes options with exercise prices of $2.20 or more for which no proceeds will be paid upon completion of the merger.

Restricted Stock.   All holders of restricted stock will be entitled to receive cash in exchange for the cancellation of their restricted stock pursuant to the terms of the merger agreement. The following table sets forth the number of shares of unvested restricted stock held by our executive officers and directors and the amounts to be received with respect to their unvested restricted stock upon completion of the merger:

	Number of Shares of Restricted Stock	Proceeds from Restricted Stock
Named Executive Officers:
M. Christine Jacobs	438,950	$965,690
Bruce W. Smith	252,800	556,160
Francis J. Tarallo	265,487	584,071
Non-Officer Directors:
Kathleen Dahlberg	60,000	132,000
K. Wyatt Engwall	60,000	132,000
John Herndon	60,000	132,000
C. David Moody, Jr.	60,000	132,000
Peter Saunders	60,000	132,000
All Directors and Executive Officers as a Group (11 persons):	1,902,948	$4,186,484
Cash Incentive Awards.   The terms of the outstanding short-term and long-term performance-based cash incentive compensation awards under the Theragenics Corporation Cash Incentive Plan provide that such awards would vest and become payable at the target performance level as of the merger. Each of the executive officers other than Mr. Smith has waived the right to receive accelerated payment of such awards at the closing of the merger as more fully described under “— New Arrangements with Purchaser” below. The following table sets forth the amount that Mr. Smith will receive with respect to his outstanding incentive compensation awards upon completion of the merger, as well as the amounts that our other executive officers would have received with respect to outstanding incentive compensation awards upon completion of the merger had he or she not agreed to the arrangements described below under “— New Arrangements with Purchaser”:

	Short-term Incentive Compensation Awards	Long-term Incentive Compensation Awards
Named Executive Officers:
M. Christine Jacobs(1)	$427,500	$918,200
Bruce W. Smith(2)	157,000	504,600
Francis J. Tarallo(1)	187,000	533,000
All Executive Officers as a Group (6 persons):	$1,060,700	$3,246,100

(1)
  The officer has waived his or her right to payment of these amounts at completion of the merger in consideration for the post-merger arrangements described under “— New Arrangements with Purchaser” below.
(2)
  Mr. Smith has informed the Company that he intends to resign as of the completion of the merger, in which case he would be entitled under the terms of his outstanding cash incentive awards to the amounts shown.
Any amounts actually paid upon vesting of cash incentive compensation awards will be reduced by any applicable withholding taxes.
New Arrangements with Purchaser
In connection with the proposed merger, M. Christine Jacobs, Francis J. Tarallo, Janet Zeman, C. Russell Small, and Joseph Plante executed binding term sheets which significantly modified the payments such officers would otherwise be entitled to receive upon completion of the merger pursuant to their outstanding cash incentive awards and respective employment agreements. The binding terms sheets set forth a summary of the material terms of such current officers’ subsequent arrangements with Purchaser and will supersede their existing employment agreements. Such arrangements are contingent upon, and not effective until, the execution of new employment agreements and the completion of the consummation of the merger.
Ms. Jacobs has indicated that she plans to retire as Chief Executive Officer of the Company in connection with the merger and has entered into a binding term sheet with Purchaser with respect to post-closing consulting services. The binding term sheet between Purchaser and each of Mr. Tarallo, Ms. Zeman, Mr. Small and Mr. Plante (the “Continuing Executives”) provides that Purchaser and the Continuing Executives have agreed to negotiate new employment agreements as set forth below. In the event that, prior to the closing of the merger, Ms. Jacobs or any of the Continuing Executives is terminated by the Company without cause (as defined in the applicable officer’s current employment agreement) or terminates employment for good reason (as defined in the applicable officer’s current employment agreement), he or she will be eligible to receive only those benefits he or she may be entitled to receive under the terms of the officer’s current employment agreement, as applicable. For more information regarding potential benefits payable to these officers in connection with the merger, see “Advisory Vote on Merger-Related Compensation (Proposal 2)” beginning on page 86.
Purchaser Arrangement with Ms. Jacobs.   On August 2, 2013, Purchaser and Ms. Jacobs entered into a binding term sheet, referred to as the “Jacobs Term Sheet”, which sets forth the principal terms of the consulting arrangement between Purchaser and Ms. Jacobs. Pursuant to the Jacobs Term Sheet, Ms. Jacobs has agreed to provide consulting services to the Company on the terms and conditions below and to modify certain severance and other benefits to which she would have otherwise been entitled under her existing employment agreement if she resigned immediately following the completion of the merger. For a summary of the severance and other rights under her existing agreement which Ms. Jacobs waived in exchange for the rights under the Jacobs Term Sheet, see the table captioned “Advisory Vote on Merger-Related Compensation (Proposal 2) — Current Company Compensation Arrangements” on page 86. The principal terms of the Jacobs Term Sheet are set forth below:
•
  New Consulting Agreement:   In connection with the closing, Ms. Jacobs will enter into a new consulting agreement with Purchaser which will supersede her existing employment agreement.
•
  Term:   The consulting agreement will have a term ending December 31, 2014.
•
  Title:   Ms. Jacobs will report to the Company’s Chief Executive Officer and her title will be consultant.
•
  Compensation:   Ms. Jacobs will be paid a consulting fee at a $1 million annual rate in equal monthly installments through December 31, 2014 (for a total of $1.25 million). The first $300,000 of payments to be made to Ms. Jacobs following the completion of the merger will be backed by a letter of credit.
•
  Non-compete:   During the term of the consulting agreement, Ms. Jacobs will provide exclusive consulting services, and shall be subject to non-competition, non-interference, non-solicitation, no hire and confidentiality covenants (applying for two years beyond the term of the agreement or, solely in the case of confidentiality, without temporal limit). In consideration for her compliance with such restrictive covenants and her performance of such consulting services, Ms. Jacobs will be paid $2,000,000 on the completion of merger, and $500,000 (backed by a letter of credit) upon the completion of the term of the consulting agreement.
•
  Termination of Consulting Agreement.   If, at any time during the term of the consulting agreement, Ms. Jacobs is terminated for cause or materially breaches the consulting agreement (including by refusing to provide the consulting services required thereunder), Ms. Jacobs will forfeit any remaining compensation due under her consulting agreement, but there will be no such forfeiture if Ms. Jacobs is terminated without cause or resigns for good reason (as such respective terms will be defined in the consulting agreement).

•
  Equity Incentives.   Ms. Jacobs will not participate in the equity plan to be established by Purchaser following the completion of the merger.
•
  Short-Term Cash Incentive for 2013.   By signing the Jacobs Term Sheet, Ms. Jacobs waived her right to receive accelerated payment of the short-term bonus at target upon the completion of the merger. Subject to her continued service under her consulting agreement, Ms. Jacobs will be paid her 2013 short-term cash incentive bonus at the normal payment date in February 2014 in an amount equal to the target amount of $427,500. Her right to payment of the $427,500 target bonus amount in February 2014 is not subject to forfeiture if Ms. Jacobs is terminated without cause or she resigns for good reason.
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  Long-Term Cash Incentive Plan.   Ms. Jacobs will participate in a new cash long-term incentive plan to be effective as of the merger (the “New LTI Plan”), which will replace the existing long-term cash performance awards (the “Old LTI Awards”). Subject to continued service under her consulting agreement, Ms. Jacobs will be paid an amount equal to her target performance cash payout under her Old LTI Awards, which is $918,200, in three equal installments as described below. Ms. Jacobs also waives her Old LTI Awards, including the current right to receive accelerated payment of the Old LTI Awards at the completion of the merger. Subject to forfeiture only in the event of a termination for cause or resignation without good reason (as such respective terms will be defined in the consulting agreement), Ms. Jacobs will be paid 1/3 of the target New LTI Plan award at completion of the merger and 1/3 of such target on each of the date 9 months following the completion of the merger and on December 31, 2014. Ms. Jacobs will not participate in the New LTI Plan other than with respect to the New LTI Plan award described above.
Purchaser Arrangements with Continuing Executives.   On August 2, 2013, Purchaser and each of the Continuing Executives entered into a binding term sheet, which we refer to as the “Continuing Executive Term Sheet.” The Continuing Executive Term Sheet sets forth the material terms of the equity rollover and compensation arrangements agreed between Purchaser and each Continuing Executive. The principal terms of such arrangements are set forth below:
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  Equity Rollover.   Prior to the completion of the merger, each Continuing Executive will contribute to Purchaser, through a contribution to Equity LLC, shares (valued at the per share merger consideration) in an aggregate amount of $300,000 with respect to Mr. Tarallo and lesser amounts for the other Continuing Executives (in each case, the “Rollover Amount”). Each Continuing Executive would have the option, in his/her discretion, to contribute an amount in excess of his/her Rollover Amount. In exchange for such contribution, each Continuing Executive will be issued equity interests in Equity LLC (“Units”) with a fair market value equal to the Rollover Amount. Each Continuing Executive will be entitled to “put” his/her Units to Equity LLC in the event of an involuntary termination without cause or a resignation for good reason (as such respective terms will be defined in the Employment Agreements described below). Such “puts” will require Equity LLC to purchase the Units from the Executive at the then fair market value of the Units but in case of a termination without cause or resignation for good reason occurring on or prior to December 31, 2015, such fair market value shall not be less than the Rollover Amount.
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  New Employment Agreements.   Each Continuing Executive will enter into a new employment agreement with Purchaser prior to the closing, the operative terms of which will become effective as of the closing, which will supersede their existing employment agreements, including the change in control rights thereunder in connection with the merger.
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  Tarallo Title and Salary:   Mr. Tarallo will be promoted to Chief Executive Officer and his annual base salary increased to $450,000 effective as of the completion of the merger.
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  Term.   Each employment agreement will have a term, commencing on the completion of the merger and ending on December 31, 2015 with automatic one-year renewals thereafter.
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  Severance Upon a Qualifying Termination of Employment.   In the event the Continuing Executive’s employment is terminated without cause (defined as in the Continuing Executive’s current agreement) or the Continuing Executive resigns for good reason (modified from the current definition only in that any diminution or change of duties trigger will be determined with reference to post-, rather than pre-, merger duties, and Equity LLC’s status as a private company) during the term, each Continuing Executive shall be entitled to severance in an amount equal to the greater of (x) the sum of his/her annual base salary at the time plus target bonus for that year and (y) the sum of his/her annual base salary at the time plus target bonus for that year, divided by 12 and multiplied by the number of months remaining in the Continuing Executive’s current employment term.
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  Equity Incentive Plan.   Equity LLC will establish an equity incentive plan for the benefit of the Continuing Executives providing for stock options or other equity based awards (the “New Equity Plan”). An amount equal to 7.5% of the equity of Equity LLC will be reserved for issuance under the New Equity Plan. Under the New Equity Plan, initial awards of time-base profit interest Units, vesting in equal annual installments over five years, will be granted to the Continuing Executives effective as of the completion of the merger, with one such Unit issued to each Continuing Executive for each Unit acquired by the Continuing Executive in the equity rollover. Allocations of additional awards under the New Equity Plan will be at the discretion of the Equity LLC manager.
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  Short-Term Cash Incentive for 2013, 2014, and 2015.   By signing the Continuing Executive Term Sheet, each Continuing Executive waived his or her then right to receive accelerated payment of the short-term bonus at target level upon completion of the merger. Each Continuing Executive, subject to continued employment in accordance with the short-term incentive plan, will be paid his or her 2013 bonus at the normal payment date in early 2014 in an amount equal to the greater of (a) the target amount and (b) the actual amount determined using the original performance measures. Notwithstanding the foregoing, in no event will any Continuing Executive receive less than the target amount of his or her short-term cash incentive bonus in 2013, except in the event of (i) a termination with cause or (ii) a resignation without good reason, in which case they will forgo their short-term cash incentive payment. For all Continuing Executives, the terms, target amounts and performance goals for the 2014 and 2015 short-term incentive plans will be consistent with the plan for 2013, except that (a) target amounts will not be guaranteed and (b) Mr. Tarallo’s target bonus percentage will be increased to 75% of salary.
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  Long-Term Cash Incentive Plan.   By signing the Continuing Executive Term Sheet, each Continuing Executive waived his or her then right to receive accelerated payment of outstanding Old LTI Awards at target level upon completion of the merger. Each Continuing Executive will participate in the New LTI Plan, which will replace all open and existing Old LTI Awards. The aggregate long-term cash incentive opportunity available to each Executive in respect of the Old LTI Awards (which at target is $533,000 for Mr. Tarallo, and lesser amounts for the other Continuing Executives) will be converted into an identical cash incentive opportunity for each Continuing Executive under the New LTI Plan, except that the measurement period under New LTI Plan will be the 2014-2015 two-fiscal year period. The New LTI Plan will have the same measurement methodology as the existing Old LTI Awards utilizing cumulative revenues and adjusted EBITDA over the measurement period and a linear range of payouts for each measure from a threshold performance level (with a 50% of target total payout) to a maximum payout level (with a 200% of target payout opportunity). Each Continuing Executive will be paid 1/3 of the target New LTI Plan award at completion of the merger and the final “true up” will occur in February 2016, with each Continuing Executive paid the final value of the New LTI Plan award with a minimum total payment of 50% of target including the 1/3 payment previously paid to the Continuing Executive. As an alternative, each Continuing Executive may elect to receive 1/3 of the target New LTI Plan award at completion of the merger and 1/3 on each of the dates 9 months and 18 months following completion of the merger (thereby foregoing any potential payments below or above target). With respect to years following 2015, awards under the New LTI Plan will be made on substantially similar terms (without the opportunity to elect payments guaranteed at target).
Compensation for Mr. Smith.   Mr. Smith has indicated that he intends to resign upon completion of the merger and would be entitled to the severance and other benefits as provided for under his current employment agreement. Pursuant to Mr. Smith’s current employment agreement, if Mr. Smith resigns for any reason or is terminated by us without cause (as defined in his current employment agreement) in connection with a change in control, the Company is obligated to pay Mr. Smith whichever of the following results in Mr. Smith retaining the larger after-tax amount: three times his annual base salary (currently $314,000) at the time of termination or, if less than three times Mr. Smith’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Internal Revenue Code (“Code”) Section 280G. His employment agreement conditions the right to severance upon his execution of a release agreement in favor of the Company, and also contains provisions which are intended to restrict him from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until two years after termination. The agreement also contains restrictions on the use and disclosure of the Company’s confidential information and trade secrets, and provides that the Company may cease payment of any severance amounts if he breaches any of the foregoing restrictions and must repay any amounts already paid to him. Juniper and Mr. Smith anticipate that Mr. Smith will provide consulting services to the Company for some period of time following completion of the merger, which Juniper and Mr. Smith expect to be approximately two years.
Compensation for Mr. Herndon.   John V. Herndon, a member of the Board, also serves as an advisor to the Chief Executive Officer under an employment agreement dated September 5, 2012. Mr. Herndon’s agreement has a current term of three years, expiring on September 5, 2015, and provides an annual salary of $85,000. Under this agreement, if (i) the Company terminates his employment without cause (as defined in the agreement) for any reason, including a change in control of the Company, or (ii) he terminates employment within 30 days of Ms. Jacobs ceasing to be Chief Executive Officer for any reason, other than her retirement or resignation, he will receive all future salary amounts that would have been paid under the agreement, as if his employment were not terminated. This amount will be payable in a lump sum within 60 days of the date of termination. For example, if Mr. Herndon’s employment were terminated on October 17, 2013, he would receive approximately $160,000 pursuant to his agreement. His employment agreement conditions the right to severance upon his execution of a release agreement in favor of the Company, and also contains provisions which are intended to restrict him from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until one year after termination. The agreement also contains restrictions on the use and disclosure of the Company’s confidential information and trade secrets.
Legal Fees of Executive Officers.   The Board, including the independent directors, unanimously approved the Company’s payment of approximately $40,000 of the fees and expenses of independent legal counsel to the Company’s executive officers as a group (six persons) in connection with the impact of the proposed transaction.
Indemnification and Insurance.   The Company’s directors and officers are entitled to continued indemnification and insurance coverage under the merger agreement for a period of six years after the merger is completed. In addition, while Purchaser and Ms. Jacobs do not believe her compensation will trigger taxes under Code Sections 409A or 4999, Ms. Jacobs consulting agreement will provide for a full after-tax indemnification for any tax penalties under Code Sections 409A or 4999 in the event such taxes are implicated.
Appraisal Rights
ANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.
Under DGCL Section 262 (“Section 262”), a copy of which is attached as Annex C to this proxy statement, if you do not wish to accept the per share merger consideration provided for in the merger agreement and you do not vote for the adoption of the merger agreement, you have certain rights under the DGCL to demand appraisal of your shares of Theragenics common stock and to receive payment in cash for the fair value of your shares of Theragenics common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of Theragenics common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $2.20 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. The Company’s stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the merger agreement and must comply with the provisions of Section 262, in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.
This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and is qualified in its entirety by reference to Section 262. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Theragenics common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted, unless otherwise indicated.
Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the date of the meeting held to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C. If you fail to comply with any of the requirements of Section 262 and the merger is completed, you will be entitled to receive the cash payment for your shares of Theragenics common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Theragenics common stock.
If you elect to demand appraisal of your shares of Theragenics common stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of Theragenics common stock before the vote is taken to approve the proposal to adopt the merger agreement, which must reasonably inform us of the identity of the holder of record of shares of Theragenics common stock who intends to demand appraisal of his, her or its shares of Theragenics common stock; you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement; you must hold your shares of Theragenics common stock continuously through the effective date of the merger; and you must comply with the other applicable requirements of Section 262.
If you fail to comply with these conditions and the merger is completed, you will be entitled to receive payment for your shares of Theragenics common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Theragenics common stock. A vote in favor of the proposal to adopt the merger agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal. A holder of shares of Theragenics common stock wishing to exercise appraisal rights must hold of record shares of Theragenics common stock on the date the written demand for appraisal is made and must continue to hold the shares of Theragenics common stock of record through the effective time of the merger. Appraisal rights will be lost if the shares of Theragenics common stock are transferred prior to the effective time of the merger. Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.
All demands for appraisal should be addressed to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518 or to corporate_secretary@theragenics.com and must be delivered before the vote is taken to approve the proposal to adopt the merger agreement at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Theragenics common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of Theragenics common stock.
To be effective, a demand for appraisal by a stockholder of Theragenics common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Theragenics common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm, trust or other nominee, submit the required demand in respect of those shares of Theragenics common stock. If you hold your shares of Theragenics common stock through a bank, brokerage firm, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
If shares of Theragenics common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by the fiduciary in that capacity. If the shares of Theragenics common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. If a stockholder holds shares of Theragenics common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as a record holder. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Theragenics common stock as a nominee for others, may exercise its right of appraisal with respect to the shares of Theragenics common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Theragenics common stock as to which appraisal is sought. Where no number of shares of Theragenics common stock is expressly mentioned, the demand will be presumed to cover all shares of Theragenics common stock held in the name of the record owner.
Within 10 days after the effective time of the merger, the surviving corporation in the merger must give written notice that the merger has become effective to each of the Company’s stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement. At any time within 60 days after the effective time of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the cash payment specified by the merger agreement for that stockholder’s shares of Theragenics common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.
Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Theragenics common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no present intent to file such a petition and has no obligation to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal.
In addition, within 120 days after the effective time of the merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement, upon written request, will be entitled to receive from the surviving corporation a statement setting forth the aggregate number of shares of Theragenics common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation. A person who is the beneficial owner of shares of Theragenics common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.
If a petition for appraisal is timely filed and a copy of the petition is delivered to the surviving corporation, the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Theragenics common stock and with whom agreements as to the value of their shares of Theragenics common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Theragenics common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.
After determination of the stockholders entitled to appraisal of their shares of Theragenics common stock, the Delaware Court of Chancery will appraise the shares of Theragenics common stock, determining their fair value as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by those stockholders of the certificates representing their shares of Theragenics common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.
You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Theragenics common stock is less than the per share merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding as the Court deems equitable in the circumstances. However, it is not a requirement of Section 262 that each stockholder asserting appraisal rights be separately represented by their own attorney.
While one or more stockholders must initiate an appraisal proceeding by filing a petition with the Delaware Court of Chancery demanding a determination of the fair value of the shares of Theragenics common stock held by all stockholders entitled to appraisal (because the surviving corporation is under no obligation to do so), an appraisal proceeding under Section 262 consists of a single legal proceeding in which all the stockholders seeking appraisal will have the value of their shares judicially determined in the manner prescribed by Section 262. Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Theragenics common stock entitled to appraisal. Any stockholder who demanded appraisal rights in accordance with Section 262 will not, after the effective time of the merger, be entitled to vote shares of Theragenics common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Theragenics common stock, other than with respect to payment as of a record date prior to the effective time of the merger. However, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $2.20 per share cash payment (without interest and less any required withholding taxes) for his, her or its shares of Theragenics common stock pursuant to the merger agreement.
In view of the complexity of Section 262, stockholders of the Company who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 shall govern.
Material U.S. Federal Income Tax Consequences
The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) of Theragenics common stock who exchange their shares for cash in the merger. The discussion is based upon the Code, U.S. Treasury regulations and judicial and administrative decisions in effect as of the date of this Proxy Statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations, which could affect the U.S. federal income tax consequences discussed in this discussion in a material and adverse manner. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to you. This discussion applies only to stockholders who, on the date on which the merger is completed, hold shares of Theragenics common stock as a capital asset within the meaning of Section 1221 of the Code. The following discussion does not address taxpayers subject to special treatment under U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities, traders in securities who elect to mark their securities to market, tax-exempt organizations, mutual funds, real estate investment trusts, S corporations, taxpayers subject to the alternative minimum tax, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax and persons holding their shares as part of a hedge, straddle, conversion transaction or other integrated transaction. In addition, the following discussion may not apply to stockholders who acquired their shares of Theragenics common stock upon the exercise of employee stock options or otherwise as compensation for services or through a tax-qualified retirement plan. This discussion does not address the receipt of cash in connection with the cancellation of stock options or any other matters related to equity compensation or benefit plans. The following discussion does not address potential foreign, state, local, estate, gift and other tax consequences of the merger.
For purposes of this discussion, a “U.S. holder” is a holder of shares of Theragenics common stock who or that is, for U.S. federal income tax purposes:
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  an individual who is a citizen or resident of the U.S.;
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  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S., any state of the U.S. or the District of Columbia;
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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or
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  a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. domestic trust for U.S. federal income tax purposes.
A “non-U.S. holder” is a person who or that is not a U.S. holder for U.S. federal income tax purposes.
If shares of Theragenics common stock are held by a partnership (or other “pass-through” entity), the U.S. federal income tax treatment of a partner in the partnership (or owners of such “pass-through” entity) will generally depend upon the status of the partner or owner and the activities of the entity. Partnerships (or other “pass-through” entities) that hold shares of Theragenics common stock and partners (or owners) of such entities are urged to consult their own tax advisors regarding the tax consequences of the merger.
All stockholders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences, as well as the foreign, state and local tax consequences, of the disposition of their shares in the merger.
U.S. Holders.   The receipt of cash for shares of Theragenics common stock pursuant to the merger agreement will be a taxable transaction for United States federal income tax purposes. In general, a U.S. holder who surrenders shares of Theragenics common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received in exchange for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. If a U.S. holder acquired different blocks of Theragenics common stock at different times or different prices, such holder must determine its tax basis and holding period separately with respect to each separately acquired block of Theragenics common stock. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares is more than one year at the time of completion of the merger. Long-term capital gains recognized by a non-corporate U.S. holder, including an individual, are subject to a maximum United States federal income tax rate of 20% for taxable years beginning after December 31, 2012. There are limitations on the deductibility of capital losses. In addition, depending on a U.S. holder’s personal tax profile, a U.S. holder may also be subject to an additional 3.8% Medicare tax with respect to “net investment income” on its investments, including gain on the exchange of shares of Theragenics common stock in the merger.
Cash payments made pursuant to the merger agreement will be reported to holders of Theragenics common stock and the IRS to the extent required by the Code and applicable United States Treasury Regulations. Under the Code, a U.S. holder of Theragenics common stock (other than a corporation or other exempt recipient) may be subject, under certain circumstances, to information reporting on the cash received in the merger. A U.S. holder, who is not otherwise exempt, who fails to supply a correct taxpayer identification number, under-reports tax liability, or otherwise fails to comply with United States information reporting or certification requirements, may be subject to backup withholding with respect to the amount of cash received in the merger.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders.   Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:
•
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable United States income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
•
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger, and certain other conditions are met; or
•
  the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes within the five years preceding the merger. The Company does not believe it is or has been a United States real property holding corporation.
A non-U.S. holder whose gain is associated with a trade or business in the United States in a manner described in the first bullet point will be subject to tax on its net gain in the same manner as if it were a U.S. holder. In addition, such a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (including such gain) or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to tax at a 30% flat rate on the gain recognized, equal to the difference, if any, between the amount of cash received in exchange for shares of Theragenics common stock and the non-U.S. holder’s adjusted tax basis in such shares. To the extent that a non-U.S. holder’s income is eligible for a reduced rate of withholding tax under a treaty, such non-U.S. holder may obtain a refund of excess amounts withheld by filing a properly completed claim for refund with the IRS.
Non-U.S. holders who sell their Theragenics common stock in the merger generally will not be subject to information reporting and backup withholding, provided that the Company does not have actual knowledge or reason to know that the non-U.S. holder is a “United States person” (as defined in the Code), and the non-U.S. holder provides the Company a certification, under penalty of perjury, that it is not a “United States person” (such certification may be made on an IRS Form W-8BEN, or successor form, or by satisfying other certification requirements of applicable United States Treasury Regulations). Backup withholding for any non-U.S. holder who does not provide adequate certification may apply to cash received by a non-U.S. holder in the merger.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided that the required information is timely furnished to the IRS.
The foregoing discussion of certain material U.S. federal income tax consequences is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any holder of shares of Theragenics common stock. The Company urges you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Theragenics common stock pursuant to the merger.
Dissenting Stockholders.    Each holder of Theragenics common stock who perfects appraisal rights with respect to the merger, as discussed under “The Merger (Proposal 1) —  Appraisal Rights” beginning on page 56 of this Proxy Statement and who receives cash in respect of their shares of Theragenics common stock should consult the holder’s individual tax advisor as to the tax consequences of the receipt of cash as a result of exercising appraisal rights.

Effective Time of Merger
The merger will be completed and become effective at such time as the Company and Purchaser agree upon and specify in the certificate of merger to be filed with Delaware Secretary of State. The parties intend to complete the merger as soon as practicable following the adoption of the merger agreement by the Company’s stockholders and satisfaction or waiver of the conditions to closing of the merger set forth in the merger agreement.
The parties to the merger agreement currently expect to complete the merger as promptly as practicable following the special meeting. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined, if it is completed at all.
Payment of Merger Consideration and Surrender of Stock Certificates
At the effective time of the merger, the Company will become a wholly owned subsidiary of ParentCo, and each stockholder of record immediately prior to the effective time of the merger (other than shares owned by the Company, shares owned by Purchaser or any of its subsidiaries, or shares whose holders have demanded and perfected their appraisal rights under Section 262 of the DGCL) will be entitled to receive $2.20 in cash, without interest and less any applicable withholding taxes, for each share of Theragenics common stock such stockholder holds immediately prior to the effective time of the merger. At the effective time of the merger, Purchaser will deposit with the paying agent, for the benefit of the holders of Theragenics common stock, funds sufficient for payment of the aggregate merger consideration (other than shares owned by the Company, shares owned by Purchaser or any of its subsidiaries, or shares whose holders have demanded and perfected their appraisal rights under Section 262 of the DGCL). The paying agent will deliver to you your merger consideration according to the procedure summarized below.
Promptly after the effective time of the merger, the paying agent will send you a letter of transmittal and instructions advising you how to surrender your stock certificates or book-entry shares in exchange for the merger consideration.
The paying agent will promptly pay you your merger consideration after you have (i) surrendered your stock certificates to the paying agent together with a properly completed letter of transmittal and any other documents required by the paying agent and (ii) provided to the paying agent any other items specified by the letter of transmittal.
Interest will not be paid or accrue in respect of any cash payments of merger consideration. The Company, as the surviving corporation, will reduce the amount of any merger consideration paid to you by any applicable withholding taxes.
If the paying agent is to pay some or all of your merger consideration to a person other than you, you must have your stock certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the paying agent’s satisfaction that the taxes have been paid or are not required to be paid.
You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.
The transmittal instructions will tell you what to do if you have lost your stock certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the Company or ParentCo, provide an indemnity agreement in form and substance reasonable acceptable to ParentCo and post a bond in an amount that the Company or ParentCo reasonably directs as indemnity against any claim that may be made against it in respect of the stock certificate.
After the completion of the merger, you will cease to have any rights as a Company stockholder.
Upon demand, the paying agent will return to the surviving corporation all funds in its possession six (6) months after the merger occurs, and the paying agent’s duties will terminate. After that time, if you have not received payment of the merger consideration, you may look only to the surviving corporation for payment of the merger consideration, without interest, subject to applicable abandoned property, escheat and similar laws. If any certificate representing Theragenics common stock has not been surrendered prior to six (6) months after the completion of the merger (or such earlier date as must be immediately prior to the date that such unclaimed funds would otherwise become subject to any abandoned property, escheat or similar law), the payment with respect to such certificate will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled to any claims or interest.
Fees and Expenses
Except as otherwise described in “The Merger Agreement — Effect of Termination; Fees and Expenses,” beginning on page 82, all fees, expenses and costs incurred in connection with the merger agreement, including legal, accounting, investment banking and other fees, expenses and costs, will be paid by the party incurring such fees, expenses and costs, whether or not the merger is consummated. The expenses incurred in connection with the filing, printing and mailing of this Proxy Statement and the solicitation of the approval of the Company’s stockholders, and all filing and other fees paid to the SEC will be borne by the Company. Purchaser is obligated to reimburse the Company for its reasonable out-of-pocket expenses incurred in connection with cooperating with Purchaser in obtaining the requisite financing intended to satisfy the financing condition.
Litigation Related to the Merger
The Company is aware of four putative class actions against the Company, the Company’s directors and Juniper filed by purported stockholders of the Company and relating to the merger. The complaints allege, among other things, that the Company’s directors breached their fiduciary duties to the Company’s stockholders and that Juniper aided and abetted the directors’ breach. The plaintiffs purport to bring claims on behalf of themselves and a class of the Company’s stockholders. The actions seek injunctive relief preventing the parties from consummating the merger, rescission of the transactions contemplated by the merger agreement, monetary damages, an award of attorneys’ fees and expenses for plaintiffs and other forms of relief.
The four cases are styled as follows:
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  Leslie Baker v. Theragenics Corporation, et al, Court of Chancery for the State of Delaware, No. 8790-VCL, filed on August 9, 2013.
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  Adrienne Halberstam v. M. Christine Jacobs, et al, Superior Court of Gwinnett County, Georgia, No. 13-A-06730-2, filed on August 9, 2013.
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  Julia Davis v. M. Christine Jacobs, et al, Court of Chancery for the State of Delaware, No. 8830—, filed on August 22, 2013.
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  Donald R. Lawrence v. Theragenics Corporation, et al, Superior Court of Hall County, Georgia, No. 2013-cv-2128A, filed on September 9, 2013.
On August 29, 2013, the two Delaware actions (Baker and Davis) were consolidated and the law firms of Levi & Korsinsky, LLP and Brodsky & Smith, LLC were appointed as co-lead counsel. The consolidated actions are styled in re Theragenics Corp. Stockholders Litigation, No. 8790-VCL. The plaintiffs in the consolidated Delaware action filed a Consolidated Amended Class Action Complaint for Breach of Fiduciary Duty on September 12, 2013.

THE MERGER AGREEMENT
This section of the Proxy Statement summarizes the material provisions of the merger agreement, but is not intended to be an exhaustive discussion of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this Proxy Statement and incorporated into this Proxy Statement by reference. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not the summary set forth in this section or any other information contained in this Proxy Statement. The Company urges you to read the merger agreement carefully and in its entirety.
The summary of the merger agreement in this Proxy Statement is included to provide you with information regarding its material provisions. Factual disclosures about the Company contained in this Proxy Statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement including information in a disclosure letter that the Company has provided to Purchaser. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Proxy Statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. The merger agreement is described in, and included as an annex to, this Proxy Statement only to provide you with information regarding its terms and conditions and not to provide any factual information regarding the Company or the Company’s businesses. The representations and warranties in the merger agreement and the description of them in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC.
General; The Merger
The merger agreement provides for the merger of Purchaser with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement and in accordance with the DGCL. After the completion of the merger, the Company will continue its corporate existence under the DGCL as the surviving corporation and, immediately following the merger, become a wholly owned subsidiary of ParentCo. If the merger is completed, Theragenics common stock will be delisted from the NYSE, will be deregistered under the Exchange Act, and will no longer be publicly traded, and the Company will no longer be required to file periodic reports with the SEC, in each case, in accordance with applicable law, rule or regulation. The Company will be a privately held corporation and the Company’s current stockholders will cease to have any ownership interest in the Company or rights as the Company’s stockholders except for members of management who may participate in equity plans of the surviving corporation or its affiliates or who may become equity investors in an affiliate of the surviving corporation. Therefore, following the completion of the merger, the Company’s current stockholders will not participate in any of the Company’s future earnings or growth and will not benefit from any appreciation in the Company’s value, if any.

Closing and Effective Time of the Merger
The closing of the merger will take place not later than the fifth business day after the satisfaction or waiver of the conditions to closing (other than those conditions that by their terms are to be satisfied by action taken at the closing, but subject to the satisfaction or waiver of those conditions at the closing). Additionally, if the merger is not consummated by December 31, 2013, either party may terminate the merger agreement, except such right to terminate the merger agreement will not be available to Purchaser or the Company if such party’s failure to fulfill any of its obligations under the merger agreement has been a principal cause of, or resulted in, the failure to consummate the merger by such date. The Company and Purchaser currently expect to complete the merger as promptly as practicable following the special meeting.
The effective time of the merger will occur at such time as the Company and Purchaser may agree and specify in the certificate of merger filed with the Delaware Secretary of State.
Certificate of Incorporation; Bylaws; Directors and Officers
At the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will be amended and restated to read in their entirety to be in the form of the certificate of incorporation and bylaws respectively of Purchaser as in effect immediately prior to the effective time of the merger (except with respect to the name of the Company, indemnification of officers and directors and advancement of expenses, all of which shall be as set forth in the Company’s certificate of incorporation and bylaws as in effect as of the date of the merger agreement).
From and after the effective time of the merger, the directors of Purchaser and the officers of the Company, in each case, as of the effective time of the merger will be the directors and officers, respectively, of the surviving corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation or bylaws of the surviving corporation.
Conversion of Securities
Common Stock.   Except for (i) shares of Theragenics common stock owned immediately prior to the effective time of the merger by the Company or by Purchaser or any of their affiliates, which in each case will be cancelled automatically without the payment of any consideration and will cease to exist, and (ii) shares held by stockholders properly demanding and perfecting appraisal rights pursuant to Section 262 of the DGCL (referred to in this section of the Proxy Statement as “dissenting shares”), each share of Theragenics common stock issued and outstanding immediately prior to the effective time of the merger will, without any action on the part of the holder thereof, be converted into the right to receive $2.20 in cash, without interest and less applicable withholding taxes. At the effective time of the merger, each share of Theragenics common stock theretofore issued and outstanding will be cancelled automatically and cease to exist.
Treatment of Outstanding Options and Restricted Stock.   Immediately prior to the effective time of the merger, each outstanding stock option issued under the Company’s equity compensation plans or programs, whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of $2.20 over the per share exercise price of the applicable stock option multiplied by (ii) the aggregate number of shares of Theragenics common stock that may be acquired upon exercise of such stock option immediately prior to the effective time of the merger. Also at the effective time of the merger, each outstanding share of restricted stock granted under the Company’s equity compensation plans or programs, whether or not already vested, will be converted into the right to receive an amount in cash equal to $2.20 per share, without interest and less applicable withholding taxes. As of the date of this Proxy Statement, there are 1,902,948 shares of unvested restricted stock outstanding.
Payment Procedures
Prior to the effective time of the merger, Purchaser will designate a bank or trust company, reasonably acceptable to the Company, to act as the paying agent in the merger. Purchaser will be responsible for all fees and expenses of the paying agent. Promptly after the effective time of the merger, Purchaser will deposit or cause to be deposited with the paying agent sufficient funds to pay the merger consideration for each holder of shares of Theragenics common stock entitled to payment thereof (other than with respect to holders of (i) shares owned by the Company or shares owned by Purchaser or any of its subsidiaries, which in each case will be cancelled automatically without the payment of any consideration and will cease to exist, and (ii) shares held by stockholders properly demanding and perfecting appraisal rights pursuant to Section 262 of the DGCL). Promptly after the effective time of the merger, the surviving corporation will cause the paying agent to mail a letter of transmittal and instructions to each holder of record of Theragenics common stock (other than with respect to holders of (i) shares owned by the Company or shares owned by Purchaser or any of its subsidiaries, which in each case will be cancelled automatically without the payment of any consideration and will cease to exist, and (ii) shares held by stockholders properly demanding and perfecting appraisal rights pursuant to Section 262 of the DGCL) for use in connection with surrendering stock certificates and determining the amount of merger consideration to which a stockholder is entitled as a result of the merger.
You should not return your stock certificates with the enclosed proxy card and you should not forward your stock certificates to the paying agent without a letter of transmittal.
You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates (if your shares are certificated) to the paying agent, together with a duly completed and executed letter of transmittal and any other documents reasonably required by the paying agent. The merger consideration may be paid to a person other than the person in whose name the corresponding stock certificate is registered if (i) the surrendered stock certificate is accompanied by all documents required by the paying agent to evidence and effect that transfer and (ii) the person requesting such payment pays any applicable transfer or other taxes required by reason of payment to a person other than the registered holder or establishes to the satisfaction of the paying agent that such tax has been paid or is not applicable.
No interest will be paid or will accrue on the cash payable upon surrender of the stock certificates. The surviving corporation and the paying agent will be entitled to deduct and withhold from any consideration otherwise payable under the merger agreement as may be required to deduct and withhold with respect to the payment of such consideration under applicable tax laws. To the extent that any amounts are so deducted and withheld and paid to the appropriate taxing authorities, those amounts will be treated as having been paid to the person in respect of whom such deduction or withholding was made for all purposes under the merger agreement.
The paying agent will invest the exchange fund as directed by the surviving corporation.
Any portion of the exchange fund which remains unclaimed by stockholders six (6) months after the effective time of the merger will be delivered by the paying agent to the surviving corporation upon demand, and any former stockholders who have not surrendered their shares in exchange for merger consideration will thereafter look only to the surviving corporation for payment of the merger consideration. None of the Company, Purchaser, the surviving corporation, the paying agent or any other person will be liable to any former holder of Theragenics common stock for any cash delivered to a public official under any applicable abandoned property, escheat or similar law.
Representations and Warranties
The representations and warranties of each of the parties to the merger agreement are the product of negotiations among the parties thereto and are for the benefit of the other parties thereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties to the merger agreement and are qualified by a confidential disclosure letter containing non-public information and made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts. Consequently, each of the Company’s and Purchaser’s representations and warranties in the merger agreement may not be relied upon by persons other than the parties thereto as characterizations of actual facts or circumstances as of the date of the merger agreement or as of any other date, nor may you rely upon them in making the decision to adopt the merger agreement and the transactions contemplated by the merger agreement. Generally, the merger agreement may only be enforced against a party by the other parties thereto. Moreover, information concerning the subject matter of the representations and warranties of the parties may change after the date of the merger agreement, which subsequent information may or may not be reflected fully in the Company’s public disclosures.

The Company’s representations and warranties in the merger agreement relate to, among other things:
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  corporate organization, good standing, corporate power and foreign qualification to do business;
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  the authority of the Company to enter into and consummate the transactions contemplated by the merger agreement, including the declaration of advisability of the merger agreement and the merger by the Board and the adoption of the merger agreement and the merger by the Board;
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  the enforceability of the merger agreement against the Company;
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  capitalization of the Company;
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  its subsidiaries;
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  governmental authorizations;
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  the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements and authorizations, as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;
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  consents and approvals necessary in connection with the execution, delivery and performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement;
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  voting rights with respect to the securities of the Company and its subsidiaries;
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  the accuracy of the Company’s (i) financial statements included in its Form 10-Ks for the fiscal years ending December 31, 2010, 2011 and 2012 and its Form 10-Qs for the three months ending March 31, 2013 and June 31, 2013 and (ii) reports filed with the SEC since December 31, 2010;
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  the Company’s disclosure controls and procedures and internal controls over financial reporting;
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  the absence of certain liabilities;
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  the absence of a material adverse effect on the Company and the absence of certain other changes since December 31, 2012 through the date of the merger agreement;
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  the absence of any pending or threatened litigation;
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  material contracts;
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  benefit plans;
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  labor relations and compliance with applicable employment laws;
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  tax matters;
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  environmental matters;
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  owned and leased real property;
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  permits and compliance with applicable laws;
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  regulatory compliance;
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  rights agreement and compliance with applicable takeover statues;
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  affiliate and related party transactions;
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  the absence of any untrue statement of material fact or material omission in the information supplied by the Company for inclusion in this Proxy Statement;
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  intellectual property matters;
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  insurance policies;
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  customers and suppliers;

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  accounts receivable;
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  personal property;
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  the opinion of the Company’s financial advisor;
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  the absence of brokers and brokers’ fees, except those fees payable to the Company’s financial advisors; and
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  the absence of any express or implied representations or warranties other than those made by the Company in the merger agreement.
Many of the Company’s representations and warranties are qualified by the absence of a “Company material adverse effect” which means, for purposes of the merger agreement, any state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, is or is reasonably likely to be material and adverse to the assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or prevents or materially impairs or materially delays the ability of the Company to perform its obligations under, or to consummate the transactions contemplated by, the merger agreement; provided that in determining whether a Company material adverse effect has occurred or may, would or could occur, there shall be excluded any effect to the extent resulting from the following:
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  changes in general economic conditions, except to the extent that such changes or developments have a disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company conducts its businesses;
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  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters and force majeure events in the United States or any other country or region in the world, except to the extent such events have a disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company conducts its businesses;
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  changes in law or other legal or regulatory conditions including healthcare reimbursement or interpretations thereof or changes in GAAP or interpretations thereof;
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  the announcement of the merger agreement or the pendency or consummation of the transactions contemplated thereby, including (A) the identity of the sources of the financing and (B) the loss or departure of officers or other employees of the Company or any of its subsidiaries resulting from, arising out of, or attributable to the transactions contemplated by the merger agreement;
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  compliance with the terms of the merger agreement or the taking of any action expressly required by the merger agreement or consented to in writing by Purchaser;
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  changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself; provided that the underlying cause of any such changes or failures may be taken into account in determining whether there is a Company material adverse effect, unless such changes or failures would otherwise be excepted from this definition; and
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  any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company arising out of the merger agreement, the merger or in connection with any other transactions contemplated by the merger agreement.
The merger agreement also contains various representations and warranties made by Purchaser to the Company that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:
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  the corporate organization, good standing and corporate power of Purchaser;

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  the authority of Purchaser to enter into and consummate the transactions contemplated by the merger agreement;
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  the enforceability of the merger agreement against Purchaser;
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  governmental authorizations and the absence of violations of, or conflicts with, the governing documents of Purchaser, applicable law and certain agreements and authorizations, as a result of Purchaser entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;
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  the absence of any untrue statement of material fact or material omission in the information supplied by Purchaser for inclusion in this Proxy Statement;
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  the debt and equity commitment letters;
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  the limited guaranty;
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  Purchaser not having engaged in any business activity other than in connection with the merger agreement and the transactions contemplated thereunder;
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  the solvency of the surviving corporation after the completion of the merger;
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  the capitalization of Purchaser; and
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  the absence of any express or implied representations or warranties other than those made by Purchaser in the merger agreement.
The representations and warranties in the merger agreement of each of the Company and Purchaser will terminate upon the consummation of the merger or the termination of the merger agreement in accordance with its terms.
Covenants of the Company
The Company has various obligations and responsibilities under the merger agreement from the date of the merger agreement until the effective time of the merger, including, but not limited to, the following:
Conduct of Business Pending the Merger
During the period between the date of the merger agreement and the earlier of the effective time of the merger or the termination of the merger agreement, except as expressly contemplated by the merger agreement, as set forth in the disclosure letter delivered by the Company to Purchaser or as required by applicable law, without the prior written consent of Purchaser, the Company has agreed to, and has agreed to cause each of its subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and to use all reasonable efforts to maintain and preserve intact its business organization, including the services of its key employees and the goodwill of its customers, lenders, distributors, suppliers, regulators and other persons with whom it has significant business relationships.
Subject to certain exceptions set forth in the merger agreement, the Company may not, and will cause each of its subsidiaries not to, take any of the following actions during the period between the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, except as expressly contemplated by the merger agreement, as set forth in the disclosure letter delivered by the Company to Purchaser or as required by applicable law, without the prior written consent of Purchaser:
•
  propose or adopt any changes to the organizational documents of the Company or any of its subsidiaries;
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  (i) make, declare, set aside, or pay any dividend or distribution on any shares of its stock or (ii) adjust, split, combine, reclassify, repurchase, redeem, purchase, acquire, encumber, pledge dispose of, or otherwise transfer, issue, grant, deliver or sell any shares of the Company’s stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its capital stock or such securities or rights;

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  except for payments due under existing agreements and arrangements, (i) increase the compensation or benefits payable or to become payable to, or make any payment not otherwise due to, the Company’s past or present directors, officers, employees or other service providers, (ii) grant any severance or termination pay to any of its past or present directors, officers, employees or other service providers, (iii) enter into any employment or severance agreement with any of its past or present directors, officers, employees or other service providers, (iv) establish, adopt, enter into, amend or take any action to accelerate rights under any benefit plan of the Company, (v) contribute any funds to a “rabbi trust” or similar grantor trust, (vi) change any actuarial assumptions currently being utilized with respect to Company Benefit Plans, or (vii) grant any equity or equity-based awards to directors, officers or employees, except in each case to the extent required by applicable laws or by existing benefit plan of the Company;
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  merge or consolidate the Company or any of its subsidiaries with any person;
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  sell, lease or otherwise dispose of a material amount of assets or securities, including by merger, consolidation, asset sale or other business combination, other than sales of assets in the ordinary course of business consistent with past practice;
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  mortgage or pledge any of its material assets (tangible or intangible), or create, assume or suffer to exist any liens thereupon;
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  (i) make any material acquisitions, by purchase or other acquisition of stock or other equity interests, or by merger, consolidation or other business combination, or (ii) make any property transfers or material purchases of any property or assets from any person;
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  enter into, renew, extend, amend or terminate any Company contract that, individually or in the aggregate with other such entered, renewed, extended, amended or terminated contracts, could reasonably be expected to have a Company material adverse effect or Purchaser material adverse effect;
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  incur, assume, guarantee or prepay any indebtedness for borrowed money or offer, place or arrange any issue of debt securities or commercial bank or other credit facilities;
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  make any loans, advances or capital contributions to, or investments in, acquisitions of or investments in, any other person in excess of $50,000 in the aggregate for all such loans, advances, contributions, acquisitions and investments;
•
  authorize or make any capital expenditures in excess of $250,000 above the capital expenditures provided for in the Company’s budget for the remaining portion of fiscal year 2013 and for any portion of fiscal 2014 prior to the closing date, if applicable;
•
  change its financial accounting policies or procedures in effect as of December 31, 2012, other than as required by law or GAAP, or write up, write down or write off the book value of any assets of the Company and its subsidiaries;
•
  waive, release, assign, settle or compromise (A) any legal actions relating to the merger or the other transactions contemplated thereby or (B) any other legal actions other than, in the case of this clause (B), waivers, releases, assignments, settlements or compromises in the ordinary course of business consistent with past practice that involve only the payment by the Company of monetary damages not in excess of $50,000 individually or $250,000 in the aggregate;
•
  adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;
•
  settle or compromise any material tax audit, make or change any material tax election or file any material amendment to a material tax return, change any annual tax accounting period or adopt or change any tax accounting method, enter into any material closing agreement, surrender any right to claim a material refund of taxes or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to the Company or its subsidiaries;

•
  enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transactions with affiliates;
•
  (i) permit any item of intellectual property owned or used by the Company or any of its subsidiaries to lapse or to be abandoned, dedicated or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of intellectual property owned or used by the Company or any of its subsidiaries, (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any item of intellectual property owned or used by the Company or any of its subsidiaries, (iii) develop, create or invent any intellectual property jointly with any third party, (iv) disclose or allow to be disclosed any confidential information or confidential item of intellectual property owned or used by the Company or any of its subsidiaries to any person, other than employees of the Company or its subsidiaries or third parties that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof, or (v) fail to notify Purchaser promptly of any infringement, misappropriation or other violation of or conflict with any material item of intellectual property owned or used by the Company or any of its subsidiaries of which the Company or any of its subsidiaries becomes aware and to consult with Purchaser regarding the actions (if any) to take to protect such intellectual property owned or used by the Company or any of its subsidiaries;
•
  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;
•
  fail to maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the Company’s and its subsidiaries’ past practice; or
•
  announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.
Go-Shop Period
During the period beginning on August 2, 2013 and continuing until 11:59 p.m. (New York City time) on September 6, 2013 (the “no-shop period start date”), the Company and its subsidiaries and their respective representatives had the right to (i) initiate, solicit and encourage the making of any proposal or offer that constitutes a takeover proposal (as defined below) from persons that in the Board’s good faith judgment were credible and bona fide, including by way of providing access to non-public information to such persons pursuant to an acceptable confidentiality agreement; provided that the Company must have promptly notified Purchaser whenever it provided access to any such non-public information or entered into an acceptable confidentiality agreement and must have promptly made available to Purchaser any material non public information concerning the Company or its subsidiaries made available to any person given such access which was not previously made available to Purchaser; and (ii) enter into and maintain or continue discussions or negotiations with respect to takeover proposals initiated, solicited or encouraged or otherwise cooperate with or assist or participate in, or facilitate any such takeover proposal.
A “takeover proposal” is defined in the merger agreement to mean any proposal or offer from any person or group of persons other than Purchaser or its affiliates relating to:
•
  any direct or indirect acquisition or purchase of a business or division (or more than one of them) that in the aggregate constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of the equity interest in the Company (by vote or value);
•
  any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning 20% or more of the equity interest (by vote or value) in the Company; or

•
  any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary or subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole).
Within twenty-four (24) hours following the no-shop period start date, the Company was required to deliver to Purchaser a list of all excluded parties, if any.
An “excluded party” is defined in the merger agreement to mean any person from whom the Company has received, on or after the date of the merger agreement and prior to the no-shop period start date, a bona fide written takeover proposal that the Board determines in good faith after receiving the advice of its financial advisors and outside legal counsel constitutes, or is reasonably likely to result in, a superior proposal.
A “superior proposal” is defined in the merger agreement to mean any written takeover proposal that the Board determines in good faith after consultation with its financial advisors to be more favorable from a financial point of view (taking into account (i) all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such takeover proposal and the merger and the other transactions contemplated by the merger agreement deemed relevant by the Board, (ii) the anticipated timing, conditions and prospects for completion of such takeover proposal, including the prospects for obtaining regulatory approvals and financing, and any third party shareholder approvals and (iii) the other terms and conditions of such takeover proposal) to the Company’s stockholders than the merger and the other transactions contemplated by the merger agreement (taking into account all of the terms of any proposal by Purchaser to amend or modify the terms of the merger and the other transactions contemplated by the merger agreement), except that the reference to “20%” in the definition of “takeover proposal” shall be deemed to be a reference to “50%.”
Solicitation of Takeover Proposals; Fiduciary Out
Except as described below, from the no-shop period start date until the effective time of the merger or the termination of the merger agreement, the Company must not, and must cause its subsidiaries not to, and the Company must not authorize its and its subsidiaries’ representatives to:
•
  initiate, solicit or knowingly encourage or facilitate any inquiries, proposals or offers or any other efforts or attempts that constitute, or would reasonably be expected to lead to, a takeover proposal;
•
  participate or engage in any negotiations with, or furnish or disclose any non public information relating to the Company or any of its subsidiaries to, any person in connection with a takeover proposal;
•
  withdraw, modify or amend the Board’s recommendation (the “Board recommendation”) that the stockholders of the Company adopt the merger agreement in any manner adverse to Purchaser (a “Board recommendation change”);
•
  approve, endorse or recommend any takeover proposal;
•
  enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to a takeover proposal; or
•
  resolve, propose or agree to do any of the foregoing.
The Company may continue to take any such actions listed above from and after the no-shop period start date with respect to any excluded party.
On the no-shop period start date and except as otherwise permitted by the merger agreement, the merger agreement required the Company (i) to cease, and to cause its subsidiaries and representatives to immediately cease, any existing solicitations, discussions or negotiations with any person (other than with any excluded party) that has made or indicated an intention to make a takeover proposal, and (ii) to promptly request that each person who has executed a confidentiality agreement with the Company in connection with such person’s consideration of a takeover proposal (other than Juniper) return or destroy all non-public information provided to that person by or on behalf of the Company.
Notwithstanding the foregoing, the Company is permitted, at any time prior to obtaining the stockholder vote to adopt the merger agreement, to:
•
  engage in discussions or negotiations with, or furnish or disclose any non public information relating to the Company or any of its subsidiaries (but only so long as the Company concurrently discloses the same such non-public information to Purchaser if not previously disclosed to Purchaser) to, a person who has made a written takeover proposal if, prior to taking such action, (A) the Company enters into an acceptable confidentiality agreement with such person and (B) the Board determines in good faith (1) after receiving the advice of its financial advisors and outside legal counsel, that such takeover proposal constitutes, or is reasonably likely to result in, a superior proposal and (2) after receiving the advice of its outside legal counsel, that failure to take such action could be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable laws;
•
  effect a Board recommendation change if there has been any material event, development, circumstance, occurrence or change in circumstances or facts which first occurred (or of which the Board first became aware) after the date of the merger agreement, which was not reasonably foreseeable by the Board, and the Board determines in good faith, after receiving the advice of outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable laws; and
•
  in response to a takeover proposal (including any takeover proposal submitted prior to the no-shop period start date) not solicited in violation of the terms of the merger agreement which the Board determines in good faith, after receiving the advice of its financial advisors and outside legal counsel, constitutes a superior proposal after giving effect to all of the adjustments which may be offered by Purchaser pursuant to the provisos to this paragraph, (x) effect a Board recommendation change or (y) terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal if the Company pays the termination fee (See “The Merger Agreement — Effect of Termination; Fees and Expenses” beginning on page 82); provided that the Board must not make a Board recommendation change or terminate the merger agreement unless:
1.
  the Board has determined in good faith, after receiving the advice of its outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable laws;
2.
  the Company has given Purchaser prompt written notice advising Purchaser of (A) the decision of the Board to take such action and (B) the material terms and conditions of the takeover proposal, including the identity of the party making such takeover proposal and, if available, a copy of the relevant proposed transaction agreements with such party and other material documents;
3.
  the Company has given Purchaser four (4) business days after delivery of such notice to propose revisions to the terms of the merger agreement (or make another proposal) and must negotiate in good faith with Purchaser with respect to such proposed revisions or other proposal, if any; and
4.
  at the end of such period, the Board must have determined in good faith, after considering the results of such negotiations and giving effect to the proposals made by Purchaser, if any, after receiving the advice of its outside legal counsel, that (A) in the case of a Board recommendation change, such action would be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable laws and (B) in the case of a termination of the merger agreement, that such takeover proposal remains a superior proposal relative to the merger, as supplemented by any counterproposals made by Purchaser; provided that in the event the Board does not make the determination referred to in this paragraph but thereafter determines to effect a Board recommendation change or to terminate the merger agreement, the procedures referred to in clauses (1) – (4) above shall apply anew and shall also apply to any subsequent Board recommendation change or termination; provided that the procedures referred to in clauses (3) and (4) above shall not be required with respect to a takeover proposal made by a party that has made a prior takeover proposal if the Company shall have previously complied with clauses (1) – (3) with respect to such prior takeover proposal.
Promptly (and in any event by 5:00 p.m. Eastern Time on the following business day) upon receipt by it or its subsidiaries or representatives of any takeover proposal or indication by any person that it is considering making a bona fide takeover proposal, any request for non-public information relating to the Company or any of its subsidiaries or any inquiry or request for discussions or negotiations regarding any takeover proposal, the Company must provide notice to Purchaser of such inquiry or takeover proposal, including the identity of the party making such proposal and a copy of the takeover proposal, indication, inquiry or request. The Company is required to keep Purchaser reasonably informed on a current basis (and in any event by 5:00 p.m. Eastern Time on the business day following the occurrence of any changes, developments, discussions or negotiations) of the status of any such takeover proposal, indication, inquiry or request (including the material terms and conditions thereof and of any modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. The Company must also (and in any event by 5:00 p.m. Eastern Time on the following business day) notify Purchaser orally and in writing if it determines to begin providing information or to engage in negotiations with any person concerning a takeover proposal. The Company may not, and must cause its subsidiaries not to, enter into any confidentiality agreement with any person, and neither the Company nor any of its subsidiaries is or will become party to any agreement that prohibits the Company from providing such information to Purchaser. The Company may not, and must cause each of its subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of its subsidiaries is a party, and the Company must, and must cause its subsidiaries to, enforce the provisions of any such agreement.
Nothing contained in the merger agreement will prohibit the Board from complying with its disclosure obligations under applicable federal or state securities laws with regards to a takeover proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) of the Exchange Act.
Proxy Statement; Stockholder Meeting
The merger agreement required the Company to prepare and file preliminary proxy materials with the SEC as promptly as practicable after, but in any event within fifteen (15) business days following, the date of the merger agreement. In addition, the Company must (i) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and must provide Purchaser with copies such comments, (ii) prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by law, (iii) use its reasonable best efforts to have cleared by the SEC and thereafter mail to stockholders as promptly as practicable, the Proxy Statement and related materials, (iv) to the extent required by applicable law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders any supplement or amendment to the Proxy Statement if any event shall occur prior to the Company stockholders meeting, (v) use its reasonable best efforts to comply with all requirements of law applicable to the Company stockholders meeting and the merger and (vi) provide Purchaser a reasonable opportunity to review and comment upon the Proxy Statement and any amendments or supplements thereto prior to filing the same with the SEC.
The Company is required to call and hold a meeting of its stockholders as promptly as practicable following the date of the merger agreement for the purpose of the stockholders voting on adoption of the merger agreement. Subject to certain exceptions set forth in the merger agreement and described above under “The Merger Agreement — Covenants of the Company — Solicitation of Takeover Proposals; Fiduciary Out” beginning on page 73, the Company has agreed to include the Board recommendation in the Proxy Statement. The Company will use its reasonable best efforts to solicit or cause to be solicited from its stockholders proxies in favor of adoption of the merger agreement and take all other reasonable action necessary to secure the vote of the holders of a majority of the outstanding shares of Theragenics common stock (“required stockholder vote”). Unless the merger agreement is terminated, regardless of whether the Board has approved, endorsed or recommended another takeover proposal or has withdrawn, modified or amended the Board recommendation, the Company will submit the merger agreement for adoption by the stockholders of the Company at the stockholders meeting.
The Company will not postpone or adjourn the stockholders meeting without the consent of Purchaser; provided, that in the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the required stockholder vote, the Company will not adjourn or postpone the stockholders meeting unless the Company is advised by counsel that failure to do so would result in a breach of the U.S. federal securities laws
Access to Information
The Company will, and will cause its subsidiaries and its and their respective representatives to provide Purchaser and its representatives, equity investors and debt financing sources, during normal business hours and upon reasonable advance notice (i) such access to the officers, management employees, offices, properties, books and records of the Company and such subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company) as Purchaser reasonably may request and (ii) all documents that Purchaser reasonably may request. Notwithstanding the foregoing, Purchaser and its representatives shall not have access to any books, records and other information the disclosure of which would, in the Company’s good faith opinion after consultation with legal counsel, result in the loss of attorney client privilege or would violate the terms of a confidentiality agreement, provision or like obligation (provided that the Company must use reasonable efforts to obtain a waiver therefrom for the benefit of Purchaser) with respect to such books, records and other information. The Company and Purchaser will make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply.
Covenants of Purchaser
Employee Matters
The merger agreement requires the surviving corporation to (i) honor all of the Company’s benefit plans and (ii) for a period of one year following the effective time of the merger, provide each of the Company’s employees with compensation and benefits that are no less favorable in the aggregate than those provided under the Company’s compensation and benefit plans, programs, policies, practices and arrangements (excluding equity-based programs) in effect at the effective time of the merger (it being understood that discretionary incentive programs will remain discretionary); provided, that nothing in the merger agreement will prevent the amendment or termination of any specific plan, program or arrangement, require that the surviving corporation provide or permit investment in the securities of the surviving corporation or interfere with the surviving corporation’s right or obligation to make such changes as are necessary to comply with applicable law. Notwithstanding anything to the contrary, nothing in the merger agreement precludes the surviving corporation from terminating the employment of any employee for any reason for which the Company could have terminated such employee prior to the effective time of the merger.
Additionally, the merger agreement provides that, for all purposes under the employee benefit plans of the surviving corporation and its affiliates providing benefits to any employees after the effective time of the merger (the “new plans”), each employee will be credited with his or her years of service with the Company and its affiliates before the effective time of the merger (including predecessor or acquired entities or any other entities for which the Company and its affiliates have given credit for prior service), to the same extent as such employee was entitled, before the effective time of the merger, to credit for such service under the corresponding Company benefit plan, except for purposes of benefit accrual under defined benefit plans, for any purpose where service credit for the applicable period is not provided to participants generally, and to the extent such credit would result in a duplication of accrual of benefits. In addition, and without limiting the generality of the foregoing, (i) each employee immediately will be eligible to participate, without any waiting time, in any and all new plans to the extent coverage under such new plan replaces coverage under a similar or comparable Company benefit plan in which such employee participated immediately before the effective time of the merger and (ii) for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to any employee, the surviving corporation will cause all pre existing condition exclusions and actively at work requirements of such new plan to be waived for such employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Company benefit plan, and the surviving corporation will cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date such employee’s participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out of pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.
Indemnification of Directors and Officers; Directors’ and Officers’ Insurance
The surviving corporation will maintain in effect for a period of six (6) years after the effective time of the merger, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the effective time of the merger. As of the effective time of the merger, the Company will obtain a prepaid “tail” policy on the Company’s directors’ and officers’ liability insurance policies in effect on the date of the merger agreement with a claims period of six years from the effective time of the merger with at least the same coverage and amounts and containing terms and conditions that are no less favorable to the directors and officers of the Company in respect of actions or omissions occurring prior to the closing. However, the surviving corporation will not be required to expend an annual premium for such coverage in excess of 250% of the last annual premium paid by the company for such insurance prior to the date of the merger agreement.
In addition, the surviving corporation has agreed that following and for a period of six (6) years after the effective time of the merger, the surviving corporation and each of its subsidiaries must include and maintain in effect in their respective certificate of incorporation or bylaws (or similar organizational document), provisions regarding the elimination of liability of directors (or their equivalent), indemnification of officers and directors thereof and advancement of expenses which are, with respect to each such entity, no less advantageous to the intended beneficiaries than the corresponding provisions contained in such organizational documents as of the date of the merger agreement.
From and after the closing, the surviving corporation has also agreed, to the fullest extent permitted or required under applicable law and required by the organizational documents of the Company or its subsidiaries in effect on the date of the merger agreement and any indemnity agreements applicable, to indemnify each current and former director or officer of the Company or any of its subsidiaries (each, an “indemnified party”) against any losses, claims, damages, liabilities, costs, legal and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with such claim, action, suit, proceeding or investigation.
Certain Covenants of Each Party
Approvals and Consents
The parties have agreed to cooperate with each other and use their reasonable best efforts to obtain all required consents, approvals or other authorizations, including, without limitation, all consents of governmental entities and certain other consents required in connection with the consummation of the transactions contemplated by the merger agreement.
Filings and Authorizations
The Company and Purchaser have agreed to cooperate and consult with each other in connection with making required filings and notifications pursuant to applicable laws, including by permitting counsel for the other party to review in advance all material written communications to any government entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) and a governmental entity and any other information supplied by such party and such party’s affiliates to a governmental entity or received from such a governmental entity in connection with the transactions contemplated by the merger agreement.
The Company and Purchaser have agreed to inform each other promptly upon receipt of any material communication from any governmental entity regarding any of the transactions contemplated by the merger agreement and that a party receiving a request for additional information or documentary material from any such governmental entity that is related to the transactions contemplated by this Agreement will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Company and Purchaser have agreed not to participate, or to permit their affiliates to participate, in any substantive meeting or discussion with any governmental entity in connection with the transactions contemplated by this Agreement unless it so consults with the other party in advance and, to the extent not prohibited by such governmental entity, gives the other party the opportunity to attend and participate.
The Company may not, without the prior written consent of Purchaser, become subject to, consent or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its affiliates in any manner which, individually or in the aggregate with all other such requirements, conditions, understandings, agreements and orders could reasonably be expected to have a material adverse impact on the business of the Company and its subsidiaries, taken as a whole. However, the Company will, upon the request of Purchaser, become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or Order to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its affiliates, so long as such requirement, condition, understanding, agreement or order is binding on the Company only in the event that the closing occurs.
Public Announcements
The initial press release issued with respect to the transactions contemplated by the merger agreement was a press release by the Company. The Company and Purchaser have agree to consult with each other before issuing any press release or otherwise making any public statements about the merger or any of the other transactions contemplated by the merger agreement, except to the extent that the disclosing party determines in good faith it is required to do so by applicable laws or NYSE requirements, in which case that party will use reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.
Financing
The merger agreement requires Purchaser to use its reasonable best efforts to arrange the debt and equity financing on the terms and conditions contemplated by the financing letters described herein under “The Merger (Proposal 1) — Merger Financing” beginning on page 48 (the “financing letters”), including using its reasonable best efforts to, among other things, (i) maintain in effect the debt financing letter and negotiate definitive agreements with respect thereto on the terms and conditions contained therein or on other terms not materially less favorable to Purchaser or on terms otherwise acceptable to the Company, (ii) to satisfy on a timely basis all conditions applicable to Purchaser in such definitive agreements and financing letters that are within its control and (iii) to consummate the financing at or prior to the closing.
In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt financing letter, the merger agreement requires Purchaser to use its reasonable best efforts to arrange to obtain alternative financing from alternative sources as promptly as practicable following the occurrence of such event. Purchaser must deliver to the Company a copy of any proposed amendment, modification, waiver or supplement to a financing letter at least two (2) business days prior to the proposed execution of the same. Purchaser may not enter into any amendment, modification, waiver or supplement to a financing letter without the prior written consent of the Company if such amendment, modification, waiver or supplement (x) imposes additional conditions to the funding obligations thereunder, (y) reduces the amount of the financing committed thereunder to an amount that, when combined with the amounts committed pursuant to the other financing letters, would be insufficient to consummate the transactions contemplated by the merger agreement or (z) would reasonably be expected to materially delay or prevent the closing or to make the funding of such financing materially less likely to occur. Purchaser will pay when due all fees due and payable under the financing letters as and when they become payable. Purchaser will keep the Company reasonably apprised of material developments relating to the financing (and in no event later than 48 hours after any such material development).
Financing Cooperation
The Company has agreed to, and to cause its subsidiaries to, and will use all its reasonable best efforts to cause the representatives of the Company and each of its subsidiaries to, provide commercially reasonable cooperation requested by Purchaser in connection with the financing and the other transactions contemplated by the merger agreement, at Purchaser’s sole expense, including:
•
  participating in meetings, presentations, road shows, lender presentations, due diligence sessions and sessions with rating agencies;
•
  assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the financing;
•
  preparing of any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents to be entered into and delivered as of the effective time of the merger as may be reasonably requested by Purchaser and otherwise reasonably facilitating the pledging of collateral;
•
  furnishing Purchaser and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Purchaser;
•
  furnishing Purchaser and its financing sources with updated appraisals and Phase I Environmental Site Assessments, in each case with respect to the real property;
•
  satisfying the conditions precedent to the availability of the financing as set forth in the debt financing letters, including obtaining, or assisting Purchaser in obtaining, all requisite consents and authorizations to the financing and the other transactions contemplated by the merger agreement from all governmental entities from whom such consents or authorizations are required;
•
  using reasonable best efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance as of the closing date, in each case as reasonably requested by Purchaser a reasonable period of time before the closing date;
•
  providing GAAP-compliant unaudited consolidated (and, to the extent available, consolidating) balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for (A) each fiscal quarter of the Company within 40 days of the end of each fiscal quarter end prior to the Closing Date, and (B) for each fiscal month of the Company following the most fiscal quarter for which financial statements were provided as described in the preceding clause (A) within 25 days of the end of each such fiscal month prior to the closing date;
•
  providing direct contact between senior management, representatives and advisors of the Company, on the one hand, and the lenders, on the other hand; and
•
  taking such other action as reasonably requested by or on behalf of Purchaser a reasonable period of time before the Closing date to (A) permit the prospective lenders involved in the financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements as of the effective time of the merger in connection with the foregoing.
Purchaser will indemnify and hold harmless the Company, its subsidiaries and their representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of any financing Purchaser elects to seek and any information utilized in connection therewith except for:

•
  as to financial statements or other information appearing in a document the Company filed with the SEC, any incorrectness or omission that renders such document materially false or materially misleading; or
•
  as to other financial information provided to Purchaser or its financing sources other than financial statements or other information appearing in a document the Company filed with the SEC, any such information that was materially false or misleading when provided and such falsity or misleading character was known to the Company or resulted from the Company’s gross negligence.
Conditions to the Completion of the Merger
Conditions to the obligations of each of the parties to complete the merger include:
•
  the affirmative vote of the holders of a majority of the outstanding shares of Theragenics common stock;
•
  obtaining all regulatory approvals and consents except those approvals or consents the failure of which to obtain would not reasonably be expected to have a Company material adverse effect, and, in the case of Purchaser, all consents, approvals, decisions or waiting period expirations or terminations shall have occurred or been obtained free of any condition, limitation, requirement, or order that would reasonably be expected to have a Company material adverse effect or a Purchaser material adverse effect; and
•
  no law or order having been enacted, issued, promulgated, enforced or entered by any governmental entity that enjoins or otherwise prohibits the consummation of the merger;
Conditions to the obligation of Purchaser to complete the merger include the satisfaction or waiver of the following additional conditions:
•
  the Company’s representations and warranties (other than those described in the bullets directly below) will be true and correct in all respects, without regard to any “materiality” or “Company material adverse effect” qualifications, as of the date of the merger agreement and as of the closing date (except that representations and warranties made as of a specified date will be required to be so true and correct as of such specified date), with only exceptions as have not had or would not reasonably be expected to have a Company material adverse effect;
•
  the Company’s representations and warranties regarding its capitalization will be true and correct as of the date of the merger agreement and as of the date of the closing of the merger, except for inaccuracies that are de minimis in the aggregate;
•
  the Company’s representations and warranties regarding its power, corporate authorization and required stockholder vote will be true and correct in all material respects as of the date of the merger agreement and as of the date of the closing of the merger;
•
  the Company has performed in all material respects all of its obligations and has complied in all material respects with its agreements and covenants under the merger agreement;
•
  no Company material adverse effect has occurred since the date of the merger agreement;
•
  the Company has delivered to Purchaser a certificate acknowledging its compliance with the aforementioned closing conditions; and
•
  no governmental entity has instituted a proceeding seeking any laws or orders having the effect of enjoining or otherwise prohibiting consummation of the merger.

Conditions to the Company’s obligations to complete the merger include the satisfaction or waiver of the following conditions:
•
  Purchaser’s representations and warranties will be true and correct in all respects, without regard to any “materiality” or “Purchaser material adverse effect” qualifications, as of the date of the merger agreement and as of the closing date of the merger (except that representation and warranties made as of a specified date will be required to be so true and correct as of such specified date), with only exceptions as have not had or would not reasonably be expected to have a “Purchaser material adverse effect”;
•
  Purchaser has performed in all material respects all of its obligations and has complied in all material respects with its agreements and covenants under the merger agreement; and
•
  Purchaser has delivered to the Company a certificate acknowledging its compliance with the aforementioned closing conditions.
Termination
The merger agreement may be terminated at any time prior to the effective time of the merger:
•
  by mutual written consent of both Purchaser and the Company;
•
  by either Purchaser or the Company if:
°
  the merger is not consummated by December 31, 2013, except such right to terminate the merger agreement will not be available to Purchaser or the Company if such party’s failure to fulfill any of its obligations under the merger agreement has been a principal cause of, or resulted in, the failure to consummate the merger by such date;
°
  the merger agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company stockholders meeting (or adjournment, postponement or recess thereof) and the vote of the holders of a majority of the outstanding shares of Theragenics common stock is not obtained; or
°
  any law prohibiting or order restraining, enjoining or otherwise prohibiting consummation of the merger has become final and nonappealable.
•
  by the Company if:
°
  Purchaser breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would result in any of Purchaser’s conditions to closing not being satisfied and is not curable by December 31, 2013, except that such right to terminate the merger agreement will not be available if the Company is then in material breach of the merger agreement so as to cause any of the Company’s conditions to closing not to be satisfied; or
°
  at any time prior to obtaining the vote of the holders of a majority of the outstanding shares of Theragenics common stock, the Board determines there is a superior proposal after (a) complying with the “go-shop” and “no shop” provisions under the merger agreement (See “The Merger Agreement — Covenants of the Company — Solicitation of Takeover Proposals; Fiduciary Out” beginning on page 73) and (b) paying all amounts due to Purchaser under the merger agreement (See “The Merger Agreement — Effect of Termination; Fees and Expenses — Fees Payable to Purchaser” beginning on page 83).
•
  by Purchaser, at any time prior to the effective time of the merger, if:
°
  the Company breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would result in any of the Company’s conditions to closing not being satisfied and is not curable by December 31, 2013, except that such right to terminate the merger agreement will not be available if Purchaser is then in material breach of the merger agreement so as to cause any of Purchaser’s conditions to closing not to be satisfied;

°
  (a) the Board has made a Board recommendation change, (b) approves, endorses or recommends any takeover proposal other than the merger, or (c) resolves or announces its intention to do any of the foregoing;
°
  the Company has materially breached any of its obligations under (a) the “go-shop,” “Board recommendation” or “stockholder meeting adjournment” provisions under the merger agreement (See “The Merger Agreement — Covenants of the Company — Solicitation of Takeover Proposals; Fiduciary Out” beginning on page 73 and “The Merger Agreement — Covenants of the Company — Proxy Statement; Stockholder Meeting” beginning on page 75) or the Board resolves to do any of the foregoing, or (b) certain of the “proxy statement” provisions under the merger agreement, including the obligations of the Company to prepare and file the Proxy statement within fifteen (15) business days of the date of the merger agreement and to respond to any SEC comments with respect thereto (See “The Merger Agreement — Covenants of the Company — Proxy Statement; Stockholder Meeting” beginning on page 75), and such breach has not been cured within ten (10) business days after written notice thereof has been given to the Company by Purchaser, except that such right to terminate the merger agreement will not be available if Purchaser is then in material breach of the merger agreement so as to cause any of Purchaser’s conditions to closing not to be satisfied; or
°
  if a Company material adverse effect has occurred and is continuing and is incapable of being cured by December 31, 2013.
Effect of Termination; Fees and Expenses
Reimbursable Expenses Payable to Purchaser
If any of the following series of events occur under circumstances in which the Company is not required to pay any termination fee to Purchaser, then the Company will be obligated to reimburse Purchaser for its reimbursable expenses up to a cap of $1.5 million, which would be credited against any termination fee that subsequently becomes payable by the Company to Purchaser:
•
  If, at a time when a takeover proposal has been made (and not withdrawn in the case of a public takeover proposal) and the Company has not entered into a contract implementing any takeover proposal at the time of termination:
°
  the Company or Purchaser terminates the merger agreement because the merger is not consummated by December 31, 2013 or the merger agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company stockholders meeting and the vote of the holders of a majority of the outstanding shares of Theragenics common stock is not obtained; or
°
  Purchaser terminates the merger agreement as a result of the Company’s breach or failure to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would result in any of the conditions to closing not being satisfied and is not curable by December 31, 2013, except that such right to terminate the merger agreement will not be available if Purchaser is then in material breach of the merger agreement so as to cause any of Purchaser’s conditions to closing not to be satisfied.
•
  If Purchaser terminates the merger agreement, at any time prior to the effective time of the merger, as a result of:
°
  the Company’s material breach of the “proxy statement” provisions under the merger agreement, including the obligations of the Company to, among other things, prepare and file the Proxy Statement with the SEC and call and hold the Company stockholders meeting within the time proscribed by the merger agreement (See “The Merger Agreement — Covenants of the Company — Proxy Statement; Stockholder Meeting” beginning on page 75) and such breach has not been cured within ten (10) business days after written notice thereof has been given to the Company by Purchaser, except that such right to terminate the merger agreement will not be available if Purchaser is then in material breach of its obligations under the “proxy statement” provisions under the merger agreement;
°
  the Company’s breach or failure to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would result in any of the conditions to closing not being satisfied and is not curable by December 31, 2013, except that such right to terminate the merger agreement will not be available if Purchaser is then in material breach of the merger agreement so as to cause any of the conditions to closing not to be satisfied;
Fees Payable to Purchaser
If any of the following series of events occur, the Company will be obligated to pay Purchaser a termination fee of $3.5 million (less any reimbursable expenses previously paid by the Company to Purchaser):
(1)
  Purchaser terminates the merger agreement, at any time prior to the effective time of the merger as a result of:
(a)
  the Board has made a Board recommendation change, or publicly proposed to make a Board recommendation change, or has approved, endorsed or recommended any takeover proposal other than the merger or resolves or announces its intention to do any of the foregoing;
(b)
  the Company’s breach or resolve to breach of any of its obligations under the “go-shop”, “no shop”, “Board recommendation” or “stockholders meeting” provisions under the merger agreement (See “The Merger Agreement — Covenants of the Company — Solicitation of Takeover Proposals; Fiduciary Out” beginning on page 73 and “The Merger Agreement — Covenants of the Company — Proxy Statement; Stockholder Meeting” beginning on page 75).
(2)
  The Company terminates the merger agreement as a result of a determination of the Board that a takeover proposal constitutes a superior proposal after (a) complying with the “go-shop” and “no shop” provisions under the merger agreement (See “The Merger Agreement — Covenants of the Company — Proxy Statement; Stockholder Meeting” beginning on page 75) and (b) paying all amounts due to Purchaser under the merger agreement (See “The Merger Agreement — Effect of Termination; Fees and Expenses — Fees Payable to Purchaser” beginning on page 83); or
(3)
  If a takeover proposal has been made (and not withdrawn in the case of a public takeover proposal) and:
(a)
  the Company or Purchaser terminates the merger agreement because the merger is not consummated by December 31, 2013 or the merger agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company stockholders meeting and the vote of the holders of a majority of the outstanding shares of Theragenics common stock is not obtained; or
(b)
  Purchaser terminates the merger agreement as a result of the Company’s breach or failure to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would result in any of the conditions to closing not being satisfied and is not curable by December 31, 2013, except that such right to terminate the merger agreement will not be available if Purchaser is then in material breach of the merger agreement so as to cause any of the conditions to closing not to be satisfied; and
(c)
  within twelve (12) months of such termination, the Company enters into an agreement with respect to or consummates any takeover proposal.
Notwithstanding the foregoing, in the event any termination described in clauses (1)(a) or (2) above occurs prior to the “no-shop period start date,” or on account of a superior proposal made within ten (10) business days after the “no-shop period start date” by a person that is an “excluded party,” the termination fee the Company will be obligated to pay to Purchaser will be $2.0 million (less any reimbursable expenses previously reimbursed by the Company).

Fees Payable to the Company
Purchaser will be obligated to pay the Company a termination fee of $2.0 million if (i) there has been a “financing failure” (that is not the result of a willful breach by Purchaser of its “financing” provisions under the merger agreement) (See “The Merger Agreement — Certain Covenants of Each Party — Financing” beginning on page 78), (ii) the Company terminates the merger agreement because (a) the merger was not consummated by December 31, 2013 or (b) Purchaser breached its representations, warranties or covenants, and (iii) all of the Company’s conditions to the closing of the merger and the mutual conditions to the closing of the merger have been satisfied or waived (unless, by their nature they are conditions that are to be satisfied at closing).
A “financing failure” is defined as a refusal or other failure, for any reason, on the part of any debt financing source (or any alternative debt financing source obligated or expected at any time to fund a material portion of the debt financing) to fund, when required pursuant to the terms and conditions of the debt financing letter, a material portion of such debt financing.
Purchaser will be obligated to pay the Company a termination fee of $4.0 million if (i)(a) the debt financing is available to be funded at the closing or (b) there has been a “financing failure” that is the result of a willful breach by Purchaser, (ii) the Company terminates the merger agreement because (x) the merger was not consummated by December 31, 2013 or (y) Purchaser breached its representations, warranties or covenants, and (iii) all of the Company’s conditions to the closing of the merger and the mutual conditions to the closing of the merger have been satisfied or waived (unless, by their nature they are conditions that are to be satisfied at closing).
Purchaser has delivered to the Company a “limited guaranty” from Juniper TGX Investment Partners, LLC (the “guarantor”), an affiliate of Purchaser, pursuant to which and subject to the terms and conditions contained therein, the guarantor has guaranteed to the Company the obligations of Purchaser to pay any termination fee that may become payable by Purchaser.
Purchaser termination fee described above, if payable, and the limited guaranty will be the sole and exclusive remedy of the Company and its affiliates for any damages resulting from termination of the merger agreement.
Effect of Termination; General Expense Provisions
If the merger agreement is terminated for any reason, the merger agreement will become void and of no further force or effect with no liability on the part of any party or related party thereto, except in the case of a willful breach by the Company. The limited guaranty will survive the termination of the merger agreement.
The merger agreement provides that each party is to pay all expenses incurred by it in connection the merger agreement and the transactions contemplated thereby except (i) as provided above under “Reimbursable Expenses Payable to Purchaser,” “Fees Payable to Purchaser” and “Fees Payable to the Company” and (ii) Purchaser is obligated to reimburse the Company for its reasonable out-of-pocket expenses incurred in connection with cooperating with Purchaser in obtaining the requisite financing intended to satisfy the financing condition.
Specific Performance
Purchaser and the Company have agreed that irreparable damage would occur if any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached. the parties will be entitled to an injunction or injunctions to prevent breaches to prevent breaches of the provisions of the merger agreement and to enforce specifically the merger agreement and its terms and provisions.

Notwithstanding the foregoing, pursuant to the terms of the merger agreement, the Company will be entitled to seek and obtain an injunction, specific performance and other equitable remedies to enforce Purchaser’s obligations to cause the equity financing to be funded, draw down the full proceeds of the debt financing or consummate the merger only if:
•
  all of the Company’s conditions to the closing of the merger and the mutual conditions to the closing of the merger (other than conditions that by their nature are to be satisfied at the closing) have been satisfied on the date of closing and should have been consummated pursuant to the terms of the merger agreement but for the failure of the equity financing to be funded;
•
  the debt financing has been funded or will be funded in accordance with the terms thereof at the closing if the equity financing is funded;
•
  the Company has confirmed in writing to Purchaser that, if the equity financing and debt financing are funded, it would take all such actions that are within its control to cause the closing to occur; and
•
  such specific performance would result in the consummation of the merger substantially contemporaneously with the consummation of the debt financing and the equity financing.
The parties agree that they will not oppose the granting of an injunction, specific performance and other equitable relief on the basis of the availability of an adequate remedy at law or the appropriateness of an award of specific performance as a remedy for any reason. Any party seeking an injunction or specific performance will not be required to provide any bond or other security in connection with any such order or injunction. The Company is permitted to receive either a grant of specific performance or payment of Purchaser termination fee, but not both.
Amendment; Waiver
Subject to the provisions of applicable laws, the merger agreement may be modified or amended by the written agreement of the Company and Purchaser at any time prior to the effective time of the merger so long as any amendment (i) does not require further stockholder approval under applicable laws after the stockholder vote to adopt the merger agreement at the Company stockholder meeting is obtained and (ii) does not materially impact or is not adverse in any respect to a debt financing source without the prior written consent of the debt financing source.
Subject to the provisions of applicable laws, any party may waive, in whole or in part, any benefit or right provided to it under the merger agreement. Any agreement on the part of a party to any such waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.
Third Party Beneficiaries
The merger agreement expressly disclaims any third party beneficiary rights subject to (i) the rights of the Company’s directors, officers and other indemnified persons to enforce their rights to indemnification, exculpation, advancement and insurance as provided in the merger agreement, and (ii) the rights of debt financing sources to enforce their rights provided in the merger agreement.
Governing Law
The merger agreement is governed by Delaware law with respect to matters related to the transactions contemplated by the merger and all other matters related to the merger agreement.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION (PROPOSAL 2)
In accordance with the Exchange Act and SEC rules, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on the compensation for each named executive officer of the Company that is based on or otherwise relates to the merger. This compensation is referred to as golden parachute compensation by the applicable SEC disclosure rules.
The information below assumes the following:
•
  the price per share of Theragenics common stock is $2.20;
•
  the effective time of the merger is October 17, 2013; and
•
  the officers experience qualifying terminations of employment (as defined in their respective agreements) at the effective time of the merger.
The terms of the merger agreement provide for accelerated vesting of outstanding Company equity awards as described above under “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 51.
Current Company Compensation Arrangements
Each of our current named executive officers is entitled to certain severance payments and other benefits as described above under “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 51. The payments are conditioned upon the named executive officer’s execution of a general waiver and release.
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation to which the following individuals, who are all of the named executive officers of the Company, would be entitled under their existing agreements with the Company that is based on or that otherwise relates to the merger, before giving effect to the waivers and modifications provided for the Jacobs Term Sheet and Continuing Executive Term Sheet. Certain of these amounts would result from change in control agreements and are applicable only if an executive’s employment is terminated within one year of the date of merger.
Golden Parachute Compensation
Current Company Arrangements

Named Executive Officer	Cash(1)	Equity(2)	Pension/ NQDC(3)	Perquisites/ Benefits(4)	Tax Reimbursement	Total
M. Christine Jacobs(5)	$4,898,211	$1,005,992	—	$48,849	(6)	$5,953,052
Francis J. Tarallo(5)	1,746,538	612,323	—	—	(7)	2,358,861
Bruce W. Smith	1,609,639	582,676	—	—	(7)	2,192,315

(1)
  Cash.   Without giving effect to the waivers and modifications set forth in the Jacobs Term Sheet and Continuing Executives Term Sheet, the employment agreements of the named executive officers provide for the following, subject to the terms and conditions set forth therein: (i) in the case of Ms. Jacobs, a lump sum cash severance payment in an amount equal to three times the sum of her average annual base pay plus average bonus in the last three fiscal years ($3,103,848), a lump sum payment of other accrued obligations ($437,701), a lump sum payment for accrued vacation ($10,962), a lump sum payment equal to the target incentive award under the Company’s short-term incentive compensation plan ($427,500), and a lump sum payment equal to the target incentive award under the Company’s long-term incentive compensation plan ($918,200); (ii) in the case of Mr. Tarallo, three times annual base salary ($1,020,000), payable in monthly installments over two years, a lump sum payment for accrued vacation ($6,538), a lump sum payment equal to the target incentive award under the Company’s short-term incentive compensation plan ($187,000), and a lump sum payment equal to the target incentive award under the Company’s long-term incentive compensation plan ($533,000); and (iii) in the case of Mr. Smith, a cash payment in an amount equal to three times annual base salary ($942,000), payable in monthly installments over two years, a lump sum payment for accrued vacation

($6,038), a lump sum payment equal to the target incentive award under the Company’s short-term incentive compensation plan ($157,000), and a lump sum payment equal to the target incentive award under the Company’s long-term incentive compensation plan ($504,600). These amounts would result from change in control provisions in the officers’ employment agreements with “double triggers” and are applicable only if the executive officer’s employment is terminated by us without cause or by the officer for good reason (which in the case of Ms. Jacobs, includes a change in control), or, for Mr. Smith, by him for any reason, within one year of the date of the merger. For Mr. Tarallo and Mr. Smith, the numbers assume that sufficient value is ascribed to the restrictive covenant provisions to avoid the imposition of the provisions of their employment agreements that provide that payments will be reduced, if necessary, to avoid the loss of a deduction under Code Section 280G and taxes imposed on the executive officer under Code Section 4999. While we have not yet done so, we intend to engage a valuator to determine an amount that can be reasonably ascribed to Mr. Smith’s restrictive covenants. If no value can be ascribed to Mr. Smith’s restrictive covenants, we currently estimate Mr. Smith’s cash severance would need to be reduced. Because Mr. Tarallo has entered into a new arrangement and will continue employment with Purchaser, we have not estimated the amount by which his severance would need to be reduced if no value was ascribed to his restrictive covenant provisions.
(2)
  Equity.   Consists of the aggregate value of the shares underlying restricted stock awards and in-the-money stock option awards (valued as the difference between $2.20 and the applicable exercise price) for which vesting is accelerated. See “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 51.
(3)
  There are no pension or nonqualified deferred compensation benefits based on, or otherwise related to, the merger which would be payable following the executive’s termination.
(4)
  The Board, including the independent directors, unanimously approved the Company’s payment of approximately $40,000 of the fees and expenses of independent legal counsel to the Company’s executive officers as a group (six persons) in connection with the impact of the proposed transaction. In the event that the merger occurs but Ms. Jacobs does not enter into the consulting agreement, she will remain subject to her current employment agreement and may become entitled to receive, subject to the terms and conditions set forth therein, (i) payment of two times the individual disability insurance annual premium plus applicable taxes thereon ($32,067), and (ii) the continuation of health plan benefits for two years ($16,782).
(5)
  Ms. Jacobs and Mr. Tarallo have signed separate binding terms sheets with Purchaser that provide for certain modifications to the information set forth in this table. See “— New Agreements with Purchaser” below and “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 51.
(6)
  Ms. Jacobs’s current employment agreement provides that if any payments or benefits are “parachute payments” under federal law and are subject to federal excise taxes, the Company will pay her an additional amount to put her in the same after-tax position as if no excise tax had been incurred. For purposes of this disclosure, we have assumed that a sufficient value can be ascribed to the restrictive covenants to which Ms. Jacobs agreed in her current employment agreement to avoid the limitation on deduction under Code Section 280G and the imposition of tax on her under Code Section 4999. This would avoid the necessity of paying a tax gross-up to her. However, we have not yet obtained a valuation to that effect. If no value was ascribed to her restrictive covenants to avoid the application of Code Sections 280G and 4999, she would be entitled to a tax gross-up.
(7)
  Under the terms of the current employment agreements with Mr. Tarallo and Mr. Smith, if any payment or benefits are “parachute payments” under federal law and are subject to federal excise tax (i.e., are associated with a change in control of the Company and exceed a certain level), the Company will pay Mr. Smith and Mr. Tarallo the greater of three times their annual base salary at the time of termination, or if less, the largest amount that will not result in a nondeductible payment under Code Section 280G.
In addition, the agreements with each of the named executive officers also contain provisions which are intended to restrict them from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until two years after termination.

New Arrangements with Purchaser
In connection with the merger agreement, Ms. Jacobs and Mr. Tarallo executed binding term sheets with Purchaser which significantly modified the payments they would otherwise be entitled to receive upon completion of the merger pursuant to their outstanding cash incentive awards and respective employment agreements. See “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 51.
The following table sets forth the information required by Item 402(t) of Regulation S-K after giving effect to the modifications contemplated by the term sheets executed by Ms. Jacobs and Mr. Tarallo. This table should be read in conjunction with the information set forth under “Current Company Compensation Arrangements” above.
Golden Parachute Compensation
New Arrangements with Purchaser

Named Executive Officer	Cash(1)	Equity(2)	Pension/ NQDC(3)	Perquisites/ Benefits(4)	Tax Reimbursement	Total
M. Christine Jacobs	$2,306,067	$1,005,992	—	—	—	$3,312,059
Francis J. Tarallo	177,667	612,323	—	—	—	789,990
Bruce W. Smith(5)	1,609,639	582,676	—	—	(6)	2,192,315

(1)
  Cash.   In the event that the merger occurs and, as described above, Ms. Jacobs and Mr. Tarallo enter into new agreements with Purchaser and have no further rights under their current employment agreement, the executives will receive the following amounts: (i) for Ms. Jacobs, a lump sum payment for consideration for her compliance with the non-compete and non-solicitation provisions of her consulting agreement ($2,000,000), and a lump sum payment equal to one third of the target incentive award under the Company’s current long-term incentive compensation plan ($306,067), and (ii) for Mr. Tarallo, a lump sum cash payment equal to one third of the target incentive award under the Company’s current long-term incentive compensation plan. For Ms. Jacobs, these amounts assume that sufficient value is ascribed to her restrictive covenant provisions to avoid the loss of a deduction under Code Section 280G and the imposition of tax on Ms. Jacobs under Code Section 4999. For a summary of compensation for post-merger compensation arrangements, see “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 51. With respect to Mr. Smith, see note 1 under “Current Company Compensation Arrangements.”
(2)
  See note 2 to the preceding “Current Company Compensation Arrangement” table.
(3)
  There are no pension or nonqualified deferred compensation benefits based on or otherwise related to the merger which would be payable following the executive’s termination.
(4)
  The Board, including the independent directors, unanimously approved the Company’s payment of approximately $40,000 of the fees and expenses of independent legal counsel to the Company’s executive officers as a group (six persons) in connection with the impact of the proposed transaction. There are no continued group health benefits or other perquisites/benefits which would be payable in connection with the merger.
(5)
  Mr. Smith has indicated that he plans to resign upon the completion of the merger and will receive the amounts provided for under his current employment agreement. For a summary of Mr. Smith’s post-merger compensation arrangements, see ‘‘The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger — Compensation for Mr. Smith’’ beginning on page 55.
(6)
  See note 7 to the preceding “Current Company Compensation Arrangements” table.
Merger-Related Compensation Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, the Company is seeking a non-binding, advisory stockholder approval of the compensation of the Company’s named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives the stockholders of the Company the opportunity to express their views on the merger-related compensation of the Company’s named executive officers.

Accordingly, the Company is requesting stockholders to approve the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers,” are hereby APPROVED.”
Vote Required and the Company Board Recommendation
The vote on this proposal is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote not to approve this proposal on merger-related named executive officer compensation and vote to adopt the merger agreement and vice versa. Because the vote is advisory in nature, it will not be binding on the Company, regardless of whether the merger agreement is adopted. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by the Company’s named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to adopt the merger agreement. Because the merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted (subject only to the contractual conditions applicable thereto).
The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger requires the affirmative vote of a majority of votes cast.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION THAT MAY BE RECEIVED BY THE COMPANY’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)
Adjournment of the Special Meeting
In the event that the number of shares of Theragenics common stock present in person and represented by proxy at the special meeting and voting “FOR” the merger is insufficient to adopt the merger proposal, the Company may move to adjourn the special meeting in order to enable the Board to solicit additional proxies in favor of the adoption of the merger proposal. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this Proxy Statement.
Vote Required and Board of Directors Recommendation
The approval of the proposal to adjourn the special meeting, if there are not sufficient votes to adopt the merger proposal, requires the affirmative vote of a majority of votes cast. The Board has approved and authorized the merger, and recommends that you vote “FOR” adoption of the merger agreement and “FOR” any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

MARKETS AND MARKET PRICE
Shares of Theragenics common stock are listed and traded on the NYSE under the symbol “TGX.” The following table shows, for the periods indicated, the reported high and low sale prices per share on the NYSE for Theragenics common stock. Prices listed below are the high and low prices within any given day for the period, as opposed to the high opening or closing prices during the period.

	High	Low
Fiscal Year Ended December 31, 2011
First Quarter	$2.19	$1.50
Second Quarter	2.29	1.75
Third Quarter	1.85	1.23
Fourth Quarter	1.73	1.18
Fiscal Year Ended December 31, 2012
First Quarter	$1.85	$1.33
Second Quarter	2.10	1.53
Third Quarter	2.08	1.65
Fourth Quarter	1.73	1.32
Fiscal Year Ended December 31, 2013
First Quarter	$1.80	$1.40
Second Quarter	2.15	1.40
Third Quarter (through September 16, 2013)	2.20	2.01
On August 2, 2013, the last trading day prior to the date of the first public announcement of the execution of the merger agreement, the high and low sale prices for Theragenics common stock as reported on the NYSE were $2.04 and $2.02 per share, respectively, and the closing sale price on that date was $2.02. On September 16, 2013, the last trading day for which information was available prior to the date of the printing of this Proxy Statement, the high and low sale prices for Theragenics common stock as reported on the NYSE were $2.19 and $2.17 per share, respectively, and the closing sale price on that date was $2.19.
The Company’s stockholders should obtain a current market quotation for Theragenics common stock before making any decision with respect to the merger. As of the close of business on September 16, 2013 (the record date for stockholders entitled to vote at the special meeting), there were 304 holders of record of Theragenics common stock.
The Company does not plan to pay any cash dividends on Theragenics common stock. In addition, under the merger agreement, the Company has agreed not to make, declare or pay any dividends on Theragenics common stock before the closing of the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of the close of business on September 16, 2013 (unless otherwise indicated), with respect to the beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of Theragenics common stock by:
•
  each of the Company’s directors and the executive officers named in the summary compensation table contained in the proxy statement for our 2013 Annual Meeting of Stockholders filed with the SEC on April 1, 2013;
•
  all of the Company’s current executive officers and directors as a group; and
•
  each person or “group” of persons (as defined under Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially more than five percent of the outstanding shares or voting power of Theragenics common stock.
The number of shares beneficially owned by each holder is based upon the rules of the SEC. Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power as well as shares which the person has the right to acquire within 60 days by exercising any stock option or the vesting of any other right. Although all of the Company’s outstanding options will vest and be exchanged for cash upon the completion of the merger, in accordance with the rules of the SEC, this table does not include shares underlying options that would not otherwise be exercisable within 60 days of September 16, 2013.
As of the close of business on September 16, 2013, there were 31,222,728 shares of Common Stock issued and outstanding. Information with respect to beneficial ownership by five percent stockholders has been based on information filed with the SEC pursuant to Section 13(d) or Section 13(g) of the Exchange Act. The address of each director and named executive officer listed below is Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518.

Name and Address	Number of Shares Beneficially Owned(1)		Percent of Class(2)
Beneficial Owners in excess of 5%
Dimensional Fund Advisors LP(3)	2,676,128	(4)	7.8%
FMR LLC(5)	2,629,506	(6)	8.4%
Juniper Public Fund, L.P.(7)	2,198,744	(8)	7.0%
Renaissance Technologies Holdings Corp.(9)	1,564,400	(10)	5.0%
Named Executive Officers and Directors
M. Christine Jacobs	1,268,180	(11)	4.0%
Bruce W. Smith	697,877	(12)	2.2%
Francis J. Tarallo	627,293	(13)	2.0%
K. Wyatt Engwall	219,550	(14)	*
Peter A.A. Saunders	149,000	(15)	*
John V. Herndon	137,950	(16)	*
C. David Moody, Jr.	127,318	(17)	*
Kathleen A. Dahlberg	100,000	(18)	*
All Directors and executive officers as a group (11 persons)	4,489,578	(19)	13.9%

*
  Amount represents less than 1% of stock ownership.
(1)
  Unless otherwise indicated, to our knowledge, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares shown in the table.
(2)
  Based on 31,222,728 shares of Common Stock outstanding as of September 16, 2013. The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.
(3)
  Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(4)
  Based on the number of shares as reported on a Schedule 13G filed with the Commission on February 8, 2013. Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company held by the Funds.
(5)
  82 Devonshire Street, Boston, Massachusetts 02109.
(6)
  Based on the number of shares as reported on Schedule 13G/A filed with the Commission on February 13, 2013. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 2,629,506 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,629,506 or 8.765% of the Common Stock outstanding. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 2,629,506 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(7)
  600 Madison Avenue, 16th Floor, New York, New York 10022.
(8)
  Beneficial ownership as reported on Schedule 13D/A filed with the commission on August 5, 2013. The principal business of Juniper Public Fund L.P. is to invest in capital stock of various companies. The principal business of Juniper HF Investors is to serve as the general partner of Juniper Public Fund L.P. Juniper Investment Company LLC provides investment advisory and management services and acts as the investment manager of Juniper Public Fund. Messrs. Alexis P. Michas and John A. Bartholdson serve as the managing members of each of Juniper HF Investors and Juniper Investment Company.
(9)
  800 Third Avenue, New York, New York 10022.
(10)
  Beneficial ownership as reported on Schedule 13G filed with the commission on February 12, 2013.
(11)
  Includes 321,750 shares purchasable by Ms. Jacobs within 60 days upon exercise of options and 438,950 restricted stock shares subject to forfeiture at various dates before February 21, 2017.
(12)
  Includes 164,950 shares purchasable by Mr. Smith within 60 days upon exercise of options and 252,800 restricted stock shares subject to forfeiture at various dates before February 21, 2017.
(13)
  Includes 189,500 shares purchasable by Mr. Tarallo within 60 days upon exercise of options and 265,487 restricted stock shares subject to forfeiture at various dates before February 21, 2017.
(14)
  Includes 10,000 shares purchasable by Mr. Engwall with 60 days upon exercise of options and 60,000 restricted stock shares subject to forfeiture at various dates before May 17, 2016.

(15)
  Includes 10,000 shares purchasable by Mr. Saunders within 60 days upon exercise of options and 60,000 restricted stock shares subject to forfeiture at various dates before May 17, 2016.
(16)
  Includes 10,000 shares purchasable by Mr. Herndon within 60 days upon exercise of options and 60,000 restricted stock shares subject to forfeiture at various dates before May 17, 2016.
(17)
  Includes 10,000 shares purchasable by Mr. Moody within 60 days upon exercise of options and 60,000 restricted stock shares subject to forfeiture at various dates before May 17, 2016.
(18)
  Includes 10,000 shares purchasable by Ms. Dahlberg within 60 days upon exercise of options and 60,000 restricted stock shares subject to forfeiture at various dates before May 17, 2016.
(19)
  Includes 1,010,450 shares purchasable by all executive officers and directors as a group within 60 days upon exercise of options and 1,902,948 restricted stock shares subject to forfeiture at various dates before February 21, 2017.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, there will be no public participation in any future meetings of the Company’s stockholders. If the merger is not completed, however, the Company’s stockholders will continue to be entitled to attend and participate in the Company’s stockholders meetings. If the merger is not completed, for stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2014 annual meeting of stockholders, they must have been received by the corporate secretary of the Company by December 6, 2013. Stockholders who wish to submit a proposal not intended to be included in the Company’s annual meeting proxy statement but to be presented at next year’s annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Company’s bylaws to provide notice of such proposal or nomination to the principal executive offices of the Company. This notice must be delivered to the Company no later than the close of business on the 120th day, but no earlier than the close of business on the 150th day, in advance of the anniversary of the previous year’s annual meeting to be considered for a vote at next year’s annual meeting. The notice must contain the information required by the Company’s bylaws.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
In order to reduce printing and postage costs, in certain circumstances only one Proxy Statement or notice, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Proxy Statement or notice, as applicable, the Company will deliver promptly a separate copy of the Proxy Statement or notice, as applicable, to any stockholder who sends a written or oral request to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Corporate Secretary or to corporate_secretary@theragenics.com. If your household is receiving multiple copies of the Company’s Proxy Statements and you wish to request delivery of a single copy, you may send a written request to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Corporate Secretary or to corporate_secretary@theragenics.com.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION
The Company files certain reports and information with the SEC under the Exchange Act. You may obtain copies of this information in person or by mail from the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 551-8090. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like the Company, which file electronically with the SEC. The address of that site is http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this Proxy Statement.
The Company files annual, quarterly and current reports and proxy statements with the SEC. You may read and copy any reports, proxy statements or other information that the Company files with the SEC at the following location of the SEC:
Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549
Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
The information contained in this Proxy Statement speaks only as of the date indicated on the cover of this Proxy Statement unless the information specifically indicates that another date applies. The information that the Company later files with the SEC may update and supersede the information in this Proxy Statement.
Requests for copies of the Company’s SEC filings should be directed to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Corporate Secretary or to corporate_secretary@theragenics.com. Document requests from the Company should be made by October 10, 2013 in order to receive them before the special meeting. These documents are also available at the “Investor Relations” section of the Company’s website, located at www.theragenics.com. The Company’s website and the information posted on it or connected to it are not incorporated by reference into this Proxy Statement.
The delivery of this Proxy Statement should not create an implication that there has been no change in the affairs of the Company since the date of this Proxy Statement or that the information herein is correct as of any later date.
Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained or incorporated by reference in this Proxy Statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Proxy Statement. This Proxy Statement is dated September 16, 2013. No assumption should be made that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement will not create any implication to the contrary.
No other matters are intended to be brought before the special meeting by the Company, and the Company does not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.
If you would like additional copies of this Proxy Statement or the proxy card, you should contact the Corporate Secretary at Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Corporate Secretary or email corporate_secretary@theragenics.com. You may also call the Company’s proxy solicitor, InvestorCom, Inc., toll-free at (877) 972-0090.

No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations will not be relied upon as having been authorized by the Company or any other person.
This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

65 Locust Avenue — Suite 302
New Canaan, CT 06840
Toll Free (877) 972-0090
Banks and Brokers call collect (203) 972-9300

ANNEX A
AGREEMENT AND PLAN OF MERGER

by and between

JUNIPER ACQUISITION CORPORATION

and

THERAGENICS CORPORATION

Dated as of August 2, 2013

ii

EXHIBITS
Exhibit A - Form of Limited Guaranty
iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of August 2, 2013, between Juniper Acquisition Corporation, a Delaware corporation (“MergerCo”) and Theragenics Corporation, a Delaware corporation (the “Company”).
RECITALS
WHEREAS, the parties intend that MergerCo be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;
WHEREAS, in the Merger (as defined below), upon the terms and subject to the conditions of this Agreement, each share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) will be converted into the right to receive $2.20 per share in cash;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, the Guarantor has executed and delivered a guaranty in the form of Exhibit A (the “Limited Guaranty”), pursuant to which the Guarantor has agreed, subject to the terms and conditions set forth therein, to guarantee the obligations of MergerCo to the extent set forth therein;
WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with MergerCo, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;
WHEREAS, the Board of Directors of MergerCo has unanimously approved this Agreement and declared it advisable for MergerCo to enter into this Agreement; and
WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger;
NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, (a) MergerCo will merge with and into the Company (the “Merger”) and (b) the separate corporate existence of MergerCo will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”).
Section 1.2   Closing.   Unless otherwise mutually agreed in writing by the Company and MergerCo, the closing of the Merger (the “Closing”) will take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 10:00 a.m. local time on a date selected by MergerCo, but not later than the fifth Business Day following the day on which the last to be satisfied by action taken or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of those conditions) will be satisfied or waived in accordance with this Agreement (the “Closing Date”).
Section 1.3   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the

Secretary of State of the State of Delaware or at such later date or time as may be agreed by MergerCo and the Company in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 1.4   Effects of the Merger.   The Merger will generally have the effects set forth in this Agreement and the applicable provisions of the DGCL.
Section 1.5   Organizational Documents.   At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time so as to read (except with respect to the name of the Company, indemnification of officers and directors and advancement of expenses, all of which shall be as set forth in the Company’s certificate of incorporation and bylaws as in effect as of the date hereof) the same as the certificate of incorporation and bylaws respectively of MergerCo as in effect immediately prior to the Effective Time until thereafter amended in accordance with applicable Law or provisions of the certificate of incorporation and bylaws.
Section 1.6   Directors and Officers of Surviving Corporation.   The directors of MergerCo and the officers of the Company, in each case, as of the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation or bylaws of the Surviving Corporation.
ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK
Section 2.1   Effect of the Merger on Capital Stock.   At the Effective Time, as a result of the Merger and without any action on the part of MergerCo or the Company or the holder of any capital stock of MergerCo or the Company:
(a)   Cancellation of Certain Common Stock.   Each share of Common Stock that is owned by MergerCo or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries (other than Shares held on behalf of third parties) will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.
(b)   Conversion of Common Stock.   Each share of Common Stock (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be cancelled in accordance with Section 2.1(a) and (ii) Dissenting Shares (each, an “Excluded Share” and collectively, the “Excluded Shares”)) will be converted into the right to receive $2.20 in cash, without interest (the “Merger Consideration”).
(c)   Cancellation of Shares.   At the Effective Time, all Shares will no longer be outstanding and all Shares will be cancelled and will cease to exist, and, subject to Section 2.3, each holder of a certificate formerly representing any such Shares (each, a “Certificate”) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, in accordance with Section 2.2.
(d)   Conversion of MergerCo Capital Stock.   Each share of common stock, par value $0.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.
Section 2.2   Surrender of Certificates & Book-Entry Shares.
(a)   Paying Agent.   Prior to the Effective Time, for the benefit of the holders of Shares (other than Excluded Shares) MergerCo will designate, or cause to be designated, a bank or trust company that is reasonably acceptable to the Company (the “Paying Agent”) to act as agent for the payment of the Merger Consideration upon due surrender of the Certificates or Book-Entry Shares (or effective affidavits of loss in lieu thereof) in accordance with this Article II from time to time after the Effective Time. Promptly after the Effective Time, the Surviving Corporation will deposit, or cause to be deposited, with the Paying Agent cash in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.1(b) upon due surrender of the Certificates or Book-Entry Shares (such cash being herein referred to as the “Payment Fund”). The Paying Agent will invest the Payment Fund as directed by the Surviving Corporation.
(b)   Payment Procedures.   As promptly as practicable after the Effective Time, the Surviving Corporation will instruct the Paying Agent to mail to each holder of record of Shares (other than Excluded Shares) a letter of transmittal in customary form as reasonably agreed by the parties specifying that delivery will be effected, and risk of loss and title to Certificates will pass, only upon proper delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and instructions for use in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration. Upon the proper surrender of a Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, together with a properly completed letter of transmittal, duly executed, and such other documents as may reasonably be requested by the Paying Agent, the holder of such Certificate or Book-Entry Shares will be entitled to receive in exchange therefor cash in the amount (after giving effect to any required tax withholdings) that such holder has the right to receive pursuant to this Article II, and the Certificate or Book-Entry Shares so surrendered will forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(c)   Withholding Taxes.   The Surviving Corporation and the Paying Agent will be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of Shares or holder of Stock Options any amounts required to be deducted and withheld with respect to such payments under the Code and the rules and Treasury Regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. Any amounts so deducted and withheld will be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holders of Stock Options, as the case may be, in respect of which such deduction and withholding was made.
(d)   No Further Transfers.   After the Effective Time, there will be no transfers on the stock transfer books of the Company of Shares that were outstanding immediately prior to the Effective Time other than to settle transfers of Shares that occurred prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Paying Agent, they will be cancelled and exchanged for the Merger Consideration as provided in this Article II.
(e)   Termination of Payment Fund.   Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Book-Entry Shares six (6) months after the Effective Time will be delivered to the Surviving Corporation, on demand, and any holder of a Certificate or Book-Entry Shares who has not theretofore complied with this Article II will thereafter look only to the Surviving Corporation for payment of his or her claims for Merger Consideration. Notwithstanding the foregoing, none of MergerCo, the Company, the Surviving Corporation, the Paying Agent or any other Person will be liable to any former holder of Shares for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.
(f)   Lost, Stolen or Destroyed Certificates.   In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in customary amount and upon such terms as the Surviving Corporation may determine are necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.
Section 2.3   Dissenting Shares.   Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, any Shares outstanding immediately prior to the Effective Time that are held by a stockholder (a “Dissenting Stockholder”) who has neither voted in favor of the adoption of this Agreement nor consented thereto in writing and who has demanded properly in writing appraisal for such Shares and otherwise properly perfected and not withdrawn or lost his or her rights (the “Dissenting Shares”) in accordance with Section 262 of the DGCL will not be converted into, or represent the right to receive, the Merger Consideration. Such Dissenting Stockholders will be entitled to receive payment of the appraised value of Dissenting Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such Dissenting Shares pursuant to Section 262 will thereupon be deemed to have been converted into, and represent the right to receive, the Merger Consideration in the manner provided in Article II and will no longer be Excluded Shares. Notwithstanding anything to the contrary contained in this Section 2.3, if the Merger is rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder’s Dissenting Shares pursuant to Section 262 of the DGCL will cease. The Company will give MergerCo prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law and received by the Company relating to stockholders’ rights of appraisal. The Company will give MergerCo the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal. The Company will not, except with the prior written consent of MergerCo, make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal or other treatment of any such demands.
Section 2.4   Adjustments to Prevent Dilution.   In the event that the Company changes the number of Shares, or securities convertible or exchangeable into or exercisable for Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration will be equitably adjusted to reflect such change; provided that nothing herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited or not expressly permitted by the terms of this Agreement.
Section 2.5   Treatment of Stock Options and Other Equity Based Awards.
(a)   Each option to purchase Shares (collectively, the “Stock Options”) outstanding immediately prior to the Effective Time pursuant to the Company Benefit Plans will at the Effective Time be cancelled and the holder of such Stock Option will, in full settlement of such Stock Option and in exchange for the surrender to the Company of any certificate or other document evidencing such Stock Option, receive from the Company an amount (subject to any applicable withholding tax) in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per Share of such Stock Option multiplied by (y) the number of Shares subject to such Stock Option (with the aggregate amount of such payment rounded up to the nearest whole cent). The holders of Stock Options will have no further rights in respect of any Stock Options from and after the Effective Time.
(b)   Prior to the Effective Time, the Company will adopt such resolutions and will take such other actions as shall be required to effectuate the actions contemplated by this Section 2.5, without paying any consideration or incurring any debts or obligations on behalf of the Company or the Surviving Corporation.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the letter (the “Company Disclosure Letter”) delivered by the Company to MergerCo concurrently with the execution of this Agreement (it being understood that any matter disclosed in any section of the Company Disclosure Letter will be deemed to be disclosed in any other section of the Company Disclosure Letter to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to such other section), or as and to the extent set forth in the Company SEC Documents filed on or after January 1, 2013 and prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward looking in nature), the Company hereby represents and warrants to MergerCo as follows:
Section 3.1   Organization; Power; Qualification.   The Company and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite corporate or partnership power and authority to own, lease and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of its organizational or governing documents, except for such violations that would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.2   Corporate Authorization; Enforceability.
(a)   The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to adoption of this Agreement by the Requisite Company Vote, to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company (the “Company Board”) at a duly held meeting has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with MergerCo, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement (the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholders Meeting. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to the Requisite Company Vote.
(b)   This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by MergerCo, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
Section 3.3   Capitalization; Options.
(a)   The Company’s authorized capital stock consists solely of 100,000,000 shares of Common Stock. As of the close of business on August 2, 2013 (the “Measurement Date”), 31,222,728 shares of Common Stock were issued and outstanding and 4,761,904 Shares were held in the treasury of the Company. No Shares are held by any Subsidiary of the Company. Since the Measurement Date until the date of this Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Stock Options outstanding as of the Measurement Date, there has been no change in the number of outstanding shares of capital stock of the Company or the number of outstanding Stock Options. As of the Measurement Date, 1,323,700 Stock Options to purchase 1,323,700 shares of Common Stock were outstanding. Section 3.3(a) of the Company Disclosure Letter sets forth a complete and correct list of all Stock Options that are outstanding as of the Measurement Date, the exercise price of each such Stock Option, and with respect to the Persons specified thereon, the number of Stock Options held by each such Person and the exercise prices thereof. There are no shares of capital stock or securities or other rights (which term, for purposes of this Agreement, will be deemed to include “phantom” stock or other commitments that provide any right to receive value or benefits similar to such capital stock, securities or other rights) convertible or exchangeable into or exercisable for shares of capital stock of the Company or such securities or other rights. Since the Measurement Date through the date of this Agreement, there have been no issuances of any securities of the Company or any of its Subsidiaries that would have been in breach of Section 5.1 if made after the date of this Agreement.
(b)   All outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights.

(c)   There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) to issue, sell, or otherwise transfer to any Person, or to repurchase, redeem or otherwise acquire from any Person, any Shares or any preferred stock, capital stock of any Subsidiary of the Company, or securities or other rights convertible or exchangeable into or exercisable for shares of capital stock of the Company or any Subsidiary of the Company or such securities or other rights or (ii) to provide any funds to or make any investment in (A) any Subsidiary of the Company that is not wholly owned by the Company or (B) any other Person other than investments in client facilities in the ordinary course of business consistent with past practice.
(d)   Other than the issuance of Shares (i) upon exercise of Stock Options or (ii) pursuant to the Company Stock Award Plan, since January 1, 2013 and through the date of this Agreement, the Company has not declared or paid any dividend or distribution in respect of any of the Company’s securities, and neither the Company nor any Subsidiary has issued, sold, repurchased, redeemed or otherwise acquired any of the Company’s securities, and their respective boards of directors have not authorized any of the foregoing.
(e)   Each Company Benefit Plan providing for the grant of Shares or of awards denominated in, or otherwise measured by reference to, Shares (each, a “Company Stock Award Plan”) is set forth (and identified as a Company Stock Award Plan) in Section 3.13(a) of the Company Disclosure Letter. The Company has provided to MergerCo correct and complete copies of all Company Stock Award Plans and all forms of options and other stock-based awards (including award agreements) issued under such Company Stock Award Plans.
(f)   As of the date of this Agreement, neither the Company nor any Subsidiary has entered into any commitment, arrangement or agreement, or is otherwise obligated, to contribute capital, loan money or otherwise provide funds to or make additional investments in any Person other than any such commitments, arrangements, or agreements in the ordinary course of business consistent with past practice, and other than pursuant to Disclosed Contracts.
Section 3.4   Subsidiaries.   Section 3.4 of the Company Disclosure Letter sets forth a complete and correct list of all of the Company’s Subsidiaries. All equity interests of the Company’s Subsidiaries held by the Company or any other Subsidiary are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests). The Company has provided to MergerCo complete and correct copies of the Company Organizational Documents. Neither the Company nor any Subsidiary owns an equity interest in a Company Joint Venture.
Section 3.5   Governmental Authorizations.   The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, board, court, tribunal, arbitral body, self-regulated entity or similar body, whether domestic or foreign, including, without limitation, the FDA and the United States Drug Enforcement Administration (each, a “Governmental Entity”), other than: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”); (iii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement (the “Company Proxy Statement”) relating to the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement (the “Company Stockholders Meeting”); (iv) any filings required by, and any approvals required under, the rules and regulations of the New York Stock Exchange (the “NYSE”); (v) any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity identified in Section 3.5(v) of the Company Disclosure Letter; and (vi) in such other circumstances where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.6   Non-Contravention.   The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, any provision of the Company Organizational Documents or; (ii) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to the Company or any of its Subsidiaries or by which any assets of the Company or any of its Subsidiaries (“Company Assets”) are bound (assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.5 have been obtained or made); (iii) result in any violation or breach of or loss of a benefit under, or constitute a default (with or without notice or lapse of time or both) under, any Company Contract; (iv) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Company Contract; (v) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Company Contract; or (vi) cause the creation or imposition of any Liens on any Company Assets, except for Permitted Liens, except, in the cases of clauses (ii)–(vi), as would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.7   Voting.
(a)   The Requisite Company Vote is the only vote of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries necessary (under the Company Organizational Documents, the DGCL, other applicable Laws or otherwise) to approve and adopt this Agreement and approve the Merger and the other transactions contemplated thereby.
(b)   There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party or of which the Company has Knowledge with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities or other rights having the right to vote, on any matters on which stockholders of the Company may vote.
Section 3.8   Financial Reports and SEC Documents.
(a)   The Company has filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since December 31, 2010 (the forms, statements, reports and documents filed or furnished with the SEC since December 31, 2010 and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Company SEC Documents”). Each of the Company SEC Documents filed or furnished on or prior to the date of this Agreement, at the time of its filing (except as and to the extent such Company SEC Document has been modified or superseded in any subsequent Company SEC Document filed and publicly available prior to the date of this Agreement), complied, and each of the Company SEC Documents filed or furnished after the date of this Agreement will comply, in all material respects with the applicable requirements of each of the Exchange Act and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and complied or will comply, as applicable, in all material respects with the then-applicable accounting standards. As of their respective dates, except as and to the extent modified or superseded in any subsequent Company SEC Document filed and publicly available prior to the date of this Agreement, the Company SEC Documents did not, and any Company SEC Documents filed or furnished with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date of this Agreement, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents.
(b)   Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Documents (including the related notes and schedules) fairly presents or, in the case of the Company SEC Documents filed or furnished after the date of this Agreement, will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income, changes in shareholders’ equity and cash flows included in or incorporated by reference into the Company SEC Documents (including any related notes and schedules) fairly presents or, in the case of the Company SEC Documents filed or furnished after the date of this Agreement, will fairly present in all material respects the results of operations and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein.
(c)   As of the date hereof, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC.
(d)   The management of the Company has (x) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and chief financial officer of the Company by others within those entities, and (y) disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2010, any material change in internal control over financial reporting or failure or inadequacy of disclosure controls required to be disclosed in any Company SEC Document has been so disclosed.
(e)   Since December 31, 2011, to the Company’s Knowledge, (x) none of the Company or any of its Subsidiaries, or any director, officer or independent auditor of the Company or any of its Subsidiaries, has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2010, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing that have been resolved without any material impact on the Company and its Subsidiaries, taken as a whole, and except for any of the foregoing which have no reasonable basis), and (y) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after December 31, 2010, by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or, to the Knowledge of the Company, to any director or officer of the Company, except, in the case of any of such matters described in clauses (x) and (y) above, as would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.9   Undisclosed Liabilities.   Except (i) as and to the extent disclosed or reserved against on the balance sheet of the Company dated as of December 31, 2012 (including the notes thereto) included in the Company SEC Documents or (ii) as incurred since the date thereof in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 3.10   Absence of Certain Changes.
(a)   Since December 31, 2012, there has not been any Company Material Adverse Effect or any change, event or development that has had or would reasonably be expected to have a Company Material Adverse Effect.
(b)   Since December 31, 2012 and through the date of this Agreement, the Company and each of its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been any (i) action or event that, if taken on or after the date of this Agreement without

MergerCo’s consent, would violate the provisions of any of Section 5.1(a), Section 5.1(b), Section 5.1(c)(i)–(ii), (c)(iv)–(v), (d)(i)–(iii), (d)(v), (e) (except with respect to mergers or consolidations between entities that were wholly-owned by the Company at the time of merger or consolidation), (f) (except with respect to dispositions of assets or securities having an aggregate value not in excess of $100,000 for all such dispositions or pursuant to the Company’s investment policy in effect as of the date hereof), (g) (h), (k), (l), (m), (n), (o) (except with respect to the Company’s Subsidiaries or former Subsidiaries), (q), (r), (s), (t) and (u) or (ii) agreement or commitment to do any of the foregoing.
Section 3.11   Litigation.   There are no claims, actions, suits, demand letters, judicial, administrative or regulatory proceedings, or hearings, notices of violation, or investigations (each, a “Legal Action”) pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any executive officer or director of the Company or any of its Subsidiaries in connection with his or her status as a director or executive officer of the Company or any of its Subsidiaries which (i) involves an amount in controversy in excess of $100,000, or (ii) would reasonably be expected to have a Company Material Adverse Effect. There is no outstanding Order against the Company or any of its Subsidiaries or by which any property, asset or operation of the Company or any of its Subsidiaries is bound or affected that would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, as of the date of this Agreement, neither the Company, any Subsidiary, nor any officer, director or employee of the Company or any such Subsidiary is under investigation by any Governmental Entity related to the conduct of the Company’s or any such Subsidiary’s business, the results of which investigation or any further Legal Action relating thereto would reasonably be expected to have a Company Material Adverse Effect.
Section 3.12   Contracts.
(a)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (whether written or oral): (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed in full or in part after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Documents; (ii) which constitutes a contract or commitment relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $100,000; or (iii) which contains any provision that would be reasonably expected to materially restrict or alter the conduct of business of any Affiliate of the Company (or any Affiliate of any such Affiliate of the Company), other than the Company, any of its Subsidiaries or any director, officer or employee of any of the Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in clauses (i) and (ii) of this Section 3.12, whether or not set forth in the Company Disclosure Letter or in the Company SEC Documents, is referred to herein as a “Disclosed Contract” (for purposes of clarification, each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, whether or not filed with the SEC, is a Company Contract).
(b)   (i) Each Company Contract that is not a Disclosed Contract is valid and binding on the Company and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, except where the failure to be valid, binding and in full force and effect would not reasonably be expected to have a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract, except where such noncompliance would not reasonably be expected to have a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract, except where such default would not reasonably be expected to have a Company Material Adverse Effect. Each Disclosed Contract is valid and binding on the Company and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, other than any such Disclosed Contracts that expire or are terminated after the date hereof in accordance with their terms or amended by agreement with the counterparty thereto; provided that if any such Disclosed Contract is so amended in accordance with its terms after the date hereof (provided such amendment is not prohibited by the terms of this Agreement), then to the extent the representation and warranty contained in this sentence is made or deemed made as of any date that is after the date of such amendment, the reference to “Disclosed Contract” in the first clause of this sentence shall be deemed to be a reference to such contract as so amended.
Section 3.13   Benefit Plans.
(a)   Section 3.13(a) of the Company Disclosure Letter contains a correct and complete list of each Material Company Benefit Plan. The Company does not have and has not had during the last six years any Material Company Benefit Plan that is a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA). No entity is a member of the Company’s “controlled group” (within the meaning of Section 414 of the Code) other than the Company and its Subsidiaries.
(b)   With respect to each Material Company Benefit Plan, if applicable, the Company has provided to MergerCo correct and complete copies of (i) all plan texts and agreements and related trust agreements (or other funding vehicles), including amendments thereto; (ii) the most recent summary plan descriptions and material employee communications concerning the extent of the benefits provided under a Material Company Benefit Plan; (iii) the three most recent annual reports (including all schedules); (iv) the three most recent annual audited financial statements and opinions; (v) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination or opinion letter received from the Internal Revenue Service (the “IRS”); and (vi) all material communications with any domestic Governmental Entity given or received since December 31, 2011. There is no present intention that any Material Company Benefit Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the level thereof) under any Company Benefit Plan at any time within the twelve months immediately following the date of this Agreement.
(c)   Except to the extent set forth on Section 3.13(c) of the Company Disclosure Letter, since December 31, 2012, there has not been any amendment or change in interpretation relating to any Company Benefit Plan which would, in the case of any Material Company Benefit Plan, materially increase the cost of such Material Company Benefit Plan, or, in the case of any Company Benefit Plan, individually or in the aggregate, materially increase the aggregate cost to the Company of all Company Benefit Plans.
(d)   With respect to each Material Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under such plan (whether or not vested); (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iv) no liability (other than for premiums to the Pension Benefit Guaranty Corporation (the “PBGC”)) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries; and (v) the PBGC has not instituted proceedings to terminate any such plan or made any inquiry which would reasonably be expected to lead to termination of any such plan, and, to the Company’s Knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan.
(e)   Each Company Benefit Plan that requires registration with a Governmental Entity has been properly registered, except where any failure to register would not reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code or the prototype plan adopted as part of such Company Benefit Plan has been issued a favorable determination or opinion letter by the IRS with respect to such qualification, its related form of trust agreement has been determined to be exempt from taxation under Section 501(a) of the Code and no event has occurred since the date of such qualification or exemption that would reasonably be expected to materially adversely affect such qualification or exemption. Each Company Benefit Plan has been established and administered in material compliance with its terms and with the applicable provisions of ERISA, the Code and other applicable Laws. No event has occurred and no condition exists that would subject the Company by reason of its affiliation with any current or former member of its “controlled group” (within the meaning of Section 414 of the Code) to any material (i) Tax, penalty, fine, (ii) Lien (other than a Permitted Lien) or (iii) other liability imposed by ERISA, the Code or other applicable Laws.
(f)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company and its Subsidiaries or with respect to any Company Benefit Plan; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; (v) limit or restrict the right of the Company to merge, amend or terminate any of the Company Benefit Plans; or (vi) result in the payment of any amount that would, individually or in combination with any other such payment, reasonably be expected to constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.
(g)   Neither the Company nor any of its Subsidiaries or any Company Benefit Plan, nor to the Knowledge of the Company any “disqualified person” (as defined in Section 4975 of the Code) or “party in interest” (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which, individually or in the aggregate, has resulted or would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries. With respect to any Material Company Benefit Plan, (i) no Legal Actions (including any administrative investigation, audit or other proceeding by the Department of Labor or the Internal Revenue Service but other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, and (ii) to the Knowledge of the Company, no events or conditions have occurred or exist that would reasonably be expected to give rise to any such Legal Actions.
(h)   Each Company Benefit Plan that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended to comply (to the extent an amendment is required) and has been operated in compliance with, and the Company and its Subsidiaries have complied in practice and operation with, all applicable requirements of Section 409A of the Code. The Company’s federal income Tax Return is not under examination by the IRS with respect to nonqualified deferred compensation. The Company has not maintained, sponsored, been a party to, participated in, or contributed to any plan, agreement or arrangement subject to Section 457A of the Code.
(i)   No Company Benefit Plan is required to comply with the Laws of any jurisdiction outside of the United States.
Section 3.14   Labor Relations.
(a)   (i) As of the date of this Agreement and (ii) as of any date subsequent to the date of this Agreement except as would not reasonably be expected to have a Company Material Adverse Effect: (x) none of the employees of the Company or its Subsidiaries is represented by a union and, to the Knowledge of the Company, no union organizing efforts have been conducted or threatened since June 30, 2012 or are being conducted or threatened, (y) neither the Company nor any of its Subsidiaries is a party to or negotiating any collective bargaining agreement or other labor Contract, and (z) there is no pending and, to the Knowledge of the Company, there is no threatened material strike, picket, work stoppage, work slowdown or other organized labor dispute affecting the Company or any of its Subsidiaries.
(b)   The Company and each of its Subsidiaries are in compliance with all applicable Laws relating to the employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, and the collection and payment of withholding and/or social security Taxes, except for such failures to be in compliance as would not reasonably be expected to have a Company Material Adverse Effect. The Company and the Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any

Governmental Entity with respect to any persons currently or formerly employed by the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company. To the Company’s Knowledge there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company or any Subsidiary has employed or employ any person.
(c)   Section 3.14(c) of the Company Disclosure Letter lists the name, place of employment, the current annual salary rates, bonuses, dates of employment and a description of the position of each current salaried employee, officer, director, consultant or agent of the Company and each Subsidiary whose annual cash compensation exceeded (or in 2013 is expected to exceed) $150,000 in 2011, 2012, and 2013. The Company has provided to MergerCo correct and complete copies of all documentation relating to any deferred or contingent compensation, pension, “golden parachute” and other like benefits paid or payable (in cash or otherwise) for the individuals listed in Section 3.14(c) of the Company Disclosure Letter.
Section 3.15   Taxes.
(a)   All U.S. federal and state Tax Returns and all other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and timely filed, and all such Tax Returns (including information provided therewith or with respect thereto) are correct and complete in all material respects. No adjustment to such Tax Returns has been proposed in writing by any Governmental Entity.
(b)   The Company and its Subsidiaries have fully and timely paid all U.S. federal and state Taxes and all other material Taxes (whether or not shown to be due on the Tax Returns) required to be paid by any of them. The Company and its Subsidiaries have made adequate provision in all material respects for any Taxes that are not yet due and payable for all taxable periods, or portions thereof, ending on or before December 31, 2012 on the most recent financial statements contained in the Company SEC Documents to the extent required by GAAP, and the Company and its Subsidiaries have not incurred any material Tax since December 31, 2012 except in the ordinary course of business consistent with past practice.
(c)   There are no material outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and, to the Knowledge of the Company, no request for any such waiver or extension is currently pending.
(d)   No audit or other proceeding by any Governmental Entity is pending or, to the Knowledge of the Company, threatened in writing with respect to any U.S. federal or state Taxes or other material Taxes due from or with respect to the Company or any of its Subsidiaries.
(e)   No written claim has been delivered to the Company by a Governmental Entity in a jurisdiction in which the Company or any of its Subsidiaries has not filed Tax Returns that the Company or such Subsidiary, as applicable, is or may be subject to taxation in that jurisdiction.
(f)   There are no material Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay Taxes, except for Permitted Liens.
(g)   Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or any consolidated, combined, unitary or other group, other than any affiliated, consolidated, combined, unitary or other group of which the Company is the common parent.
(h)   The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, except for such Taxes as to which the failure to pay or withhold is not material to the Company.

(i)   Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or similar Tax agreement (other than an agreement exclusively between or among the Company and its Subsidiaries) pursuant to which it will have any obligation to make any payments after the Closing Date.
(j)   Neither the Company nor any of its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was intended to be governed in whole or in part by Section 355 or 361 of the Code.
(k)   Neither the Company nor any of its Subsidiaries has engaged in any transaction that has given rise to or would reasonably be expected to give rise to a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations promulgated thereunder.
(l)   The Company has provided to MergerCo correct and complete copies of (i) all material Tax Returns filed by the Company or any of its Subsidiaries with respect to which the statute of limitations has not expired and (ii) all material ruling requests, private letter rulings, notices of proposed deficiencies, closing agreements, settlement agreements, tax opinions, and similar documents or communications sent to or received by the Company or any of its Subsidiaries relating to Taxes. There are no requests for information currently outstanding from any Governmental Entity that would reasonably be expected to affect the Taxes of the Company or any of its Subsidiaries in any material respect.
(m)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) ‘‘closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date or (iv) prepaid amount received on or prior to the Closing Date.
(n)   Neither the Company nor any of its Subsidiaries has made since December 31, 2012 or is obligated to make any payment that would not be deductible pursuant to Section 162(m) of the Code.
(o)   Section 3.15(o) of the Company Disclosure Letter sets forth a complete and accurate list of any Subsidiaries for which a “check-the-box” election under Section 7701 of the Code has been made.
Section 3.16   Environmental Liability.   Except for matters that would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws and have obtained or timely applied for all Environmental Permits necessary for their operations as currently conducted; (ii) to the Knowledge of the Company, there have been no Releases of any Hazardous Materials by the Company or any of its Subsidiaries, or at any Real Property or property operated by it or its Subsidiaries that could be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; (iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries has received or entered into any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation under any Environmental Law; and (v) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that could reasonably be expected to have formed the basis of any Environmental Claim against the Company or any of its Subsidiaries.
Section 3.17   Real Properties.
(a)   The Company and each of its Subsidiaries has good and valid title in fee simple to all the Owned Real Property, free and clear of all Liens, except for Permitted Liens. The Company and each of its Subsidiaries have good and valid leasehold interests in all Leased Real Property, except for Permitted Liens. All leases under which the Company or any of its Subsidiaries lease any real or personal property are in good standing and are valid and effective against the Company and, to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms. There is not, under any of such leases, any existing default by the Company or, to the Company’s Knowledge, the counterparties thereto, or an event which, with notice or lapse of time or both, would become a default by the Company or, to the Company’s Knowledge, the counterparties thereto, other than defaults under such leases which have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)   No Real Property is subject to any Order to be sold or is being condemned, expropriated (or the equivalent) or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed in writing by any public authority.
(c)   (i) Either the Company or a Subsidiary of the Company, as the case may be, is in peaceful and undisturbed possession of each parcel of Real Property, and neither the Company nor any Subsidiary has received written notice of any uncured violation of any contractual or legal restrictions that preclude or restrict the ability to use the Real Property for the purposes for which it is currently being used, (ii) the Real Property and the buildings thereon are in good operating condition and repair and have been maintained in all material respects consistent with standards generally followed in the industries in which the Company and its Subsidiaries operate, and (iii) neither the Company nor any Subsidiary has leased any parcel or any portion of any parcel of Real Property to any other person and no other person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement to which the Company or any Subsidiary is a party, except, in the case of any of such matters described in clauses (i) and (ii), as would not reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on any Real Property as such Real Property is currently being used by the Company.
(d)   To the Knowledge of the Company, there are no facts that would prevent the Real Property from being occupied by the Company or any of its Subsidiaries, as the case may be, after the Closing Date in the same manner as occupied by the Company or such Subsidiary immediately prior to the Closing Date.
(e)   Either the Company or one of its Subsidiaries, as the case may be, has in place title insurance policies that are currently effective for all Owned Real Property (collectively, the “Title Insurance Policies”) insuring title in the name of the entity holding the fee interest in such parcel, which policy contains no exceptions from title other than Permitted Liens. Neither the Company nor any of its Subsidiaries has made any claim under any of the Title Insurance Policies.
(f)   Section 3.17(f) of the Company Disclosure Letter sets forth a true and complete list of all leases relating to the Leased Real Property and any and all ancillary documents pertaining thereto (including all amendments, modifications, side letters, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer) and includes: (i) the street address or location of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property and (iii) the current use of each such parcel of Leased Real Property.
(g)   Section 3.17(g) of the Company Disclosure Letter sets forth a true and complete list of all Owned Real Property and includes: (i) the street address or location of each parcel of Owned Real Property, (ii) the identity of any lessee or current occupant (if different from the lessor) of each such parcel of Leased Real Property, and (iii) the current use of each such Owned Real Property.
(h)   With respect to each of the leases relating to the Leased Real Property, neither the Company nor any of its Subsidiaries has exercised or given any notice of exercise, or received any notice of exercise by a landlord or sublandlord of, any option, right of first offer or right of first refusal contained in any such lease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation.
Section 3.18   Permits; Compliance with Laws.
(a)   Each of the Company and its Subsidiaries is in possession of all authorizations, licenses, consents, certificates, registrations, approvals and other permits of any Governmental Entity (“Permits”) necessary for it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted in compliance with applicable Laws (collectively, the “Company Permits”), and all such Company Permits are in full force and effect, except where the failure to hold such Company Permits

(excluding Company Regulatory Permits), or the failure to be in full force and effect, would not be reasonably expected to have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where such suspension or cancellation would not be reasonably expected to result in a Company Material Adverse Effect. The Company and its Subsidiaries are not in violation or breach of, or default under, any Company Permit, except where such violation, breach or default would not be reasonably expected to result in a Company Material Adverse Effect. As of the date of this Agreement, to the Company’s Knowledge, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses or accelerations that would not reasonably be expected to have a Company Material Adverse Effect. No such suspension, cancellation, violation, breach, default, loss of a benefit, or acceleration of an obligation will result from the transactions contemplated by this Agreement, except for violations, breaches, defaults, losses or accelerations that would not reasonably be expected to result in a Company Material Adverse Effect.
(b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the businesses of the Company and its Subsidiaries is, and since December 31, 2012 has been, operated and conducted in compliance with all applicable Laws and (ii) neither the Company nor any of its Subsidiaries is, or since December 31, 2012, has been, in conflict with, or in default or violation of, (A) any Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound or (B) any Company Permits.
Section 3.19   Regulatory Compliance.
(a)   Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries holds all Company Permits, including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the regulations of the FDA promulgated thereunder, and all equivalent or similar Laws of any other Governmental Entity in any jurisdiction applicable to the Company or any of the Company Subsidiaries (any such Governmental Entity, a “Company Regulatory Agency”) necessary for the lawful operating of the businesses of the Company or any of its Subsidiaries (the “Company Regulatory Permits”), and (ii) all such Company Regulatory Permits are valid, and in full force and effect. Since December 31, 2008, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or, to the Company’s Knowledge, any event giving to others any right of termination, suspension, modification, amendment or cancellation of, with or without notice or lapse of time or both, any Company Regulatory Permit except as would not reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are in compliance with the terms of all Company Regulatory Permits, and (ii) no event has occurred that, to the Company’s Knowledge, would reasonably be expected to result in the revocation, withdrawal, cancellation, suspension, non-renewal or adverse modification of any Company Regulatory Permit.
(b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each Subsidiary has complied with all statutes and regulations administered by the FDA or any Company Regulatory Agency, including, but not limited to: (i) the Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder; and (ii) any applicable state laws or regulations governing the manufacture, marketing, distribution or sale of medical devices.
(c)   Except as would not reasonably be expected to have a Company Material Adverse Effect, since December 31, 2008, all applications, submissions, information and data utilized by the Company or its Subsidiaries as the basis for, or submitted by or, to the Company’s Knowledge, on behalf of the Company or its Subsidiaries in connection with, any and all requests for a Company Regulatory Permit relating to the Company or any of its Subsidiaries, and its respective business and products, when submitted to the FDA or other Company Regulatory Agency, were true and correct as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other Company Regulatory Agency as required under applicable Laws. Since December 31, 2008, neither the Company or any of its Subsidiaries, nor to the knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries, has made an untrue statement of material fact or fraudulent statement to the FDA or any other Company Regulatory Agency.

(d)   Since December 31, 2008, neither the Company, nor any of its Subsidiaries, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Company Regulatory Agency to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, as set forth in 56 Fed. Reg. 46191 (September 10, 1991), or similar policies, set forth in any applicable Laws.
(e)   Since December 31, 2008, neither the Company nor any of its officers, nor to the Company’s Knowledge, any of its directors or employees have: (i) been debarred, excluded or received notice of action or threat of action with respect to debarment, exclusion or other action under the provisions of 21 U.S.C. §§ 1320a-7, 45 C.F.R. Part 76, 2 C.F.R. Parts 180 or 376 or any equivalent provisions in any other applicable jurisdiction; or (ii) received notice of or been subject to any other material enforcement action involving the FDA or any other Company Regulatory Agency, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, order or target or no-target letter, and none of the foregoing are pending, or to the knowledge of the Company or any of its Subsidiaries, threatened in writing against same.
Section 3.20   Takeover Statutes; Company Rights Agreement; Company Certificate.
(a)   The Company Board has taken all necessary action such that the restrictions on business combinations contained in Section 203 of the DGCL do not apply to this Agreement, the Merger or the other transactions contemplated by this Agreement. No other takeover statutes apply or purport to apply to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.
(b)   The Company has taken all actions necessary to (a) render the Amended and Restated Rights Agreement, dated as of February 14, 2007, by and between the Company and Computershare Investor Services, LLC (the “Company Rights Agreement”) inapplicable to this Agreement, the Merger or compliance with the terms of this Agreement, (b) ensure that (i) none of MergerCo nor any “affiliate” or “associate” (each as defined in the Company Rights Agreement) of MergerCo, is an “Acquiring Person” (as defined in the Company Rights Agreement), (ii) a “Distribution Date” or a “Share Acquisition Date” (as such terms are defined in the Company Rights Agreement) does not occur and (iii) the rights to purchase Common Stock issued under the Company Rights Agreement do not become exercisable, in the case of clauses (i), (ii) and (iii) solely by reason of the execution of this Agreement, the consummation of the Merger or compliance with the terms of this Agreement and (c) provide that the “Expiration Date” (as defined in the Company Rights Agreement) will occur immediately prior to the Effective Time.
Section 3.21   Interested Party Transactions.   Except for employment Contracts entered into in the ordinary course of business consistent with past practice and filed as an exhibit to a Company SEC Document, Section 3.21 of the Company Disclosure Letter (i) sets forth a correct and complete list of the contracts or arrangements under which the Company has any existing or future liabilities of the type required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC (an “Affiliate Transaction”), between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present or former officer or director of the Company or any of its Subsidiaries or any of such officer’s or director’s immediate family members, (B) record or beneficial owner of more than 5% of the Shares, or (C) any Affiliate of any such officer, director or owner, since December 31, 2012, and (ii) identifies each Affiliate Transaction that is in existence as of the date of this Agreement. The Company has provided to MergerCo correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) providing for each Affiliate Transaction.
Section 3.22   Information Supplied.   None of the information included or incorporated by reference in the Company Proxy Statement or any other document filed with the SEC in connection with the Merger and the other transactions contemplated by this Agreement (the “Other Filings”) will, in the case of the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by MergerCo or its affiliates, associates or representatives in connection with the preparation of the Company Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. The Company Proxy Statement and the Other Filings that are filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act.
Section 3.23   Intellectual Property.   Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and any of its Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company that the conduct of the business of the Company or any of its Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party, (ii) with respect to each item of Intellectual Property owned by the Company or a Subsidiary of the Company (“Company Owned Intellectual Property”), the Company or any of its Subsidiaries is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business, (iii) with respect to each item of Intellectual Property licensed to the Company or a Subsidiary of the Company (“Company Licensed Intellectual Property”), the Company or any of its Subsidiaries has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property, (iv) to the Company’s Knowledge, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part, (v) to the Company’s Knowledge, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property, (vi) to the Company’s Knowledge, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, (vii) to the Company’s Knowledge, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder and (viii) neither the execution of this Agreement nor the consummation of any Transaction shall adversely affect any of the Company’s rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.
Section 3.24   Insurance.   Since December 31, 2012, the Company and its Subsidiaries have maintained continuous insurance coverage, in each case, in those amounts and covering those risks as are deemed appropriate for companies of the size and financial condition of the Company engaged in businesses similar to those of the Company and its Subsidiaries.
Section 3.25   Customers and Suppliers.   Section 3.25 of the Company Disclosure Letter sets forth a true and complete list of all customers of the Company and its Subsidiaries that have accounted for more than $500,000 in revenue during the 12-month period ended as of March 31, 2013. Since December 31, 2012, no customer set forth on Section 3.25 of the Company Disclosure Letter and no material supplier of the Company and its Subsidiaries, as applicable, (i) has cancelled or otherwise terminated any contract with the Company or any Subsidiary prior to the expiration of the contract term, (ii) has returned, or threatened to return, more than $100,000 worth of any of the products, equipment, goods and services purchased from the Company or any Subsidiary, (iii) to the Company’s Knowledge, has threatened, or indicated its intention, to cancel or otherwise terminate its relationship with the Company or its Subsidiaries or to reduce by more than $250,000 its purchase from or sale to the Company or any Subsidiary of any products, equipment, goods or services, or (iv) has delivered or otherwise communicated to the Company any complaint or notice of dispute with respect to any products, equipment, goods or services. Neither the Company nor any Subsidiary has (i) except as would not reasonably be expected to have a Company Material Adverse Effect, breached any agreement with or (ii) engaged in any fraudulent conduct with respect to, any such customer or supplier of the Company or a Subsidiary.
Section 3.26   Accounts Receivable.   Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the accounts and notes receivable of the Company and its Subsidiaries (i) has arisen from a bona fide sales transaction in the ordinary course of business and is payable on ordinary trade terms, (ii) is the legal, valid and binding obligation of the respective debtor, enforceable against such debtor in accordance with its respective terms, (iii) is not subject to any valid set-off or counterclaim, and (v) is not the subject of any pending Legal Actions brought by or on behalf of the Company or any of its Subsidiaries. There are no security arrangements or collateral securing the repayment or other satisfaction of receivables of the Company or any of its Subsidiaries.

Section 3.27   Personal Property.   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company has good and valid title to all of the personal properties and assets, tangible and intangible, that it purports to own, and valid leasehold interests in all of the personal properties and assets, tangible and intangible (other than Intellectual Property), that it purports to lease, in each case including the personal properties and assets reflected in the Company’s most recent balance sheet included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC, but excluding any personal property or assets that are no longer used or useful for the conduct of the business of the Company as presently conducted or that have been disposed of in the ordinary course of business consistent with past practice since December 31, 2012. All such properties and assets are free and clear of all Liens, except for Permitted Liens.
Section 3.28   Opinion of Financial Advisor.   Brown Gibbons Lang & Company (the “Company Financial Advisor”) has delivered to the Company Board its written opinion to the effect that, as of the date of such opinion, the Merger Consideration is fair to the stockholders of the Company (other than MergerCo and its Affiliates and their investors) from a financial point of view. The Company has provided to MergerCo a correct and complete copy of such opinion. The Company has obtained the authorization of the Company Financial Advisor to include a copy of its opinion in the Company Proxy Statement.
Section 3.29   Brokers and Finders.   Other than VRA Partners, LLC (the “M&A Advisor”) and the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has provided to MergerCo a correct and complete copy of all agreements between the Company, the M&A Advisor and the Company Financial Advisor under which any payment obligation relating to the Merger or such other transactions may arise.
Section 3.30   No Other Company Representations or Warranties.   Except for the representations and warranties set forth in this Article IV, neither the Company nor any of its Subsidiaries, nor any of their respective Affiliates, stockholders or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to MergerCo or any of its respective Affiliates, stockholders or Representatives, or any other Person.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MERGERCO
Except as set forth in the letter (the “MergerCo Disclosure Letter”) delivered by MergerCo to the Company concurrently with the execution of this Agreement (it being understood that any matter disclosed in any section of the MergerCo Disclosure Letter will be deemed to be disclosed in any other section of the MergerCo Disclosure Letter to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to such other section), MergerCo hereby represents and warrants to the Company as follows:
Section 4.1   Organization and Power.   MergerCo is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware. MergerCo has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.
Section 4.2   Corporate Authorization.   MergerCo has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by MergerCo and the consummation by MergerCo of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of MergerCo.
Section 4.3   Enforceability.   This Agreement has been duly executed and delivered by MergerCo and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of MergerCo, enforceable against MergerCo in accordance with its terms.

Section 4.4   Governmental Authorizations.   The execution, delivery and performance of this Agreement by MergerCo and the consummation by MergerCo of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity other than: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) applicable requirements of the Exchange Act; (iii) the filing with the SEC of the Company Proxy Statement; (iv) any filings required by, and any approvals required under, the rules and regulations of the NYSE; (v) any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity identified in Section 4.4 of the MergerCo Disclosure Letter; and (vi) in such other circumstances where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a MergerCo Material Adverse Effect.
Section 4.5   Non-Contravention.   The execution, delivery and performance of this Agreement by MergerCo and the consummation by MergerCo of the transactions contemplated by this Agreement do not and will not:
(i)   contravene or conflict with, or result in any violation or breach of, any provision of the organizational documents of MergerCo; or
(ii)   contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to MergerCo or any of its respective Subsidiaries or by which any assets of MergerCo or any of its Subsidiaries are bound (assuming that all consents, approvals, authorizations, filings and notifications described in this Section 4.5 have been obtained or made), except as would not reasonably be expected to have a MergerCo Material Adverse Effect.
Section 4.6   Information Supplied.   None of the information supplied by or on behalf of MergerCo for inclusion in the Company Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 4.7   Financing.
(a)   MergerCo has delivered to the Company true and complete copies of (i) the executed commitment letter, dated as of the date of this Agreement (the “Debt Financing Letter”), made by and among MergerCo and each of the Debt Financing Sources party thereto pursuant to which the Debt Financing Sources party thereto have committed, subject to the terms and conditions thereof, to lend the amounts set forth therein for the transactions contemplated by this Agreement (the “Debt Financing”), and (ii) the executed equity commitment letters, dated as of the date of this Agreement (the “Equity Financing Letters” and together with the Debt Financing Letter, the “Financing Letters”), from the equity investors in MergerCo identified in Section 4.7 of the MergerCo Disclosure Letter (the “Equity Investors”), pursuant to which such parties have committed, subject to the terms thereof, to provide or cause to be provided the cash amounts set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). Prior to the date of this Agreement, (i) none of the Financing Letters has been amended or modified and (ii) the respective commitments contained in the Financing Letters have not been withdrawn or rescinded in any respect. The Financing Letters, in the form so delivered to the Company on the date hereof, are, as of the date hereof, in full force and effect and, as of the date hereof, each constitutes a legal, valid and binding obligation of MergerCo, and to the best Knowledge of MergerCo, the other parties thereto. Except as specifically set forth in the applicable Financing Letters, (a) there are no conditions to the obligations of (i) the Equity Investors to fund the Equity Financing contemplated by the Equity Financing Letters and (ii) each Debt Financing Source that is party thereto as a lender (each, a “Lender”) to fund the Debt Financing contemplated by the applicable Debt Financing Letters, and (b) there are no contingencies pursuant to any contract, agreement or understanding relating to the transactions contemplated by this Agreement to which MergerCo is a party that would permit either the Equity Investors or the Lenders to reduce the total amount of the Financing contemplated by the Financing Letters (except as set forth in the

Debt Financing Letter). Assuming the accuracy of the Company’s representations and warranties set forth in Article III, as of the date hereof, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of MergerCo under any term or condition of the Financing Letters. Assuming the accuracy of the Company’s representations and warranties set forth in Article III and assuming the satisfaction of the conditions set forth in Section 6.2(b) with respect to the Company’s obligations under Section 5.14(b), as of the date hereof, MergerCo does not have any Knowledge of any event that would be reasonably likely to cause it to be unable to satisfy on a timely basis any term or condition of Closing to be satisfied by it contained in the Financing Letters. MergerCo has paid any and all commitment and other fees that have been incurred and are due and payable on or prior to the date hereof in connection with the Financing Letters.
(b)   Subject to the funding of the financing set forth in the Financing Letters in accordance with their terms, the aggregate proceeds of the Financing contemplated by the Financing Letters is sufficient to enable MergerCo to pay the Merger Consideration and consummate the transactions contemplated by this Agreement. Subject to the requirements set forth in Section 5.14, the Debt Financing Letter may be superseded at the option of MergerCo after the date of this Agreement but prior to the Effective Time by instruments (the “New Debt Financing Letters”) which replace the existing Debt Financing Letter and/or contemplate co-investment by or financing from one or more other or additional parties. In such event, the term “Financing Letter” as used herein shall be deemed to include the New Debt Financing Letters to the extent then in effect.
Section 4.8   Limited Guaranty.
(a)   Concurrently with the execution and delivery of this Agreement, MergerCo has delivered to the Company a Limited Guaranty executed by Guarantor in favor of the Company in the form attached hereto as Exhibit A, pursuant to which and subject to the terms and conditions contained therein, the Guarantor guarantees to the Company the obligations of MergerCo to the extent set forth therein. The Limited Guaranty is in full force and effect and is the valid, binding and enforceable obligation of the Guarantor, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Limited Guaranty.
(b)   On the date hereof and through the earlier of the date of the Closing or the date MergerCo pays to the Company the MergerCo Termination Fee, Guarantor owns and holds the assets set forth in Section 4.8(b) of the MergerCo Disclosure Letter, free and clear of all Liens.
Section 4.9   Interim Operations of MergerCo.   MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.
Section 4.10   Solvency.   As of the Effective Time, immediately after giving effect to the transactions contemplated by this Agreement (including the Merger, the Financing being entered into in connection therewith and all related fees and expenses paid in connection therewith) and assuming (i) the accuracy of the representations and warranties of the Company set forth in Article III and (ii) that any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon assumptions that are reasonable:
(a)   the value of the assets of the Surviving Corporation and its Subsidiaries on a consolidated basis shall exceed the sum of their debts;
(b)   the Surviving Corporation and its Subsidiaries on a consolidated basis shall be able to pay their respective debts and obligations in the ordinary course of business as they become due; and
(c)   the Surviving Corporation and its Subsidiaries on a consolidated basis shall have adequate capital to carry on their businesses.
Section 4.11   No Other MergerCo Representations or Warranties.   Except for the representations and warranties set forth in this Article IV, neither MergerCo or any of its Subsidiaries, nor any of their respective Affiliates, stockholders or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to MergerCo or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Company or any of its Affiliates, stockholders or Representatives, or any other Person.
ARTICLE V
COVENANTS
Section 5.1   Conduct of Business of the Company.   Except as (i) expressly required or expressly contemplated by this Agreement, (ii) required by applicable Law, (iii) set forth in Section 5.1 of the Company Disclosure Letter, or (iv) consented to by MergerCo in writing, from and after the date of this Agreement, the Company will, and will cause each of its Subsidiaries to: (x) conduct its operations only in the ordinary course of business consistent with past practice and (y) use all reasonable efforts to maintain and preserve intact its business organization, including the services of its key employees and the goodwill of its customers, lenders, distributors, suppliers, regulators and other Persons with whom it has significant business relationships. Without limiting the generality of the foregoing, except as (a) expressly required or expressly contemplated by this Agreement, (b) as required by applicable Law or (c) set forth in Section 5.1 of the Company Disclosure Letter, from the date of this Agreement, the Company will not, and will cause each of its Subsidiaries not to, without the prior written consent of MergerCo, take any of the following actions:
(a)   propose or adopt any changes to the Company Organizational Documents;
(b)   make, declare, set aside, or pay any dividend or distribution on any shares of its capital stock, other than dividends paid by a wholly owned Subsidiary to its parent corporation in the ordinary course of business;
(c)   (i) adjust, split, combine or reclassify or otherwise amend the terms of its capital stock, (ii) repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of its capital stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its capital stock or such securities or other rights, or offer to do the same, (iii) issue, grant, deliver or sell any shares of its capital stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its capital stock or such securities or rights (other than pursuant to the exercise of Stock Options in accordance with the terms of the applicable award or plan as in effect on the date of this Agreement), (iv) enter into any contract, understanding or arrangement with respect to the sale, voting, pledge, encumbrance, disposition, acquisition, transfer, registration or repurchase of its capital stock or such securities or other rights, except in each case as permitted under Section 5.1(d), or (v) register for sale, resale or other transfer any Shares under the Securities Act on behalf of the Company or any other Person;
(d)   except for payments due under existing agreements and arrangements as provided in Section 3.13(a) of the Company Disclosure Letter, (i) increase the compensation or benefits payable or to become payable to, or make any payment not otherwise due to, any of its past or present directors, officers, employees, or other service providers, except, in the case of officers and employees, for increases in the ordinary course of business consistent with past practice in timing and amount and not involving the individuals listed in Section 5.1(d) of the Company Disclosure Letter, if any, (ii) grant any severance or termination pay to any of its past or present directors, officers, employees, or other service providers, other than additional payments to present employees not exceeding in the aggregate the amount set forth in Section 5.1(d)(ii) of the Company Disclosure Letter and not involving the individuals listed in Section 5.1(d) of the Company Disclosure Letter, if any, (iii) enter into any new employment or severance agreement with any of its past or present directors, officers, employees, or other service providers, other than such agreements for present employees that provide for additional payments not exceeding in the aggregate the amount set forth in Section 5.1(d)(iii) of the Company Disclosure Letter and not involving the individuals listed in Section 5.1(d) of the Company Disclosure Letter, if any, (iv) establish, adopt, enter into, amend or take any action to accelerate rights under any Company Benefit Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, (v) contribute any funds to a “rabbi trust” or similar grantor trust, (vi) change any actuarial assumptions currently being utilized with respect to Company Benefit Plans, or (vii) grant any equity or equity-based awards to directors, officers or employees, except in each case to the extent required by applicable Laws or by existing Company Benefit Plans set forth in Section 3.13(a) of the Company Disclosure Letter;
(e)   merge or consolidate the Company or any of its Subsidiaries with any Person;
(f)   sell, lease or otherwise dispose of a material amount of assets or securities, including by merger, consolidation, asset sale or other business combination (including formation of a Company Joint Venture), other than sales of assets in the ordinary course of business consistent with past practice;
(g)   mortgage or pledge any of its material assets (tangible or intangible), or create, assume or suffer to exist any Liens thereupon, other than Permitted Liens;
(h)   make any material acquisitions, by purchase or other acquisition of stock or other equity interests, or by merger, consolidation or other business combination (including formation of a Company Joint Venture) that exceed, in the aggregate, the amount set forth in Section 5.1(h) of the Company Disclosure Letter, except for purchases and sales of cash equivalents from time to time in accordance with the Company’s bona fide investment policy, or make any property transfer(s) or material purchase(s) of any property or assets other than in the ordinary course of business, to or from any Person (other than a wholly owned Subsidiary of the Company) that exceed, in the aggregate, the amount set forth in Section 5.1(h) of the Company Disclosure Letter;
(i)   enter into, renew, extend, amend or terminate any Contract or Contracts that, individually or in the aggregate with other such entered, renewed, extended, amended or terminated Contracts, could reasonably be expected to have a Company Material Adverse Effect or MergerCo Material Adverse Effect;
(j)   incur, assume, guarantee or prepay any indebtedness for borrowed money or offer, place or arrange any issue of debt securities or commercial bank or other credit facilities, in either case other than any of the foregoing that is both in the ordinary course of business and could not reasonably be expected to delay, adversely affect, compete with or impede any part of the Debt Financing or the ability of the borrowers thereunder to obtain any part of the Debt Financing or cause the breach of any provisions of the Debt Financing Letter or cause any condition set forth in the Debt Financing Letter not to be satisfied;
(k)   make any loans, advances or capital contributions to, acquisitions of or investments in, any other Person in excess of $50,000 in the aggregate for all such loans, advances, contributions, acquisitions and investments, other than loans, advances or capital contributions to or among wholly owned Subsidiaries or as required by customer contracts entered in the ordinary course of business consistent with past practice;
(l)   authorize or make any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $250,000 above the capital expenditures provided for in the Company’s budget for the remaining portion of fiscal year 2013 (a copy of which 2013 budget has been provided to MergerCo) and for any portion of fiscal 2014 prior to the Closing Date, if applicable (a copy of which 2014 budget has been provided to MergerCo);
(m)   change its financial accounting policies or procedures in effect as of December 31, 2012, other than as required by Law or GAAP, or write up, write down or write off the book value of any assets of the Company and its Subsidiaries, other than (i) in the ordinary course of business consistent with past practice or (ii) as may be required by Law or GAAP;
(n)   waive, release, assign, settle or compromise (A) any Legal Actions relating to the Merger or the other transactions contemplated hereby or (B) any other Legal Actions other than, in the case of this clause (B), waivers, releases, assignments, settlements or compromises in the ordinary course of business consistent with past practice that involve only the payment by the Company of monetary damages not in excess of $50,000 individually or $250,000 in the aggregate, in any case without the imposition of equitable relief or any restrictions on the business and operations of, on, or the admission of any wrongdoing by, the Company or any of its Subsidiaries;
(o)   adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than immaterial Subsidiaries);

(p)   settle or compromise any material Tax audit, make or change any material Tax election or file any material amendment to a material Tax Return, change any annual Tax accounting period or adopt or change any Tax accounting method, enter into any material closing agreement, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;
(q)   enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction;
(r)   permit any item of Company Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Company Owned Intellectual Property;
(s)   (i) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any Company Owned Intellectual Property or Company Licensed Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in Company Owned Intellectual Property or Company Licensed Intellectual Property, (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any Company Owned Intellectual Property or Company Licensed Intellectual Property, except in the ordinary course of business consistent with past practice, (iii) develop, create or invent any Intellectual Property jointly with any third party, except under existing arrangements that have been disclosed to MergerCo, (iv) disclose or allow to be disclosed any confidential information or confidential Company Owned Intellectual Property or Company Licensed Intellectual Property to any person, other than employees of the Company or its Subsidiaries or third parties that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof, except under existing arrangements that have been disclosed to MergerCo, or (v) fail to notify MergerCo promptly of any infringement, misappropriation or other violation of or conflict with any material Company Owned Intellectual Property or Company Licensed Intellectual Property of which the Company or any of its Subsidiaries becomes aware and to consult with MergerCo regarding the actions (if any) to take to protect such Company Owned Intellectual Property or Company Licensed Intellectual Property;
(t)   fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;
(u)   fail to maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the Company’s and its Subsidiaries’ past practice; or
(v)   announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.
Section 5.2   Other Actions.
(a)   MergerCo and the Company will not, and will cause their respective Subsidiaries not to, take or omit any action that would reasonably be expected to, individually or in the aggregate, result in any of the conditions to the Merger set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed, except, in the case of the Company, to the extent the Company Board withdraws, modifies or amends the Company Board Recommendation to the extent permitted by Section 5.4(f).
(b)   The Company shall provide to MergerCo, not later than five (5) Business Days prior to the Closing Date, a “date-down” endorsement to each of the Title Insurance Policies.
Section 5.3   Access to Information; Confidentiality.
(a)   Subject to applicable Law, the Company will provide and will cause its Subsidiaries and its and their respective Representatives to provide MergerCo and its Representatives, Equity Investors and Debt Financing Sources, during normal business hours and upon reasonable advance notice (i) such access to the officers, management employees, offices, properties, books and records of the Company and such

Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company) as MergerCo reasonably may request and (ii) all documents that MergerCo reasonably may request. Notwithstanding the foregoing, MergerCo and its Representatives shall not have access to any books, records and other information the disclosure of which would, in the Company’s good faith opinion after consultation with legal counsel, result in the loss of attorney-client privilege or would violate the terms of a confidentiality agreement, provision or like obligation (provided that the Company shall use reasonable efforts to obtain a waiver therefrom for the benefit of MergerCo) with respect to such books, records and other information. The parties will make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b)   No investigation by any of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.
Section 5.4   Solicitation.
(a)   During the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on September 6, 2013 (the “No-Shop Period Start Date”), the Company and its Subsidiaries and their respective Representatives shall have the right to: (i) initiate, solicit and encourage Takeover Proposals from Persons that in the Company Board’s good faith judgment are credible and bona fide, including by way of providing access to non-public information to such Persons pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly notify MergerCo whenever it provides access to any such non-public information or enters into an Acceptable Confidentiality Agreement and shall promptly make available to MergerCo any material non-public information concerning the Company or its Subsidiaries that is made available to any Person given such access which was not previously made available to MergerCo; and (ii) enter into and maintain or continue discussions or negotiations with respect to a Takeover Proposal initiated, solicited or encouraged pursuant to clause (i) of this Section 5.4(a) or otherwise cooperate with or assist or participate in, or facilitate any such Takeover Proposal.
(b)   Subject to Section 5.4(f), from the No-Shop Period Start Date until the Effective Time, the Company agrees that neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries shall, and that it shall not authorize its and its Subsidiaries’ Representatives to, directly or indirectly:
(i)   initiate, solicit or knowingly encourage or facilitate any inquiries, proposals or offers or any other efforts or attempts that constitute, or would reasonably be expected to lead to, a Takeover Proposal;
(ii)   participate or engage in any negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, any Person in connection with a Takeover Proposal;
(iii)   withdraw, modify or amend the Company Board Recommendation in any manner adverse to MergerCo;
(iv)   approve, endorse or recommend any Takeover Proposal;
(v)   enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to a Takeover Proposal; or
(vi)   resolve, propose or agree to do any of the foregoing.
(c)   Except as may relate to any Person from whom the Company has received, on or after the date of this Agreement and prior to the No-Shop Period Start Date, a bona fide written Takeover Proposal that the Company Board determines in good faith after receiving the advice of its financial advisors and outside legal counsel constitutes, or is reasonably likely to result in, a Superior Proposal and with respect to which the requirements of Section 5.4(f)(i) and (ii) have otherwise been satisfied (each such Person, an “Excluded Party”) (which determination, with respect to any Excluded Party, shall have been made by the Company Board no later than the No-Shop Period Start Date), from the No-Shop Period Start Date until the Effective Time, (i) the Company shall, and shall cause each of its Subsidiaries and Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than the parties hereto) that has made or indicated an intention to make a Takeover Proposal, and (ii) the Company shall promptly request that each Person who has executed a confidentiality agreement with the Company in connection with such Person’s consideration of a Takeover Proposal (other than the parties hereto and each of their respective advisors) return or destroy all non-public information provided to that Person by or on behalf of the Company. The Company shall promptly inform its Representatives of the Company’s obligations under this Section 5.4.
(d)   Within 24 hours of the No-Shop Period Start Date, the Company shall notify MergerCo in writing of the identity of each Excluded Party and provide to MergerCo (i) a copy of any Takeover Proposal made in writing and any other written terms or proposals provided (including financing commitments) to the Company or any of its Subsidiaries and (ii) a written summary of the material terms and conditions of each such Takeover Proposal not made in writing (including any terms proposed orally or supplementally).
(e)   From the No-Shop Period Start Date until the Effective Time, the Company shall notify MergerCo promptly (and in any event by 5:00 p.m. Eastern Time on the following Business Day) upon receipt by it or its Subsidiaries or Representatives of (i) any Takeover Proposal or indication by any Person that it is considering making a bona fide Takeover Proposal (including any amended terms or proposals submitted by an Excluded Party), (ii) any request for non-public information relating to the Company or any of its Subsidiaries other than requests for information in the ordinary course of business and unrelated to a Takeover Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Takeover Proposal. The Company shall notify MergerCo promptly (and in any event by 5:00 p.m. Eastern Time on the following Business Day) with the identity of such Person and a copy of such Takeover Proposal, indication, inquiry or request (or, where no such copy is available, a description of such bona fide Takeover Proposal, indication, inquiry or request), including any modifications thereto. From the No-Shop Period Start Date until the Effective Time, the Company shall keep MergerCo reasonably informed on a current basis (and in any event by 5:00 p.m. Eastern Time on the Business Day following the occurrence of any changes, developments, discussions or negotiations) of the status of any such Takeover Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting the foregoing, from the No-Shop Period Start Date until the Effective Time, the Company shall promptly (and in any event by 5:00 p.m. Eastern Time on the following Business Day) notify MergerCo orally and in writing if it determines to begin providing information or to engage in negotiations with any Person concerning a Takeover Proposal pursuant to Section 5.4(f). The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person, and neither the Company nor any of its Subsidiaries is or will become party to any agreement, which prohibits the Company from providing such information to MergerCo. The Company shall not, and shall cause each of its Subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of its Subsidiaries is a party, and the Company shall, and shall cause its Subsidiaries to, enforce the provisions of any such agreement.
(f)   Notwithstanding the foregoing, the Company shall be permitted, if it has otherwise complied with its obligations under this Section 5.4, but only prior to the receipt of the Requisite Company Vote to:
(i)   engage in discussions or negotiations with a Person who has made a written Takeover Proposal not solicited in violation of this Section 5.4 if, prior to taking such action, (A) the Company enters into an Acceptable Confidentiality Agreement with such Person and (B) the Company Board determines in good faith (1) after receiving the advice of its financial advisors and outside legal counsel, that such Takeover Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and (2) after receiving the advice of its outside legal counsel, that failure to take such action could be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws;
(ii)   furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to a Person who has made a written Takeover Proposal not solicited in violation of this Section 5.4 if, prior to taking such action, (A) the Company enters into an Acceptable Confidentiality

Agreement with such Person and (B) the Company Board determines in good faith (1) after receiving the advice of its financial advisors and outside legal counsel, that such Takeover Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and (2) after receiving the advice of its outside legal counsel, that failure to take such action could be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws, but only so long as the Company concurrently discloses the same such non-public information to MergerCo if such non-public information has not previously been disclosed to MergerCo;
(iii)   withdraw, modify or amend the Company Board Recommendation in a manner adverse to MergerCo (a “Recommendation Change”) if there shall have been any material event, development, circumstance, occurrence or change in circumstances or facts which first occurred (or of which the Company Board first became aware) after the date hereof, which was not reasonably foreseeable by the Company Board, and the Company Board shall have determined in good faith, after receiving the advice of outside legal counsel, failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws; provided that if such Recommendation Change is in response to or relates to a Takeover Proposal, then such Recommendation Change shall be taken only in compliance Section 5.4(f)(iv); and
(iv)   in response to a Takeover Proposal (including any Takeover Proposal submitted prior to the No-Shop Period Start Date) not solicited in violation of this Section 5.4 which the Company Board has determined in good faith, after receiving the advice of its financial advisors and outside legal counsel, constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by MergerCo pursuant to the provisos to this paragraph, (x) effect a Recommendation Change or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, such termination to be effective only if in advance of or concurrently with such termination the Company pays the Termination Fee in the manner provided for in Section 7.6(a); provided that neither the Company Board nor any committee thereof shall make a Recommendation Change or terminate this Agreement unless: (1) the Company Board has determined in good faith, after receiving the advice of its outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws, (2) the Company shall have given MergerCo prompt written notice advising MergerCo of (A) the decision of the Company Board to take such action and (B) the material terms and conditions of the Takeover Proposal, including the identity of the party making such Takeover Proposal and, if available, a copy of the relevant proposed transaction agreements with such party and other material documents, (3) the Company shall have given MergerCo four (4) Business Days after delivery of such notice to propose revisions to the terms of this Agreement (or make another proposal) and shall have negotiated in good faith with MergerCo with respect to such proposed revisions or other proposal, if any, and (4) at the end of such period, the Company Board shall have determined in good faith, after considering the results of such negotiations and giving effect to the proposals made by MergerCo, if any, after receiving the advice of its outside legal counsel, that (A) in the case of a Recommendation Change, such action would be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws and (B) in the case of a termination of this Agreement, that such Takeover Proposal remains a Superior Proposal relative to the Merger, as supplemented by any counterproposals made by MergerCo; provided that in the event the Company Board does not make the determination referred to in clause (4) of this paragraph but thereafter determines to effect a Recommendation Change or to terminate this Agreement pursuant to this Section 5.4(f)(iv), the procedures referred to in clauses (1)–(4) above shall apply anew and shall also apply to any subsequent Recommendation Change or termination pursuant to this Section 5.4(f)(iv); provided that the procedures referred to in clauses (3) and (4) above shall not be required with respect to a Takeover Proposal made by a party that has made a prior Takeover Proposal following the date of this Agreement if the Company shall have previously complied with clauses (1)–(3) with respect to such prior Takeover Proposal.
(g)   Section 5.4(c) shall not prohibit the Company Board from disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A or from making any disclosure to the Company’s stockholders if the Company Board determines in good faith that failure to make such disclosure would be reasonably likely to be inconsistent with the Company Board’s fiduciary obligations to the stockholders of the Company under applicable Law (other than any disclosure prohibited by Section 5.4(c)); provided, however, that any disclosure other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed to be a Recommendation Change unless the Company Board (x) expressly reaffirms its recommendation to its stockholders in favor of adoption of this Agreement or, (y) rejects such other Takeover Proposal.
(h)   The Company shall not take any action to (i) amend the Company Rights Agreement or redeem the Rights (as defined in the Company Rights Agreement), or (ii) exempt any Person from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provisions) or otherwise cause such restrictions not to apply; in each case, unless such actions are taken simultaneously with a termination of this Agreement.
Section 5.5   Notices of Certain Events.
(a)   The Company will notify MergerCo promptly of (i) any communication from any Governmental Entity or any counterparty to any Contract that alone, or together with all other Contracts with respect to which communication is received, is material to the Company and its Subsidiaries, taken as a whole, alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (iii) any Legal Actions commenced against or otherwise affecting the Company or any of its Subsidiaries that are related to the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), and (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 6.2(a), Section 6.2(b), Section 6.2(c) or Section 6.2(e) of this Agreement not to be satisfied or result in such satisfaction being materially delayed. With respect to any of the foregoing, the Company will consult with MergerCo and its Representatives so as to permit the Company and MergerCo and their respective Representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing.
(b)   MergerCo will notify the Company promptly of (i) any communication from any Governmental Entity alleging that the consent of such Governmental Entity (or other Governmental Entity) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from MergerCo or its Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from MergerCo or its Representatives), or (iii) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 6.3(a) or Section 6.3(b) of this Agreement not to be satisfied or result in such satisfaction being materially delayed.
Section 5.6   Proxy Material; Company Stockholders Meeting.
(a)   In connection with the Company Stockholders Meeting, the Company will (i) as promptly as practicable after the date of this Agreement (but in any event within 15 Business Days) prepare and file with the SEC the Company Proxy Statement relating to the Merger and the other transactions contemplated hereby, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will provide copies of such comments to MergerCo promptly upon receipt, (iii) as promptly as reasonably practicable prepare and file (after MergerCo has had a reasonable opportunity to review and comment on) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable, the Company Proxy Statement and all other customary proxy or other materials for meetings such as the Company Stockholders Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders (in the case of the Company Proxy Statement) any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Stockholders Meeting, and (vi) otherwise use reasonable best efforts to comply with all requirements of Law applicable to the Company Stockholders Meeting and the Merger. MergerCo shall cooperate with the Company in connection with the preparation and filing of the Company Proxy Statement, including furnishing the Company upon request with any and all information as may be required to be set forth in the Company Proxy Statement under the Exchange Act. The Company will provide MergerCo a reasonable opportunity to review and comment upon the Company Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC.
(b)   The Company Proxy Statement will include the Company Board Recommendation unless the Company Board has withdrawn, modified or amended the Company Board Recommendation to the extent permitted under Section 5.4(f).
(c)   The Company will call and hold the Company Stockholders Meeting as promptly as practicable following the date of this Agreement for the purpose of obtaining the Requisite Company Vote.
(d)   The written consent of MergerCo will be required to adjourn or postpone the Company Stockholders Meeting; provided, that, in the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite Company Vote, the Company will not adjourn or postpone the Company Stockholders Meeting unless the Company is advised by counsel that failure to do so would result in a breach of the U.S. federal securities laws. The Company will (i) use reasonable best efforts to solicit or cause to be solicited from its stockholders proxies in favor of adoption of this Agreement and (ii) subject to Section 5.4(f), take all other reasonable action necessary to secure the Requisite Company Vote. Notwithstanding anything herein to the contrary, unless this Agreement is terminated in accordance with Section 7.1, Section 7.2, Section 7.3 or Section 7.4, the Company will take all of the actions contemplated by this Section 5.6 regardless of whether the Company Board (or any committee thereof) has approved, endorsed or recommended another Takeover Proposal or has withdrawn, modified or amended the Company Board Recommendation, and will submit this Agreement for adoption by the stockholders of the Company at such meeting.
Section 5.7   Employees; Benefit Plans.
(a)   For a period of one year following the Closing Date (the “Continuation Period”), the Surviving Corporation will provide current employees of the Company and its Subsidiaries as of the Effective Time who continue employment with the Surviving Corporation (“Employees”) with compensation and benefits that are no less favorable in the aggregate than those provided under the Company’s compensation and benefit plans, programs, policies, practices and arrangements (excluding equity-based programs) in effect at the Effective Time (it being understood that discretionary incentive programs will remain discretionary); provided, however, that nothing herein will prevent the amendment or termination of any specific plan, program or arrangement, require that the Surviving Corporation provide or permit investment in the securities of the Surviving Corporation or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to comply with applicable Law. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Surviving Corporation from terminating the employment of any Employee for any reason for which the Company could have terminated such Employee prior to the Effective Time.
(b)   The Surviving Corporation and its Affiliates will honor all Company Benefit Plans (including any severance, retention, change of control and similar plans, agreements and written arrangements) in accordance with their terms as in effect immediately prior to the Effective Time, subject to any amendment or termination thereof that may be permitted by such plans, agreements or written arrangements. During the Continuation Period, the Surviving Corporation will provide all Employees (other than those covered by an individual agreement providing severance benefits outside the Company’s severance policies) who suffer a termination of employment with severance benefits no less favorable than those that would have been provided to such Employees under the Company’s severance policies as in effect immediately prior to the Effective Time.
(c)   For all purposes under the employee benefit plans of the Surviving Corporation and its Affiliates providing benefits to any Employees after the Effective Time (the “New Plans”), each Employee will be credited with his or her years of service with the Company and its Affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its Affiliates have given credit for prior service), to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under the corresponding Company Benefit Plan, except for purposes of benefit accrual under defined benefit plans, for any purpose where service credit for the applicable period is not provided to participants generally, and to the extent such credit would result in a duplication of accrual of benefits. In addition, and without limiting the generality of the foregoing, (i) each Employee immediately will be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable Company Benefit Plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”) and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, the Surviving Corporation will cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Company Benefit Plan, and the Surviving Corporation will cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(d)   No provision of this Section 5.7 will create any third party beneficiary rights in any current or former employee, director or consultant of the Company or its Subsidiaries in respect of continued employment (or resumed employment) or any other matter.
Section 5.8   Directors’ and Officers’ Indemnification and Insurance.
(a)   In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation, in which any present or former director or officer of the Company or any of its Subsidiaries (together, the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, any action or failure to take action by any such Person in such capacity taken prior to the Effective Time, the Surviving Corporation (the “Indemnifying Party”) will, from and after the Effective Time, indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable Law and required by the Company Organizational Documents (or any similar organizational document) of the Company or any of its Subsidiaries, when applicable, and any indemnity agreements applicable to any such Indemnified Party or any Contract between an Indemnified Party and the Company or one of its Subsidiaries, in each case, in effect on the date of this Agreement, against any losses, claims, damages, liabilities, costs, legal and other expenses (including reimbursement for legal and other fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Party in connection with such claim, action, suit, proceeding or investigation; provided, however, that the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent and will not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single such claim, action, suit, proceeding or investigation. It shall be a condition to the advancement of any amounts to be paid in respect of legal and other fees and expenses that the Surviving Corporation receive an undertaking by the Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under applicable Law.
(b)   The Surviving Corporation will (i) maintain in effect for a period of six (6) years after the Effective Time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers, of at least the same coverage and amounts containing terms and conditions that are no less favorable to the directors and officers of the Company) or (ii) obtain as of the Effective Time “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are no less favorable to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time; provided, however that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 250% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (the “Maximum Premium”). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Surviving Corporation will obtain that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to the Maximum Premium.
(c)   The provisions of this Section 5.8 will survive the Closing and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and its successors and representatives after the Effective Time and their rights under this Section 5.8 are in addition to, and will not be deemed to be exclusive of, any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract, the Company Organizational Documents (or similar organizational document) of the Surviving Corporation or any of its Subsidiaries or otherwise.
(d)   Following the Effective Time, the Surviving Corporation and each of its Subsidiaries shall include and maintain in effect in their respective certificate of incorporation or bylaws (or similar organizational document) for a period of six (6) years after the Effective Time, provisions regarding the elimination of liability of directors (or their equivalent), indemnification of officers and directors thereof and advancement of expenses which are, with respect to each such entity, no less advantageous to the intended beneficiaries than the corresponding provisions contained in such organizational documents as of the date of this Agreement.
(e)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Persons, or (ii) transfers all or substantially all of its properties or assets to any Person, then and in each case, proper provision will be made so that the applicable successors, assigns or transferees assume the obligations set forth in this Section 5.8.
Section 5.9   Reasonable Best Efforts.
(a)   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all consents, approvals or waivers from, or taking other actions with respect to, third parties necessary or advisable to be obtained or taken in connection with the transactions contemplated by this Agreement; provided, however, that without the prior written consent of MergerCo, the Company and its Subsidiaries may not pay or commit to pay any amount of cash or other consideration, or incur or commit to incur any liability or other obligation, in connection with obtaining such consent, approval or waiver, (iii) subject to first having used reasonable best efforts to negotiate a resolution of any objections underlying such lawsuits or other legal proceedings, defending and contesting any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated hereby, and to fully carry out the purposes of this Agreement.
(b)   MergerCo and the Company will cooperate and consult with each other in connection with the making of all such filings and any other material actions pursuant to this Section 5.9, subject to applicable Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed material written communication to any Governmental Entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement;

provided, however, that material may be redacted (x) as necessary to comply with contractual arrangements, and (y) as necessary to address good faith legal privilege or confidentiality concerns. The Company shall not file any such document or take such action if MergerCo has reasonably objected (and not withdrawn its objection) to the filing of such document or the taking of such action on the grounds that such filing or action would reasonably be expected to either (i) prevent, materially delay or materially impede the consummation of the transactions contemplated hereby or (ii) cause a condition set forth in Article VI to not be satisfied in a timely manner. The Company shall not consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of MergerCo.
(c)   Each of MergerCo and the Company will promptly inform the other party upon receipt of any material communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If MergerCo or the Company (or any of their respective Affiliates) receives a request for additional information or documentary material from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it so consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate. Each party will advise the other party promptly of any understandings, undertakings or agreements (oral or written) which the first party proposes to make or enter into with or any Governmental Entity in connection with the transactions contemplated by this Agreement.
(d)   Notwithstanding anything herein to the contrary, no party is required to, and the Company may not, without the prior written consent of MergerCo, become subject to, consent or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or Order to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Affiliates in any manner which, individually or in the aggregate with all other such requirements, conditions, understandings, agreements and Orders could reasonably be expected to have a material adverse impact on the business of the Company and its Subsidiaries, taken as a whole. Notwithstanding anything in this Agreement to the contrary, the Company will, upon the request of MergerCo, become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or Order to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Affiliates, so long as such requirement, condition, understanding, agreement or Order is binding on the Company only in the event that the Closing occurs.
Section 5.10   Public Announcements.   MergerCo and the Company will consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the transactions contemplated by this Agreement. Neither MergerCo nor the Company will issue any such press release or make any such public statement prior to such consultation, except to the extent that the disclosing party determines in good faith it is required to do so by applicable Laws or NYSE requirements, in which case that party will use reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.
Section 5.11   Stock Exchange Listing.
(a)   Prior to the Effective Time, the Company shall cooperate with MergerCo and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the Shares from the NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.
(b)   Promptly following the Effective Time, the Surviving Corporation will cause the Shares to be delisted from the NYSE and deregistered under the Exchange Act.
Section 5.12   Fees and Expenses.   Whether or not the Merger is consummated, all expenses (including those payable to Representatives) incurred by any party to this Agreement or on its behalf in connection with this Agreement and the transactions contemplated by this Agreement (“Expenses”) will be paid by the party incurring those Expenses, except as otherwise provided in Section 5.14 and Section 7.6.
Section 5.13   Takeover Statutes.   If any takeover statute is or becomes applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement, each of MergerCo and the Company and their respective boards of directors will (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.
Section 5.14   Financing.
(a)   MergerCo shall use its reasonable best efforts to arrange the Financing on the terms and conditions described in the Financing Letters, including using its reasonable best efforts to (i) maintain in effect the Debt Financing Letter and negotiate definitive agreements with respect thereto on the terms and conditions contained therein or on other terms not materially less favorable to MergerCo or on terms otherwise acceptable to the Company, (ii) to satisfy on a timely basis all conditions applicable to MergerCo in such definitive agreements and Financing Letters that are within its control and (iii) to consummate the Financing at or prior to the Closing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Letter, MergerCo shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources as promptly as practicable following the occurrence of such event. MergerCo shall deliver to the Company a copy of any proposed amendment, modification, waiver or supplement to a Financing Letter at least two (2) Business Days prior to the proposed execution of the same. MergerCo shall not enter into any amendment, modification, waiver or supplement to a Financing Letter without the prior written consent of the Company if such amendment, modification, waiver or supplement (x) imposes additional conditions to the funding obligations thereunder, (y) reduces the amount of the financing committed thereunder to an amount that, when combined with the amounts committed pursuant to the other Financing Letters, would be insufficient to consummate the transactions contemplated by this Agreement or (z) would reasonably be expected to materially delay or prevent the Closing Date or to make the funding of such financing materially less likely to occur. MergerCo will pay when due all fees due and payable under the Financing Letters as and when they become payable. MergerCo shall keep the Company reasonably apprised of material developments relating to the Financing (and in no event later than 48 hours after any such material development).
(b)   Prior to the Effective Time, in each case at MergerCo’s sole expense, the Company shall provide, and shall cause its Subsidiaries, and shall use all its reasonable best efforts to cause their respective Representatives, including legal and accounting, to provide commercially reasonable cooperation requested by MergerCo in connection with the Financing and the other transactions contemplated by this Agreement, including (i) participation in meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective Lenders under and purchasers of, the Debt Financing, and members of the Company’s senior management, and advisors and Representatives to and of the Company), presentations, road shows, lender presentations, due diligence sessions, and sessions with rating agencies, (ii) providing to MergerCo and the Debt Financing Sources such information as is reasonably requested in connection with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing (including, in any event, all information required to be provided to the Debt Financing Sources under the terms of the Debt Financing Letter (including projections), and including, to the extent necessary, an additional bank information memorandum that does not include material non-public information), (iii) preparing of any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents to be entered into and delivered as of the Effective Time as may be reasonably requested by MergerCo (including a certificate of the chief financial officer of the Company or any Subsidiary with respect to solvency matters provided that the chief financial officer of MergerCo certifies matters relating to MergerCo) and otherwise reasonably facilitating the pledging of collateral, (iv) furnishing MergerCo and its Financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by MergerCo, (v) furnishing MergerCo and its Financing sources with updated appraisals and Phase I Environmental Site Assessments, in each case with respect to the Real Property, (vi) satisfying the conditions precedent to the availability of the Financing as set forth in the Debt Financing Letters (to the extent the satisfaction of such conditions requires actions by, or the cooperation of, the Company), including obtaining, or assisting MergerCo in obtaining, all requisite consents and authorizations to the Financing and the other transactions contemplated by this Agreement from all Governmental Entities from whom such consents or authorizations are required, (vii) using reasonable best efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance as of the Closing Date, in each case as reasonably requested by MergerCo a reasonable period of time before the Closing Date, (viii) commencing from the date hereof, providing GAAP-compliant unaudited consolidated (and, to the extent available, consolidating) balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for (A) each fiscal quarter of the Company within 40 days of the end of each fiscal quarter end prior to the Closing Date, and (B) for each fiscal month of the Company following the most fiscal quarter for which financial statements were provided as described in the preceding clause (A) within 25 days of the end of each such fiscal month prior to the Closing Date, (ix) providing direct contact between senior management, Representatives and advisors of the Company, on the one hand, and the Lenders, on the other hand, and (x) taking such other action as reasonably requested by or on behalf of MergerCo a reasonable period of time before the Closing Date to (A) permit the prospective Lenders involved in the Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements as of the Effective Time in connection with the foregoing. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing.
(c)   MergerCo acknowledges and agrees that, prior to the Effective Time, the Company and its Subsidiaries and their Representatives shall not have any responsibility for, or incur any liability to any person under, any financing that MergerCo may raise or seek to raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to this Section 5.14 and that MergerCo shall indemnify and hold harmless the Company, its Subsidiaries and their Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of any financing MergerCo elects to seek and any information utilized in connection therewith except for:
(i)   as to financial statements or other information appearing in a Company SEC Document, any incorrectness or omission that renders the Company SEC Document materially false or materially misleading; or
(ii)   as to information provided pursuant to clause (b)(ii), (b)(iv) or (b)(v) of this Section 5.14 other than financial statements or other information appearing in a Company SEC Document, any such information that was materially false or misleading when provided and such falsity or misleading character was known to the Company or resulted from the Company’s gross negligence.
Section 5.15   Rule 16b-3.   Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
ARTICLE VI
CONDITIONS
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligation of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:
(a)   Company Stockholder Approval.   This Agreement will have been duly adopted by the Requisite Company Vote.
(b)   Regulatory Approvals.   All approvals or consents identified in Section 3.5 of the Company Disclosure Letter shall have been obtained except those approvals or consents the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect. In the case of the obligation of MergerCo, the consents, approvals, decisions or waiting period expirations or terminations shall have occurred or been obtained free of any condition, limitation, requirement, or Order that would reasonably be expected to have a Company Material Adverse Effect or MergerCo Material Adverse Effect.
(c)   No Injunctions or Restraints.   No Governmental Entity will have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.
Section 6.2   Conditions to Obligations of MergerCo.   The obligations of MergerCo to effect the Merger are also subject to the satisfaction or waiver by MergerCo on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company contained in Section 3.2, Section 3.3(a)–(d) and Section 3.7(a) shall be true and correct in all respects (except, in the case of Section 3.3(a)–(d) for such inaccuracies as are de minimis in the aggregate), in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) all other representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the events, states of facts, circumstances, developments, changes or effects causing the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect set forth therein) do not have, and would not reasonably be expected to have a Company Material Adverse Effect.
(b)   Performance of Covenants.   The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.
(c)   Company Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, state of fact, circumstance, development, change or effect that would reasonably be expected to have a Company Material Adverse Effect.
(d)   Officers Certificate.   MergerCo will have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c).
(e)   Absence of Pending Litigation.   No proceeding instituted by a Governmental Entity seeking any Laws or Orders having the effects contemplated by Section 6.1(c) shall be pending.
Section 6.3   Conditions to Obligation of the Company.   The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of MergerCo set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the events, state of facts, circumstances, developments, changes or effects causing the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or MergerCo Material Adverse Effect set forth therein) do not have, and would not reasonably be expected to have a MergerCo Material Adverse Effect.
(b)   Performance of Covenants.   MergerCo shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.
(c)   Officers Certificate.   The Company will have received a certificate, signed by an officer of MergerCo, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.1   Termination by Mutual Consent.   This Agreement may be terminated, whether before or after receipt of the Requisite Company Vote, at any time prior to the Effective Time by mutual written consent of MergerCo and the Company.
Section 7.2   Termination by Either MergerCo or the Company.   This Agreement may be terminated by either MergerCo or the Company at any time prior to the Effective Time:
(a)   whether before or after receipt of the Requisite Company Vote, if the Merger has not been consummated by December 31, 2013 (the “Outside Date”), except that the right to terminate this Agreement under this clause will not be available to any party to this Agreement whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Merger by such date;
(b)   if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof); or
(c)   whether before or after receipt of the Requisite Company Vote, if any Law prohibits consummation of the Merger or if any Order restrains, enjoins or otherwise prohibits consummation of the Merger, and such Order has become final and nonappealable.
Section 7.3   Termination by MergerCo.   This Agreement may be terminated by MergerCo at any time prior to the Effective Time:
(a)   if (i) the Company Board (or any committee thereof) makes a Recommendation Change, (ii) the Company Board (or any committee thereof) approves, endorses or recommends any Takeover Proposal other than the Merger, or (iii) the Company or the Company Board (or any committee thereof) resolves or announces its intention to do any of the foregoing, in any case whether or not permitted by Section 5.4;
(b)   if the Company (i) materially breaches its obligations under Section 5.4, Section 5.6(b) or Section 5.6(d), or the Company Board or any committee thereof shall resolve to do any of the foregoing or (ii) (A) materially breaches its obligations under Section 5.6(a) (so long as MergerCo is not then in material breach of its obligations set forth in Section 5.6(a)) or Section 5.6(c) and (B) such breach is not cured within 10 Business Days after the Company’s receipt of written notice asserting such breach or failure from MergerCo; provided, however, that MergerCo is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 6.1, Section 6.3(a) or Section 6.3(b) not to be satisfied;
(c)   if a breach or failure of any representation, warranty or covenant of the Company contained in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) is incapable of being cured by the Outside Date; provided, however, that MergerCo is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 6.1, Section 6.3(a) or Section 6.3(b) not to be satisfied; or
(d)   if a Company Material Adverse Effect shall occur and be continuing and is incapable of being cured by the Outside Date.
Section 7.4   Termination by the Company.   This Agreement may be terminated by the Company at any time prior to the Effective Time:
(a)   if a breach or failure of any representation, warranty or covenant of MergerCo contained in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) is incapable of being cured by the Outside Date; provided, however, that the Company is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 6.1, Section 6.2(a), Section 6.2(b), Section 6.2(c) or Section 6.2(e) not to be satisfied; or

(b)   pursuant to and in accordance with Section 5.4(f)(iv); provided, however, that the Company shall not terminate this Agreement pursuant to this paragraph, and any purported termination pursuant to this paragraph shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays the Termination Fee in the manner provided for in Section 7.6(a).
Section 7.5   Effect of Termination.   If this Agreement is terminated pursuant to this Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party); provided that nothing in this Section 7.5 (including termination) shall relieve the Company of liability for a Willful Breach by the Company. The Limited Guaranty referred to in Section 4.8 and the provisions of Section 5.12, this Section 7.5, Section 7.6 and Article VIII will survive any termination of this Agreement.
Section 7.6   Fees and Expenses Following Termination.
(a)   The Company will pay, or cause to be paid, to an account or accounts designated by MergerCo, by wire transfer of immediately available funds, the Termination Fee (as defined below):
(i)   if this Agreement is terminated by MergerCo pursuant to Section 7.3(a) or Section 7.3(b)(i), in which event payment will be made within two (2) Business Days after such termination;
(ii)   if this Agreement is terminated by the Company pursuant to Section 7.4(b), in which event payment must be made in advance of or concurrent with such termination; or
(iii)   if (A) a Takeover Proposal (or the intention of any Person to make one), whether or not conditional, shall have been made known (publicly, in the case of a termination pursuant to Section 7.2(b)) or proposed to the Company or publicly announced and, in the case of a termination pursuant to Section 7.2(b), not publicly withdrawn at least two (2) Business Days prior to the Company Stockholders Meeting, (B) this Agreement is terminated by either MergerCo or the Company pursuant to Section 7.2(a) or Section 7.2(b) or by MergerCo pursuant to Section 7.3(c), and (C) within 12 months following the date of such termination, the Company enters into a Contract providing for the implementation of any Takeover Proposal or consummates any Takeover Proposal (whether or not such Takeover Proposal was the same Takeover Proposal referred to in the foregoing clause (A)), in which event payment will be made on or prior to the date on which the Company enters into such Contract or consummates such Takeover Proposal, as applicable. For purposes of the foregoing clause (C) only, references in the definition of the term “Takeover Proposal” to the figure “20%” will be deemed to be replaced by the figure “50%.”
(b)   The term “Termination Fee” shall mean an amount equal to (i) $2,000,000 if this Agreement is terminated upon the occurrence of the circumstances set forth in Section 7.3(a) or Section 7.6(a)(ii) prior to (x) the No-Shop Period Start Date or (y) if the circumstances giving rise to the termination under Section 7.3(a) or Section 7.6(a)(ii) relate to a Takeover Proposal by an Excluded Party, 5:00 p.m. Eastern Time on the 10th Business Day after the No-Shop Period Start Date, and (ii) $3,500,000 in all other circumstances where this Agreement is terminated upon the occurrence of the circumstances set forth in Section 7.6(a).
(c)   If (i) there has been a Financing Failure (that is not the result of a Willful Breach by MergerCo of Section 4.7, Section 5.14(a), the Debt Financing Letter or any definitive document providing for the Debt Financing), (ii) the Company terminates this Agreement pursuant to Section 7.2(a) or Section 7.4(a), and (iii) at the time of such termination (or, in the case of a termination pursuant to Section 7.2(a), during the five Business Days preceding the Outside Date), the conditions set forth in Sections 6.1 and 6.2 (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied, then MergerCo shall pay the Company an amount equal to $2,000,000 within two Business Days following such termination by the Company.
(d)   If (i) (A) the Debt Financing is available to be funded at Closing (or if there has been a Financing Failure that is the result of a Willful Breach by MergerCo of Section 4.7, Section 5.14(a), the Debt Financing Letter or any definitive document providing for the Debt Financing) (B) the Company terminates this Agreement pursuant to Section 7.2(a) or Section 7.4(a), and (C) at the time of such termination (or, in the case of a termination pursuant to Section 7.2(a), during the five (5) Business Days preceding the Outside Date), the conditions set forth in Sections 6.1 and 6.2 (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied, or (ii) the Company terminates this Agreement pursuant to Section 7.4(a) on the basis of a Willful Breach by MergerCo, then MergerCo shall pay the Company an amount equal to $4,000,000 within two (2) Business Days following such termination by the Company. The amount payable by MergerCo pursuant to Section 7.6(c) or this Section 7.6(d), as applicable, is referred to herein as the “MergerCo Termination Fee”.
(e)   Subject to Section 7.6(g) hereof but notwithstanding anything to the contrary in this Agreement, the Company’s right to receive payment of the MergerCo Termination Fee from MergerCo pursuant to this Section 7.6 or the guarantee thereof pursuant to the Limited Guaranty shall be the sole and exclusive remedy available to the Company, its Affiliates and its Subsidiaries against MergerCo, the Guarantor, the Debt Financing Sources and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents with respect to this Agreement and the transactions contemplated hereby, including for any loss suffered as a result of the failure of the Merger to be consummated, under any theory or for any reason, and upon payment of such amount, none of MergerCo, the Guarantor, the Debt Financing Sources or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.
(f)   In the event that this Agreement is terminated by MergerCo:
(i)   pursuant to the provisions in clause (B) of Section 7.6(a)(iii) (or could have been terminated under such section) and the circumstances referred to in clause (A) of Section 7.6(a)(iii) shall have occurred prior to such termination but the circumstances referred to in clause (C) of Section 7.6(a)(iii) shall not have occurred, or
(ii)   pursuant to Section 7.3(b)(ii) or Section 7.3(c);
then, in either such event, the Company shall pay, to an account or accounts designated by MergerCo, as promptly as possible (but in any event within two Business Days) following receipt of an invoice therefor all of the MergerCo Expenses; provided, that the existence of circumstances which could require the Termination Fee to become subsequently payable by the Company pursuant to Section 7.6(a)(iii) shall not relieve the Company of its obligations to pay the MergerCo Expenses pursuant to this Section 7.6(f); and provided, further that the payment by the Company of MergerCo Expenses pursuant to this Section 7.6(f) shall not relieve the Company of any subsequent obligation to pay the Termination Fee (net of any MergerCo Expenses previously paid) pursuant to Section 7.6(a)(iii).
(g)   Each of the Company and MergerCo acknowledge that the agreements contained in this Section 7.6 are an integral part of the transactions contemplated by this Agreement, that without these agreements neither party would have entered into this Agreement, and that any amounts payable pursuant to this Section 7.6 do not constitute a penalty. If either party fails to pay the other any amounts due pursuant to this Section 7.6 within the time periods specified in this Section 7.6, the party owing such amount shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.
(h)   Except as set forth in this Section 7.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid in accordance with the provisions of Section 5.12.
Section 7.7   Amendment.   This Agreement may be amended by the parties to this Agreement at any time prior to the Effective Time, whether before or after stockholder approval hereof, so long as (a) no amendment that requires further stockholder approval under applicable Laws after stockholder approval hereof will be made without such required further approval and (b) such amendment has been duly authorized or approved by each of MergerCo and the Company. Notwithstanding anything to the contrary contained herein, this Section 7.7 and Sections 7.6(e), 8.5, 8.6, 8.9 and 8.15 (and any provision of this Agreement to the extent an amendment, supplement, waiver or modification of such provision would modify the substance of any of the foregoing provisions) may not be amended, supplemented, waived or otherwise modified in a manner that materially impacts or is adverse in any respect to a Debt Financing Source without the prior written consent of such Debt Financing Source. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.
Section 7.8   Extension; Waiver.   At any time prior to the Effective Time, MergerCo, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
ARTICLE VIII
MISCELLANEOUS
Section 8.1   Certain Definitions.
(a)   For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:
“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that an Acceptable Confidentiality Agreement may include provisions that are less favorable to the Company than those contained in the Confidentiality Agreement so long as the Company offers to amend the Confidentiality Agreement, concurrently with execution of such Acceptable Confidentiality Agreement, to include substantially similar provisions; provided further that an Acceptable Confidentiality Agreement shall not include any provision which prohibits the Company from providing information to MergerCo.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.
“Business Day” means any day, other than Saturday, Sunday or a day on which banking institutions in the City of New York are generally closed.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case under which any past or present director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries has any present or future right to benefits.
“Company Certificate” means the Company’s Amended and Restated Certificate of Incorporation.
“Company Contract” means any Contract to which the Company or any of its Subsidiaries is a party or by which any of them is otherwise bound.

“Company Joint Venture” means, with respect to the Company, any Person in which the Company, directly or indirectly, owns an equity interest that does not have voting power under ordinary circumstances to elect a majority of the board of directors or other Person performing similar functions but in which the Company has rights with respect to the management of such Person.
“Company Material Adverse Effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects:
(i)   is or is reasonably likely to be materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however that no event, state of facts, circumstance, development, change or effect resulting from or arising out of any of the following shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur:
(A)   changes in general economic conditions, except to the extent such changes or developments have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company conducts its businesses;
(B)   earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters and force majeure events in the United States or any other country or region in the world, except to the extent such events have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company conducts its businesses;
(C)   changes in Law or other legal or regulatory conditions including healthcare reimbursement (or the interpretation thereof) or changes in GAAP (or the authoritative interpretation thereof);
(D)   the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including (A) the identity of the sources of the Financing and (B) the loss or departure of officers or other employees of the Company or any of its Subsidiaries resulting from, arising out of, or attributable to the transactions contemplated by this Agreement;
(E)   compliance with the express terms of this Agreement or the taking of any action expressly required by this Agreement or consented to in writing by MergerCo;
(F)   changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself; provided that the underlying cause of any such changes or failures may be taken into account in determining whether there is a “Company Material Adverse Effect”, unless such changes or failures would otherwise be excepted from this definition); and
(G)   any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company arising out of this Agreement, the Merger or in connection with any other transactions contemplated by this Agreement; or
(ii)   would prevent or materially impair or materially delay the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
“Company Organizational Documents” means the certificates of incorporation and bylaws (or the equivalent organizational documents) of the Company and each of its Significant Subsidiaries, in each case as in effect on the date of this Agreement.

“Confidentiality Agreement” means that certain confidentiality letter agreement by and between the Company and Juniper Investment Company, LLC, dated as of February 20, 2013, as amended and supplemented from time to time.
“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.
“Debt Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing or other financings in connection with the transactions contemplated hereby, including the parties to the Debt Financing Letter (including any New Debt Financing Letters) and any joinder agreements or credit agreements (including the definitive agreements executed in connection with the Debt Financing) relating thereto.
“Environmental Claims” means, in respect of any Person, (i) any and all administrative, regulatory or judicial actions, suits, orders, decrees, demands, directives, claims, liens, proceedings or written notices of noncompliance or violation by any Governmental Entity, alleging presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such Person, or (ii) any and all indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials.
“Environmental Laws” means all applicable federal, state and local laws, common law, rules, regulations, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into, by or with any Governmental Entity, relating to pollution, Hazardous Materials, natural resources or the protection, investigation or restoration of the environment as in effect on the date of this Agreement.
“Environmental Permits” means all permits, licenses, registrations, financial assurance instruments and other governmental authorizations required under applicable Environmental Laws.
“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.
“Financing Failure” means a refusal or other failure, for any reason, on the part of any Debt Financing Source that has executed a Debt Financing Letter or any definitive financing document relating to the Debt Financing, or on the part of any other Debt Financing Source obligated or expected at any time to fund a material portion of the Debt Financing, to fund, when required pursuant to the terms and conditions of the Debt Financing Letter or any definitive document providing for Debt Financing, a material portion of such Debt Financing.
“FDA” means the United States Food and Drug Administration.
“Guarantor” means Juniper TGX Investment Partners, LLC as the guarantor party to the Limited Guaranty.
“Hazardous Materials” means (i) any substance that is listed, classified or regulated under any Environmental Laws; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material, molds, or radon; or (iii) any other substance that is the subject of regulatory action, or that could give rise to liability, under any Environmental Laws.
“Intellectual Property” means (i) United States, non-United States and international patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.
“Knowledge” means (i) when used with respect to the Company, the actual knowledge, after due inquiry, of the Persons set forth in Section 8.1(a) of the Company Disclosure Letter and (ii) (i) when used with respect to MergerCo, the actual knowledge, after due inquiry, of the Persons set forth in Section 8.1(a) of the MergerCo Disclosure Letter.

“Laws” means any domestic or foreign laws, statutes, ordinances, rules (including rules of common law), regulations, codes, executive orders or legally enforceable requirements enacted, issued, adopted, promulgated or applied by any Governmental Entity.
“Leased Real Property” means the real property leased, subleased or licensed by the Company or any of its Subsidiaries as tenant, subtenant or licensee, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently located thereon and all easements, licenses, rights and appurtenances relating to the foregoing.
“Liens” means any mortgages, deeds of trust, liens (statutory or other), pledges, security interests, hypothecations, participations, leases, licenses, rights of reversion, collateral security arrangements, conditional and installment agreements, claims, covenants, conditions, restrictions, reservations, options, rights of first offer or refusal, charges, easements, rights of way, encroachments, third party rights or other charges of encumbrances or title imperfections or defects of any kind or nature.
“Material Company Benefit Plans” means (i) all Company Benefit Plans other than those that (x) relate to fewer than 15 field employees, (y) do not relate to or affect any officer, director or senior corporate executive and (z) do not result in the incurrence of obligations to make payments in excess of $100,000 in 2013 in respect thereof and (ii) all Company Stock Award Plans.
“MergerCo Expenses” means any actual and reasonably documented out of pocket fees and expenses (including reasonable legal fees and expenses and fees and expenses related to the Financing) actually incurred by MergerCo and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement up to $1,500,000.
“MergerCo Material Adverse Effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, would prevent or materially impair or materially delay the ability of MergerCo to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
“Orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.
“Owned Real Property” means the real property in which the Company or any Subsidiary has fee title (or an equivalent) interest, together with all buildings and other structures, facilities or improvements currently located thereon and all easements, licenses, rights and appurtenances relating to the foregoing.
“Permitted Liens” means (i) liens for Taxes not yet due and payable; (ii) mechanics’, materialmen’s or other liens or security interests that secure a liquidated amount that are being contested in good faith and by appropriate proceedings; or (iii) any other liens, security interests, easements, rights-of-way, encroachments, restrictions, conditions and other encumbrances that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, preclude or materially restrict the ability to use the assets or properties for the purposes for which they are currently being used by the Company.
“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).
“Real Property” means the Owned Real Property and Leased Real Property, collectively.
“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment.
“Representatives” means, when used with respect to MergerCo or the Company, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives of MergerCo or the Company, as applicable, and its Subsidiaries.

“Requisite Company Vote” means the adoption of this Agreement by the holders of a majority of the outstanding Shares.
“Subsidiary” means, when used with respect to MergerCo or the Company, any other Person (whether or not incorporated) that MergerCo or the Company, as applicable, directly or indirectly owns or has the power to vote or control 50% or more of any class or series of capital stock or other equity interests of such Person.
“Superior Proposal” means any written Takeover Proposal that the Company Board determines in good faith (after consultation with the M&A Advisor or another reputable financial advisor) to be more favorable from a financial point of view (taking into account (i) all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such Takeover Proposal and the Merger and the other transactions contemplated by this Agreement deemed relevant by the Company Board, (ii) the anticipated timing, conditions and prospects for completion of such Takeover Proposal, including the prospects for obtaining regulatory approvals and financing, and any third party shareholder approvals and (iii) the other terms and conditions of such Takeover Proposal) to the Company’s stockholders than the Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by MergerCo to amend or modify the terms of the Merger and the other transactions contemplated by this Agreement), except that the reference to “20%” in the definition of “Takeover Proposal” shall be deemed to be a reference to “50%.”
“Takeover Proposal” means any proposal or offer from any Person or group of Persons other than MergerCo or its Affiliates relating to any direct or indirect acquisition or purchase of a business or division (or more than one of them) that in the aggregate constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the equity interest in the Company (by vote or value), any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 20% or more of the equity interest (by vote or value) in the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole).
“Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person.
“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.
“Treasury Regulations” means the Treasury regulations promulgated under the Code.
“Willful Breach” means (i) with respect to any breach of a representation or warranty contained in this Agreement, a material breach of such representation or warranty that has been made with the knowledge of the breaching party and (ii) with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.
(b)   The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Affiliate Transaction	§ 3.21
Agreement	Preamble
Book-Entry Shares	§ 2.1(c)
Certificate	§ 2.1(c)
Certificate of Merger	§ 1.3
Closing	§ 1.2
Closing Date	§ 1.2
Common Stock	Recitals
Company	Preamble
Company Assets	§ 3.6
Company Board	§ 3.2(a)
Company Board Recommendation	§ 3.2(a)
Company Disclosure Letter	Article III
Company Financial Advisor	§ 3.28
Company Licensed Intellectual Property	§ 3.23
Company Owned Intellectual Property	§ 3.23
Company Permits	§ 3.18(a)
Company Proxy Statement	§ 3.5
Company Regulatory Agency	§ 3.19(a)
Company Regulatory Permits	§ 3.19(a)
Company Rights Agreement	§ 3.20(b)
Company SEC Documents	§ 3.8(a)
Company Stock Award Plan	§ 3.3(e)
Company Stockholders Meeting	§ 3.5
Continuation Period	§ 5.7(a)
Debt Financing	§ 4.7(a)
Debt Financing Letter	§ 4.7(a)
DGCL	§ 1.1
Disclosed Contract	§ 3.12(a)
Dissenting Shares	§ 2.3
Dissenting Stockholder	§ 2.3
Effective Time	§ 1.3
Employees	§ 5.7(a)
Equity Financing	§ 4.7(a)
Equity Financing Letters	§ 4.7(a)
Equity Investors	§ 4.7(a)
Exchange Act	§ 3.5
Excluded Party	§ 5.4(c)
Excluded Share(s)	§ 2.1(b)
Expenses	§ 5.12
Financing	§ 4.7(a)
Financing Letters	§ 4.7(a)
GAAP	§ 3.8(b)
Governmental Entity	§ 3.5

Defined Term	Location of Definition
Indemnified Parties	§ 5.8(a)
Indemnifying Party	§ 5.8(a)
IRS	§ 3.13(b)
Lender	§ 4.7(a)
Limited Guaranty	Recitals
Maximum Premium	§ 5.8(b)
Measurement Date	§ 3.3(a)
Merger	§ 1.1
MergerCo	Preamble
MergerCo Disclosure Letter	Article IV
MergerCo Termination Fee	§ 7.6(d)
Merger Consideration	§ 2.1(b)
Multiemployer Plan	§ 3.13(a)
New Debt Financing Letters	§ 4.7(b)
New Plans	§ 5.7(c)
No-Shop Period Start Date	§ 5.4(a)
NYSE	§ 3.5
Old Plans	§ 5.7(c)
Other Filings	§ 3.22
Outside Date	§ 7.2(a)
Paying Agent	§ 2.2(a)
Payment Fund	§ 2.2(a)
PBGC	§ 3.13(d)
Permits	§ 3.18(a)
Recommendation Change	§ 5.4(f)(iii)
SEC	§ 3.5
Securities Act	§ 3.8(a)
Share(s)	§ 2.1(b)
Stock Options	§ 2.5(a)
Surviving Corporation	§ 1.1
Termination Fee	§ 7.6(b)
Title Insurance Policies	§ 3.17(e)
Section 8.2   Interpretation.   The table of contents and descriptive headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. All references in this Agreement, the Company Disclosure Letter and the MergerCo Disclosure Letter to Articles, Sections and Exhibits refer to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The words “include,” “includes” and “including” are not limiting and will be deemed to be followed by the phrase “without limitation” except when preceded by a negative predicate. The phrases “herein,” “hereof,” “hereunder” and words of similar import will be deemed to refer to this Agreement as a whole, including the Exhibits, Schedules and Disclosure Letters hereto, and not to any particular provision of this Agreement. The word “or” will be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person also refer to its predecessors and successors and permitted assigns.
Section 8.3   Survival.   None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.3 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will (a) survive termination of this Agreement in accordance with their terms and (b) terminate as of the Effective Time.
Section 8.4   Governing Law.   This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.
Section 8.5   Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.5, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources or any of their respective affiliates in any way relating to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Financing Letter or any other letter or agreement related to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the state of New York, sitting in New York County (Manhattan), or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).
Section 8.6   Waiver of Jury Trial.   Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement (including, without limitation, the Debt Financing). Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6.
Section 8.7   Notices.   Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile:
If to MergerCo, to:
Juniper Investment Company
600 Madison Avenue, 16th Floor
New York, New York 10022
Facsimile:
  (212) 339-8585
Attention:
  Alexis P. Michas
 John A. Bartholdson
with copies (which will not constitute notice to MergerCo) to each of:
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile:   (646) 848-8073
Attention:   Eliza W. Swann
If to the Company, to:
Theragenics Corporation
5203 Bristol Industrial Way
Buford, Georgia 30518
Facsimile:   (770) 831-4620
Attention:   Chief Executive Officer
with a copy (which will not constitute notice to the Company) to:
Bryan Cave LLP
One Atlantic Center, Fourteenth Floor
1201 W. Peachtree St., N.W.
Atlanta, Georgia 30309
Facsimile:   (404) 420-0787
Attention:   Rick Miller
or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (a) if delivered by hand or overnight courier, when such delivery is made at the address specified in this Section 8.7, or (b) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8.7 and appropriate confirmation is received.
Section 8.8   Entire Agreement.   This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the MergerCo Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.
Section 8.9   No Third-Party Beneficiaries.   Except as provided in Section 5.8, this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement. Notwithstanding the foregoing, the provisions of this Section 8.9, and Sections 7.6(e), 7.7, 8.5, 8.6 and 8.15 shall be enforceable against all parties hereto by each Debt Financing Source and its successors and assigns.

Section 8.10   Severability.   The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.
Section 8.11   Rules of Construction.   The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.
Section 8.12   Assignment.   This Agreement may not be assigned by operation of Law or otherwise. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.12 will be null and void.
Section 8.13   Remedies.   Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
Section 8.14   Specific Performance.
(a)   The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article VII, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
(b)   Notwithstanding anything herein to the contrary, it is explicitly agreed that prior to the Closing the Company shall not be entitled to an injunction, specific performance or other equitable remedies to order or force MergerCo to (i) cause the Equity Financing to be funded to fund the Merger pursuant to the terms and conditions of the Equity Financing Letters, (ii) draw down the full proceeds of the Debt Financing, or (iii) consummate the Merger, unless in any such case (w) all of the conditions set forth in Section 6.1 and Section 6.2 (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied on the date of Closing and should have been consummated pursuant to the terms of this Agreement but for the failure of the Equity Financing to be funded, (x) the conditions to the funding of the Debt Financing (or any alternative financing that has been obtained in accordance with, and satisfies the conditions of, Section 5.14) have been satisfied and such Debt Financing has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded, (y) the Company has irrevocably confirmed in writing that if the Equity Financing and Debt Financing are funded, then it would take such actions that are within its control to cause the Closing to occur, and (z) such specific performance would result in the consummation of the Merger in accordance with this Agreement substantially contemporaneously with the consummation of the Debt Financing and the Equity Financing. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.14 shall not be required to provide any bond or other security in connection with any such order or injunction.

(c)   Notwithstanding anything herein to the contrary, under no circumstances shall the Company be entitled to receive both a grant of specific performance pursuant to Section 8.14(b) and payment of the MergerCo Termination Fee pursuant to Section 7.6(c) or Section 7.6(d).
Section 8.15   Debt Financing Sources.   Notwithstanding anything to the contrary in this Agreement, the Debt Financing Sources shall not have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement or the Debt Financing Letter or any related agreements, whether at law or equity, in contract or in tort or otherwise, and the Company and its Affiliates shall not have any rights or claims, and shall not seek any loss or damage or any other recovery or judgment of any kind, including direct, indirect, consequential or punitive damages, against any Debt Financing Source under this Agreement or the Debt Financing Letter or any related agreements, whether at law or equity, in contract or in tort or otherwise.
Section 8.16   Counterparts; Effectiveness.   This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. The execution and delivery of this Agreement may be effected by facsimile or any other electronic means such as “.pdf” or “.tiff” files. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

THERAGENICS CORPORATION

By:	/s/ M. Christine Jacobs
Name: M. CHRISTINE JACOBS
Title: Chairman, CEO, Pres.

JUNIPER ACQUISITION CORPORATION

By:	/s/ Alexis P. Michas
Name: Alexis P. Michas
Title: President and Chairman
[Signature Page to Merger Agreement]

ANNEX B

August 1, 2013
Board of Directors
Theragenics Corporation
5203 Bristol Industrial Way
Buford, GA 30518
Members of the Board:
You, the Board of Directors (the “Board”) of Theragenics Corporation (“Theragenics” or the “Company”), have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of Theragenics of the Merger Consideration (as defined herein) to be received by them in connection with a proposed described below involving certain affiliates of Juniper Investment Company, LLC (“Juniper” or the “Acquirer”).
Pursuant to a letter of intent dated June 13, 2013, subsequent negotiations, and an agreement and plan of merger (the “Merger Agreement”), Juniper Acquisition Corporation (the “MergerCo”), a Delaware corporation, will merge with and into the Company, the separate corporate existence of MergerCo ceasing and the Company being the surviving corporation (the “Transaction”). Capitalized terms used herein shall have the meanings used in the Merger Agreement, unless otherwise defined herein.
In connection with the Transaction and subject to the terms and conditions of the Merger Agreement, at the effective time: (i) each share of common stock (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the effective time (other than dissenting shares and shares held by MergerCo) will be converted into the right to receive $2.20 in cash, without interest (the “Merger Consideration”); (ii) each Share that is owned by MergerCo or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries (other than Shares held on behalf of third parties) will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor; (iii) all Shares will no longer be outstanding and all Shares will be cancelled and will cease to exist, and each holder of a certificate formerly representing any such Shares or non-certificated Shares represented by book-entry will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest; and (iv) the outstanding common stock of MergerCo immediately prior to the effective time will be converted into common stock of the surviving corporation, such that the shareholders of MergerCo immediately prior to the effective time will be the sole shareholders of the surviving corporation as of the effective time.
In arriving at our opinion as to the fairness of the Merger Consideration, from a financial point of view, to the shareholders of the Company other than MergerCo, its affiliates, and their investors (such other shareholders, the “Shareholders”), we made such reviews, analyses, and inquiries as we have deemed necessary and appropriate. In conducting our evaluation, we: (i) reviewed the draft Merger Agreement dated July 30, 2013, and assume the final version will not differ in any material respect; (ii) reviewed the Company’s Form 10-K and 10-Q filings for the periods ending December 31, 2009 through March 31, 2013; (iii) reviewed the Company’s internal financial statements for the periods ending December 31, 2009 through June 30, 2013; (iv) reviewed the Company’s budget for the fiscal year ending December 31, 2013, particularly in light of year-to-date performance; (v) reviewed the Company’s financial projections for the fiscal years ending December 31, 2014 through 2017; (vi) reviewed certain other historical operating and financial information provided by the Company; (vii) participated in meetings, discussions, interviews, and

Board of Directors
Theragenics Corporation
August 1, 2013

facility tours with the senior management of the Company; (viii) reviewed analyses regarding the Company’s business, products, markets, customers, suppliers, personnel, operations, competitive advantages and disadvantages, capital investment needs, future strategy, and financial outlook; (ix) reviewed correspondence with, reviewed projected financial impact of, and participated in discussions with the senior management of the Company regarding the recent loss of a material customer; (x) reviewed the Company’s internal operating reports; (xi) participated in discussions with and reviewed analyses prepared by the Company’s third-party financial advisor; (xii) participated in discussions with the Company’s legal advisor regarding the Company’s legal and other matters; (xiii) reviewed the Company’s change-in-control (“CIC”) payment agreements and corresponding schedule, as well as the term sheets between management and Juniper adjusting the timing of payments; and (xiv) reviewed third-party industry data, including: (a) U.S. Surgical Instrument Manufacturing Market; (b) U.S. Medical Devices Market; (c) Global Brachytherapy Devices Market; (d) U.S. Brachytherapy Market, covering both high-dose and low-dose brachytherapy; and (e) independent evaluations of the comparative clinical effectiveness and value related to various modalities for the management of localized, low-risk prostate cancer.
With your consent, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting, and other information provided to, discussed with, or reviewed by, us, including, without limitation, the forecasts, the components, value, and computation of the Merger Consideration, and the number of fully diluted shares of the Company’s common stock, all provided to us by the Company or in public filings, and we do not assume any liability for any such information. As to any information provided to us by the Company, we have relied upon the assurances of the management of the Company that all such information was prepared on a reasonable basis and that the management of the Company is not aware of any information or facts that would make the information provided to us incomplete or misleading. We have assumed that the financial projections prepared by the management of the Company were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company of the future financial performance of the Company. We have assumed that there was no material changes in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the last financial statements made available to us. We have assumed that in the course of obtaining any necessary regulatory or third party approvals and consents for the Merger, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Company or the Merger. Where we have reviewed drafts of agreements, including without limitation, the Merger Agreement, we have assumed that the final version of such agreements will not differ in any material respect from the drafts presented to us. We have assumed that the Merger will be consummated in accordance with the terms described in the Merger Agreement without any further revisions and without waiver by any party of any of the material conditions of the obligations thereunder. We have assumed that the Acquirer will be able to finance the payment of the Merger Consideration. We have assumed that the representations and warranties contained in the merger documents are true and correct.
We made qualitative judgments as to the significance and relevance of each analysis and factor considered, and, except to the extent expressly stated in this letter, we did not attribute any particular weight to any particular analysis or factor. Therefore, all analyses and factors must be considered together. Considering any portion of the analyses or factors, without considering all analyses and factors, would create a misleading or incomplete view of the process underlying our conclusion. Our opinion is given as of the date of this letter. We expressly disclaim any undertaking or obligation to advise any person of any information that comes to our attention after the date of this letter and has an impact on our opinion.
We call to your attention the fact that BGL will receive a fee for its services in preparing and delivering its fairness opinion. BGL’s fee for its fairness opinion is not contingent upon its views expressed in the fairness opinion nor upon the closing of the Merger. BGL is being indemnified by the Company against certain liabilities arising from its engagement and reimbursed for certain expenses. BGL may, in the future, provide investment banking and financial advisory services to the Company or entities affiliated with the

Board of Directors
Theragenics Corporation
August 1, 2013

Company or Juniper. BGL’s opinion only addresses the fairness, from a financial point of view, as of the date of the opinion, of the Merger Consideration to the Shareholders. BGL’s opinion does not address any other issue including, without limitation, the fairness of the amount or nature of any compensation to be paid to any of the officers, directors, or employees of the Company in connection with the Merger or other non-financial terms of the Merger Agreement of the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, and we have not been furnished with any such valuations or appraisals. Similarly, we express no opinion as to the solvency of the Company, either prior to or subsequent to the Transaction. BGL was not requested to address and its opinion does not address the relative merits of the Transaction as compared to other business strategies that might be available to the Company, nor does its opinion address the Company’s underlying business decision to pursue the Transaction. BGL has written procedures for preparing a fairness opinion. The fairness opinion and related materials presented to the Board were approved by BGL’s fairness committee. BGL’s fairness committee includes senior investment banking professionals of BGL who are not part of the fairness opinion team. BGL has determined that its process to determine the valuation analyses used is appropriate. BGL did not independently verify any of the information supplied by the Company.
Our opinion is based upon information made available to us as of the date hereof, and our knowledge of economic, market, and other conditions as they exist and can be evaluated, on the date of this letter. Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Shareholders of the Company.
Our opinion is rendered to and intended for the benefit and use of the Board of Directors of the Company solely in its consideration of the Transaction, and it may not be used or relied upon for any other purpose; provided that we have consented to the Company’s referring to the rendering of our opinion to its securities holders and other constituencies and to the reproduction of this opinion in full in any proxy statement or information statement or other filing relating to the Transaction which the Company must make with the Securities and Exchange Commission. Our opinion is not intended to be, nor does it constitute, a recommendation to the Board of Directors or any securities holder of the Company as to how to vote with respect to the Transaction. Neither the delivery of this opinion letter, nor the rendering of our opinion, is intended to confer any rights or remedies upon any person other than the Board of Directors of the Company or to impose upon us any fiduciary duty to any other person.
 Very truly yours,

 Brown, Gibbons, Lang & Company

ANNEX C
SECTION 262 OF THE GENERAL CORPORATION LAW OF DELAWARE
§ 262. Appraisal rights.
(a)
  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)
  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)
  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)
  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.
  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.
  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.
  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.
  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)
  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.
(c)
  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d)
  Appraisal rights shall be perfected as follows:
(1)
  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)
  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)
  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)
  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h)
  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)
  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)
  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)
  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)
  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

THERAGENICS CORPORATION® Proxy — THERAGENICS CORPORATION Proxy for the Special Meeting of Stockholders — October 17, 2013 This Proxy is solicited on behalf of the Board of Directors The undersigned stockholder of THERAGENICS CORPORATION, a Delaware corporation (the “Company”), hereby constitutes and appoints Mr. Francis J. Tarallo or Mr. Bruce W. Smith, or either one of them, as Attorneys and Proxies (with full power of substitution in each), and authorizes them to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on October 17, 2013, at 9:00 a.m. Eastern Time at the offices of Bryan Cave LLP, and at any adjournment or postponement thereof, and to vote the common stock of the Company held by the undersigned as designated below on proposals 1, 2 and 3 and in their discretion on all other matters coming before the Special Meeting. This Proxy, when properly executed, will be voted in the manner directed by the stockholder, but if no direction is made, this Proxy will be voted FOR proposals 1, 2 and 3. The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof. PLEASE MARK (ON REVERSE SIDE), SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card A Proposals — The Board of Directors recommends a vote FOR proposals 1, 2 and 3. For Against Abstain For Against Abstain 1. Adopt the Merger Agreement. To adopt the Agreement and Plan of Merger, dated as of August 2, 2013, by and among Theragenics Corporation and Juniper Acquisition Corporation. 2. Advisory, Non-binding vote on Merger-Related Compensation. To approve, on an advisory (non-binding) basis, the merger-related compensation. For Against Abstain 3. Adjournment. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. B Non-Voting Items. Change of Address — Please print new address below. C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.